Exhibit 10.1

Revolving Credit Loan Number/ CUSIP Number: 1005467/ 44106VAC6
Term Loan Loan Number/ CUSIP Number: 1006744/ 44016VAE2

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of January 8, 2014

by and among

HOSPITALITY PROPERTIES TRUST,

as Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO

AND THEIR ASSIGNEES UNDER SECTION 12.5.,

as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

WELLS FARGO SECURITIES, LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

PNC CAPITAL MARKETS, LLC

and

RBC CAPITAL MARKETS(1),

as Joint Lead Arrangers

and

Joint Lead Bookrunners,

BANK OF AMERICA, N.A.,

PNC BANK, NATIONAL ASSOCIATION

and

ROYAL BANK OF CANADA,

as Syndication Agents

and

REGIONS BANK,

RBS CITIZENS, N.A.,

SUMITOMO MITSUI BANKING CORPORATION

and

MIZUHO BANK, LTD.,

as Documentation Agents

(1)  RBC Capital Markets is the global brand name for the corporate and investment banking business of Royal Bank of Canada and its affiliates.

i

SCHEDULE I	Commitments
SCHEDULE 1.1.(a)	Existing Letters of Credit
SCHEDULE 1.1.(c)	Loan Parties
SCHEDULE 6.1.(b)	Ownership Structure
SCHEDULE 6.1.(f)	Properties
SCHEDULE 6.1.(g)	Indebtedness and Guaranties
SCHEDULE 6.1.(h)	Material Contracts
SCHEDULE 6.1.(i)	Litigation
SCHEDULE 6.1.(s)	Affiliate Transactions
SCHEDULE 6.1.(z)	Unencumbered Assets

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Guaranty
EXHIBIT C	Form of Notice of Borrowing
EXHIBIT D	Form of Notice of Continuation

EXHIBIT E	Form of Notice of Conversion
EXHIBIT F	Form of Notice of Swingline Borrowing
EXHIBIT G	Form of Revolving Note
EXHIBIT H	Form of Swingline Note
EXHIBIT I	Form of Term Note
EXHIBIT J	Form of Compliance Certificate
EXHIBIT K	Form of Disbursement Instruction Agreement
EXHIBITS L 1-4	Forms of U.S. Tax Compliance Certificates

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of January 8, 2014, by and among HOSPITALITY PROPERTIES TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.5. (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), with each of WELLS FARGO SECURITIES, LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, PNC CAPITAL MARKETS, LLC and RBC CAPITAL MARKETS, as Joint Lead Arrangers and Joint Bookrunners (each a “Lead Arranger”), each of BANK OF AMERICA, N.A., PNC BANK, NATIONAL ASSOCIATION and ROYAL BANK OF CANADA, as Syndication Agents (each a “Syndication Agent”), and each of REGIONS BANK, RBS CITIZENS, N.A., SUMITOMO MITSUI BANKING CORPORATION, and MIZUHO BANK, LTD., as Documentation Agents (each a “Documentation Agent”).

WHEREAS, certain of the Lenders and other financial institutions have made available to the Borrower a revolving credit facility in the amount of $750,000,000, including a $75,000,000 swingline subfacility and a $50,000,000 letter of credit subfacility, on the terms and conditions contained in that certain Credit Agreement dated as of September 8, 2011 (as amended and in effect immediately prior to the date hereof, the “Existing Credit Agreement”) by and among the Borrower, such Lenders, certain other financial institutions, the Administrative Agent and the other parties thereto; and

WHEREAS, the Administrative Agent and the Lenders desire to amend and restate the Existing Credit Agreement to make available to the Borrower credit facilities in an aggregate initial amount of $1,150,000,000, which will include a $400,000,000 term loan facility and a $750,000,000 revolving credit facility with a $75,000,000 swingline subfacility and a $50,000,000 letter of credit subfacility, on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that the Existing Credit Agreement is amended and restated in its entirety as follows:

ARTICLE I. DEFINITIONS

Section 1.1.  Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 4.1.(b).

“Adjusted EBITDA” means, with respect to a Person for a given period, such Person’s EBITDA for such period determined on a consolidated basis less the sum of (a) any FF&E Reserves to the extent included in EBITDA and (b) the excess, if any, with respect to each Hotel or Hotel Pool (as applicable) of such Person, of (i) 4.0% of total gross room revenues of such Hotel or Hotel Pool for such period over (ii) the FF&E Reserve actually funded during such period or prefunded for such period by the Operator or the Borrower or its Subsidiaries with respect to such Hotel or Hotel Pool pursuant to the applicable Lease, Management Agreement or any related Ancillary Agreement, (c) the excess, if any, with respect to each Travel Center of such Person, of (i) $150,000 per annum for such Travel Center (such amount to be appropriately adjusted if such period is not a year in duration) over (ii) the FF&E Reserve actually funded or prefunded by the Operator or the Borrower during such period with respect to such Property pursuant to the applicable Lease or any related Ancillary Agreement, and (d) to the extent included in EBITDA, replacement reserves for any Other Properties.

“Administrative Agent” means Wells Fargo Bank, National Association as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 11.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affected Lender” has the meaning given that term in Section 4.6.

“Affiliate” means with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with the Person specified.  In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Agreement Date” means the date as of which this Agreement is dated.

“Ancillary Agreement” means, with respect to any Operating Agreement, any material incidental agreement with respect to such Operating Agreement (including, by way of example, guarantees, franchise agreements, and, in the case of Leases, management agreements not constituting Operating Agreements) to which the Borrower or any Subsidiary is a party.

“Applicable Facility Fee” means the percentage set forth in the table below corresponding to the Level at which the “Applicable Margin” is determined in accordance with the definition thereof:

Level	Facility Fee
1	0.15%
2	0.15%
3	0.20%
4	0.30%
5	0.35%

Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Applicable Facility Fee. The provisions of this definition shall be subject to Section 2.5.(c).

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” means the percentage rate set forth in the table below corresponding to the level (each a “Level”) into which the Borrower’s Credit Rating then falls.  As of the Agreement Date, the Applicable Margin is determined based on Level 3.  Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.4.(l) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed.  During any period that the Borrower has received two Credit Ratings that are not equivalent, then (x) the Applicable Margin shall be determined based on the Level corresponding to the higher of such two Credit Ratings if the higher of such two Credit Ratings is not more than one Level higher than the lower of such two Credit Ratings and (y) the Applicable Margin shall be determined based on the Level corresponding to the Level immediately below the higher of such two Credit Ratings if the higher of such two Credit Ratings is more than one Level higher than the lower of such two Credit Ratings.  During any period for which the Borrower has received a Credit Rating from only one Rating Agency, then the Applicable Margin shall be determined based on such Credit Rating.  During any period that the Borrower has not received a Credit Rating from any Rating Agency, the Applicable Margin shall be determined based on Level 5.   The provisions of this definition shall be subject to Section 2.5.(c).

Level	Borrower’s Credit Rating (S&P/Moody’s)	Applicable Margin for Revolving Loans	Applicable Margin for Term Loans
1	A-/A3 or better	0.90%	0.95%
2	BBB+/Baa1	1.00%	1.05%
3	BBB/Baa2	1.10%	1.20%
4	BBB-/Baa3	1.30%	1.50%
5	Lower than BBB-/Baa3 or not rated	1.70%	1.95%

“Approved Fund” means any Fund that is administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Asset Under Development” means, as of any date of determination, any Property on which construction of new income-producing improvements has been commenced and is continuing.  If such construction consists of the construction of tenant or comparable improvements or hotel renovations, as opposed to material expansion of such Property or any “ground up” development, such Property shall not be considered to be an Asset Under Development.  In addition, to the extent any Property includes a revenue-generating component (e.g. an existing Hotel) and a building under development, such revenue-generating component shall not be considered to be an Asset Under Development but such building under development shall be considered to be an Asset Under Development.  Further, no Hotel shall be considered an Asset Under Development if the opening date with respect to such Hotel has occurred.

“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.5.), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Base Payments” means the minimum base rent or owner’s priority payment that an Owner is entitled to receive under an Operating Agreement.  The term excludes: (a) payments (such as real estate taxes, insurance premiums, and costs of maintenance) that the Operating Agreement requires the Operator to pay third parties; (b) any element of rent or owner’s priority payment that is conditional, contingent, or not yet capable of determination; and (c) FF&E Reserves.  If Operating Agreement(s) for multiple Hotels do not separately allocate Base Payments to such Hotels, then Base Payments shall be reasonably allocated among such Hotels (where necessary) in a manner satisfactory to the Administrative Agent.

“Base Rate” means the LIBOR Market Index Rate; provided, that if for any reason the LIBOR Market Index Rate is unavailable, Base Rate shall mean the per annum rate of interest equal to the Federal Funds Rate plus one and one-half of one percent (1.50%).

“Base Rate Loan” means a Revolving Loan or Term Loan (or any portion thereof) bearing interest at a rate based on the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.5.(c).

“Business Day” means (a) a day of the week (but not a Saturday, Sunday or holiday) on which (i) the offices of the Administrative Agent in San Francisco, California are open to the public for carrying on substantially all of the Administrative Agent’s business functions and (ii) commercial banks in New York City, New York are not authorized or required by law to remain closed, and (b) if such day relates to a LIBOR Loan, any such day that is also a day on which dealings in Dollars are carried on in the London interbank market.  Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Business Management Agreement” means that certain Amended and Restated Business Management Agreement dated on or about December 23, 2013, as amended to date, by and among the Borrower, RMR, the Managing Trustees and Gerard M. Martin.

“Capitalization Rate” means (a) 7.75% for Hotels located in central business districts of New York, New York, Washington D.C., Chicago, Illinois, Boston, Massachusetts, San Francisco, California and Los Angeles, California, (b) 8.25% for all other Hotels and (c) 8.75% for Travel Centers and Other Properties.

“Capitalized Lease Obligation” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) that are required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank or the Lenders, as collateral for Letter of Credit Liabilities or obligations of Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the

Administrative Agent and the Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Commitment” means, as to a Lender, such Lender’s Revolving Commitment or such Lender’s Term Loan Commitment, as the context may require.

“Compliance Certificate” has the meaning given that term in Section 8.3.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.9.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Base Rate Loan into a LIBOR Loan, (c) the Continuation of a LIBOR Loan and (d) the issuance of a Letter or Credit or the amendment of a Letter of Credit that extends the maturity, or increases the Stated Amount, of such Letter of Credit.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Debt Service” means, for any period, the sum of:  (a) Interest Expense of the Borrower and its Subsidiaries determined on a consolidated basis for such period and (b) all regularly scheduled principal payments made with respect to Indebtedness of the Borrower and its Subsidiaries during such period, in each case, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors in the United States of America or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means, subject to Section 3.9.(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within 2 Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) in the case of a Revolving Lender, has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.9.(f)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, the Swingline Lender and each Lender.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Support Document” means (i) any credit support annex comprising part of (and as defined in) any Specified Derivatives Contract, and (ii) any document or agreement pursuant to which cash, deposit accounts, securities accounts or similar financial asset collateral are pledged to or made available for set-off by, a Specified Derivatives Provider, including any banker’s lien or similar right, securing or supporting Specified Derivatives Obligation.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any thereof).

“Developable Property” means (a) any Property on which there are no improvements (excluding land which is leased under a net lease to a third party) or (b) any Property (or portion thereof) acquired by the Borrower or any Subsidiary for the purposes of being developed.  Developable Property shall not include any Property that is an Asset Under Development.

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit K to be executed and delivered by the Borrower pursuant to Section 5.1.(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Dollars” or “$” means the lawful currency of the United States of America.

“Due Diligence Reports” means, as to any Hotel Pool or individual Hotel not in a Hotel Pool, (a) an Operating Agreement Abstract and (b) such other information as the Administrative Agent may reasonably request in order to evaluate such Hotel Pool or Hotel.

“EBITDA” means, with respect to a Person for a given period and without duplication, the sum of: (a) net income (or loss) of such Person for such period determined on a consolidated basis, in accordance with GAAP,  exclusive of the following (but only to the extent included in the determination of such net income (loss) for such period): (i) depreciation and amortization expense; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or non-recurring gains and losses; and (v) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP; plus (b)  such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates.  Straight line rent leveling adjustments, deferred hotel operating income adjustments and deferred percentage rent adjustments required under GAAP, and amortization of intangibles pursuant to FASB ASC 805 and the like, shall be disregarded in determinations of EBITDA.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived by all of the Lenders.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) (subject to such consents, if any, as may be required under Section 12.5.(b)(iii)); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (ii) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii).

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any

Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the  receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i)  the imposition of any liability under Title IV of ERISA, other  than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Subsidiary” means any Subsidiary (a) holding title to or beneficially owning assets which are or are intended to become collateral for any Secured Indebtedness of such Subsidiary, or being a beneficial owner of a Subsidiary holding title to or beneficially owning such assets (but having no material assets other than such beneficial ownership interests) and (b) which (i) is, or is expected to be, prohibited from Guarantying the Indebtedness of any other Person pursuant to any document, instrument or agreement evidencing such Secured Indebtedness or (ii) is prohibited from Guarantying the Indebtedness of any other Person pursuant to a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition or anticipated condition to the extension of such Secured Indebtedness.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.6.) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.10., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.10.(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning given that term in the recitals to this Agreement.

“Existing Letters of Credit” means the letters of credit issued and outstanding under the Existing Credit Agreement and set forth on Schedule 1.1.(a).

“Existing Term Loan Agreement” means that certain Term Loan Agreement dated as of March 12, 2012, by and among the Borrower, the financial institutions party thereto as “Lenders”, Wells Fargo, as Administrative Agent, and the other parties thereto.

“Extended Letter of Credit” has the meaning given that term in Section 2.3.(b).

“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means that certain fee letter dated as of November 7, 2013, by and among the Borrower, Wells Fargo, Wells Fargo Securities, LLC and the other parties thereto.

“Fees” means the fees and commissions provided for or referred to in Section 3.5. and any other fees payable by the Borrower hereunder, under any other Loan Document or under the Fee Letter.

“FF&E Reserve” means, for any period and with respect to a given Property or Hotel Pool, an amount equal to the amount that the Operating Agreement or any Ancillary Agreement for such Property or Hotel Pool requires the Operator to reserve during such period for (i) replacements and renewals to such Property’s or Hotel Pool’s furnishings, fixtures and equipment, (ii) routine repairs and maintenance to buildings which are normally capitalized under GAAP and (iii) major repairs, alterations, improvements, renewals or replacements to building structures, roofs or exterior façade, or for mechanical, electrical, HVAC, plumbing or vertical transportation systems.

“Fitch” means Fitch, Inc. and its successors.

“Fixed Charges” means, for any period, the sum (without duplication) of (a) Debt Service for such period and (b) Preferred Dividends for such period.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means a Subsidiary not formed under the laws of the United States of America, any state thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Ground Lease” means a ground lease containing the following terms and conditions:  (a) either (i) a remaining term (taking into account extensions which may be effected by the lessee without the consent of the lessor) of no less than 30 years from the Agreement Date, or (ii) the right of the lessee to purchase the property on terms reasonably acceptable to the Administrative Agent; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; and (d) free transferability of the lessee’s interest under such lease, including ability to sublease, subject to only reasonable consent provisions.

“Guarantor” means any Person that is party to the Guaranty as a “Guarantor”.

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes:  (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.  As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 5.1. or 7.13., as applicable, and substantially in the form of Exhibit B.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Hotel” means any Property, the improvements on which are operated as a hotel, inn or the providing of lodging or leisure services, together with any incidental improvements on such Property operated in connection with such hotel, inn, lodging or leisure facility.

“Hotel Net Cash Flow” means the net operating cash flow of a Hotel, after (a) all taxes (except income taxes), insurance, salaries, utilities, and other operating expenses, and all other sums that the applicable Operating Agreement or any related Ancillary Agreement requires the applicable Operator to pay from the cash flow of such Hotel (excluding (i) all items payable to such Operator that are subordinated to Base Payments and (ii) Base Payments), and (b) the greater of (a) FF&E Reserves, or (b) 4.0% of total gross room revenues for such period.  Hotel Net Cash Flow shall be determined as of any date based on the last four completed fiscal quarters of the Person that owns such Hotel (subject to reasonable adjustment or interpolation to accommodate differences between such Person’s fiscal quarters and those of its Operator).

“Hotel Pool” means any group of two or more Properties, substantially all of the value of which is attributable to Hotels, that are leased to or managed by an Operator pursuant to a single Lease or other Operating Agreement, or multiple Leases or other Operating Agreements that are cross-defaulted (as to defaults by lessee or manager, as applicable).

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment (excluding, in the case of the Borrower and its Subsidiaries, to the extent any such obligation can be satisfied solely by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person, valued at the lesser of (x) the stated or determinable amount of the Indebtedness such Person Guaranteed or, if the amount of such Indebtedness is not stated or determinable, the maximum reasonably anticipated liability in respect thereof, and (y) the amount of any express limitation on such Guaranty; (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (i) of the definition thereof) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation, valued, in the case of any such Indebtedness as to which recourse for the payment thereof is expressly limited to the property or assets on which such Lien is granted, at the lesser of (x) the stated or determinable amount of the Indebtedness that is so secured or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) and (y) the Fair Market Value of such property or assets; and (j) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Intellectual Property” has the meaning given that term in Section 6.1.(t).

“Interest Expense” means, with respect to a Person for any period of time (a) the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period plus (b) in the case of the Borrower, the Borrower’s Ownership Share of Interest Expense of its Unconsolidated Affiliates.  Interest Expense shall exclude any amortization of (i) deferred financing fees and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such debt).

“Interest Period” means, with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending 7 days thereafter or on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period (other than an Interest Period having a duration of 7 days) that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.  Notwithstanding the foregoing: (i) if any Interest Period for a Revolving Loan or Term Loan would otherwise end after the Revolving Termination Date or Term Loan Maturity Date, as

applicable, such Interest Period shall end on the Revolving Termination Date or Term Loan Maturity Date, as applicable; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, (x) with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person and (y) with respect to any Property or other asset, the acquisition thereof.  Any commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment.  Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuing Bank” means Wells Fargo, in its capacity as the issuer of Letters of Credit pursuant to Section 2.3.

“L/C Commitment Amount” has the meaning given to that term in Section 2.3.(a).

“L/C Disbursement” has the meaning given to that term in Section 3.9.(b).

“Lease” means a (sub)lease of a Property between the Borrower or a Subsidiary, as (sub)lessor, and an Operator, as (sub)lessee; provided that unless the Administrative Agent otherwise approves, a (sub)lease of a Property from the Borrower or a Subsidiary to a TRS or any other Subsidiary of the Borrower shall be deemed not to be a “Lease” for purposes of this Agreement.

“Lender” means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns, and, as the context requires, includes the Swingline Lender.  Except as expressly provided herein, the term “Lender” shall exclude any Lender (and its Affiliates) in its capacity as a Specified Derivatives Provider

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Lessee” means the (sub)lessee of a Property pursuant to a Lease, provided that (x) without the Administrative Agent’s approval or (y) unless such Lease shall be a transaction with an Affiliate permitted by Section 9.8., no such (sub)lessee shall be an Affiliate of the Borrower (including, without limitation, RMR, or any Managing Trustee), except during an interim period for Properties which are foreclosed upon or repossessed upon lease terminations or otherwise by or on behalf of the Borrower or a Subsidiary.

“Letter of Credit” has the meaning given that term in Section 2.3.(a).

“Letter of Credit Collateral Account” means a special deposit account maintained by the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and under the sole dominion and control of the Administrative Agent.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.  For purposes of this Agreement, a Revolving Lender (other than the Revolving Lender then acting as Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.3. in the related Letter of Credit, and the Revolving Lender then acting as the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Lenders (other than the Revolving Lender then acting as the Issuing Bank) of their participation interests under such Section.

“Level” has the meaning given that term in the definition of the term “Applicable Margin.”

“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America).  If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Day prior to the first day of the applicable Interest Period for a period equal to such Interest Period.  Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“LIBOR Loan” means a Revolving Loan or Term Loan (or any portion thereof) (other than a Base Rate Loan) bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time on such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day.  The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” as applied to the property of any Person means:  (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a Revolving Loan, a Term Loan or a Swingline Loan.

“Loan Document” means this Agreement, each Note, the Guaranty, each Letter of Credit Document and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee Letter and any Specified Derivatives Contract).

“Loan Party” means each of the Borrower and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral to secure all or a portion of the Obligations.  Schedule 1.1.(c) sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

“Management Agreement” means an agreement pursuant to which the Borrower or a Subsidiary, as Owner, contracts for the management and operation of a Property by an Operator.  In the event a Property is subject to both a Lease and an agreement that would otherwise constitute a Management Agreement under this definition, such agreement shall be treated as an Ancillary Agreement with respect to such Lease rather than as a Management Agreement for purposes of this Agreement.

“Managing Trustee” means either Mr. Barry M. Portnoy or Mr. Adam D. Portnoy, both having a business address c/o RMR, or any duly appointed successor thereto.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests); in the case of each of clauses (a) through (c), on or prior to the date on which all Loans are scheduled to be due and payable in full.

“Material Acquisition” means any acquisition (whether by direct purchase, merger or otherwise and whether in one or more related transactions) by the Borrower or any Subsidiary in which the purchase price of the assets acquired exceeds 5.0% of the consolidated total assets of the Borrower and its

Subsidiaries determined under GAAP as of the most recent fiscal quarter of the Borrower for which financial statements are available.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders, the Issuing Bank and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or the timely payment of all Reimbursement Obligations.

“Material Contract” means any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which the Borrower, any Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, and in any event shall include the Business Management Agreement and Property Management Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

“Mortgage Note” means a promissory note satisfying all of the following requirements:  (a) such promissory note is owned solely by the Borrower or a Subsidiary; (b) such promissory note is secured by a lien on real property and the improvements on which are of a type similar to improvements located on the Properties as of the Agreement Date; (c) such real property and related improvements are not subject to any environmental conditions or other matters which, individually or collectively, materially impair the value of such real property or related improvements; (d) the obligor in respect of such promissory note is not an Affiliate of the Borrower or RMR; and (e) if the Borrower or any Subsidiary were to acquire such real property and related improvements, no Default or Event of Default would result from such acquisition.

“Mortgage Receivable” means a promissory note secured by a Mortgage of which the Borrower or a Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document, a Specified Derivatives Contract or a lease or related agreement between a TRS, as tenant, and the Borrower or another Subsidiary, as landlord) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit a Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Domestic Property” means a Property located outside a state, territory or commonwealth of the United States of America (including without limitation Puerto Rico and the U.S. Virgin Islands) or the District of Columbia, but excluding the Staybridge Suites located at 225 South Park, Thornhill, Ontario, Canada, and the Intercontinental Hotel located at 220 Bloor Street West, Toronto, Ontario, Canada.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Note” means a Revolving Note, a Term Note or a Swingline Note.

“Notice of Borrowing” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.1.(b) evidencing the Borrower’s request for a borrowing of Revolving Loans.

“Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.10. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Swingline Borrowing” means a notice substantially in the form of Exhibit F (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Swingline Lender pursuant to Section 2.4.(b) evidencing the Borrower’s request for a Swingline Loan.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent, the Issuing Bank or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.  For the avoidance of doubt, “Obligations” shall not include Specified Derivatives Obligations.

“Off-Balance Sheet Obligations” means liabilities and obligations of the Borrower, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Borrower would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” section of the Borrower’s report on Form 10-Q or Form 10-K (or their equivalents) which the Borrower is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

“OFAC” has the meaning given that term in Section 6.1.(y).

“Operating Agreement” means any Lease or Management Agreement.

“Operating Agreement Abstract” means, as to any Operating Agreement for a Hotel Pool or individual Hotel not in a Hotel Pool, an abstract of such Operating Agreement and any Ancillary Agreements in form and substance reasonably acceptable to the Administrative Agent, which shall include a reasonably detailed description of the following for such Operating Agreement and Ancillary Agreements: (a) all rent and priority payments due to the Owner payable under such Operating Agreement, including a description of Base Payments and other components of rent and priority payments due to the Owner payable under such Operating Agreement, (b) the term (including provisions for extension) of the Operating Agreement and any related Ancillary Agreements, (c) reserves for items of the type described in the definition of FF&E Reserve, (d) security deposits and other similar deposits required to made by the Operator, (e) the terms of any Guaranty of such Operating Agreement, including without limitation, the identity of the guarantor(s), any collateral security for the obligations of such guarantor(s) and any provisions providing for reduction or release of the obligations of such guarantor(s) thereunder, (f) termination events, (g) the terms of any Ancillary Agreements for the Hotel Pool or Hotel subject to such Operating Agreement, (h) a summary of any restrictions on the Owner’s ability to sell, encumber, pledge, mortgage or otherwise grant Liens upon the Properties subject to such Operating Agreement, (i) restrictions, requirements or other provisions regarding the hotel brand name, trademark or trade name under which the Operator may operate any Hotel subject to such Operating Agreement, and (j) any material terms that are unusual in nature or not contained in the majority of the Operating Agreements or Ancillary Agreement for Hotels that are Unencumbered Assets at such time.

“Operator” means the (sub)lessee or manager of a Property pursuant to an Operating Agreement, provided that (x) unless the Administrative Agent otherwise approves or (y) such Operating Agreement is a transaction with an Affiliate permitted by Section 9.8., any such (sub)lessee or manager which is a TRS or other Subsidiary of the Borrower or an Affiliate of the Borrower (including, without limitation, RMR, or any Managing Trustee) shall be deemed not to be an “Operator” for purposes of this Agreement.

“Operator Deposits” means the following:  (a) any cash or Cash Equivalent that secures the payment of Base Payments, an Operator’s obligations under such Operator’s Operating Agreement or the obligations of a manager or franchisor under an Ancillary Agreement (including, without limitation, any cash or Cash Equivalent deposited in connection with a Guaranty of an Operator’s obligations under an Operating Agreement or of the payment of Base Payments); or (b) the total amount of any deferred purchase price payable by the Borrower or any of its Subsidiaries to an Operator or an Operator’s Affiliates, against which purchase price the Borrower or such Subsidiary, as applicable, is entitled, pursuant to such Operator’s Operating Agreement, to offset Base Payments, damages resulting from such Operator’s default under its Operating Agreement or from a default by a manager or franchisor under an Ancillary Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.6.).

“Other Property” means an income producing Property (a) that is not a Hotel or Travel Center, (b) the improvements on which consist of industrial developments, office space and other commercial developments (but excluding residential developments), together with any incidental improvements on such Property operated in connection therewith and (c) that is leased to a commercial tenant pursuant to a Triple Net Lease.

“Owner” means the Borrower or a Subsidiary in it capacity as (sub)lessor or owner pursuant to an Operating Agreement.

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) subject to compliance with Section 8.4.(k), such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Participant” has the meaning given that term in Section 12.5.(d).

“Participant Register” has the meaning given that term in Section 12.5.(d).

“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not at the time required to be paid or discharged under Section 7.6., or (ii) if such Lien is the responsibility of a financially responsible Operator to discharge; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person and, in the case of the Borrower or any Subsidiary, Liens granted by any tenant on its leasehold estate in a Property which are subordinate to the interest of the Borrower or a Subsidiary in such Property; (d) Liens in existence as of the Agreement Date and set forth in Part II of Schedule 6.1.(f); (e) deposits to secure trade contracts (other than for Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) the lessor’s interest in property leased to the Borrower or any of its Subsidiaries pursuant to a lease permitted by this Agreement; (g) the interests of tenants, operators or managers of Properties; (h) Liens on any assets of a TRS in favor of the Borrower or any other Subsidiary; (i) Liens in favor of the Administrative Agent for the benefit of the Lenders, the Issuing Bank and the Specified Derivatives Providers; and (j) Liens which are also secured by restricted cash or Cash Equivalents of equal or greater value.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Post-Default Rate” means, in respect of any principal of any Loan, any Reimbursement Obligation or any other Obligation, a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Term Loans plus four percent (4.0%).

“Preferred Dividends” means, for any given period and without duplication, all Restricted Payments accrued or paid (and in the case of Restricted Payments paid, which were not accrued during a prior period) during such period on Preferred Stock issued by the Borrower or a Subsidiary.  Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests; (b) paid or payable to the Borrower or a Subsidiary; or (c) constituting or resulting in the redemption of Preferred Stock, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Stock” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Principal Office” means the office of the Administrative Agent located at 608 Second Ave. South, 11th Floor, Minneapolis, Minnesota 55402-1916, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a) (i) the amount of such Lender’s Commitments plus (ii) the amount of such Lender’s outstanding Term Loan to (b) (i) the aggregate amount of the Commitments of all Lenders plus (ii) the aggregate amount of all outstanding Term Loans; provided, however, that if at the time of determination the Revolving Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of the unpaid principal amount of all outstanding Revolving Loans, Term Loans, Swingline Loans and Letter of Credit Liabilities owing to such Lender as of such date to (B) the sum of the aggregate unpaid principal amount of all outstanding Revolving Loans, Term Loans, Swingline Loans and Letter of Credit Liabilities of all Lenders as of such date.  For purposes of this definition, a Revolving Lender (other than the Swingline Lender) shall be deemed to hold a Swingline Loan and a Revolving Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability, in each case, to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.  If at the time of determination the Commitments have terminated and there are no outstanding Loans or Letter of Credit Liabilities, then the Pro Rata Shares of the Lenders shall be determined as of the most recent date on which Commitments were in effect or Loans or Letters of Credit Liabilities were outstanding.

“Property” means any parcel of real property, together with all improvements thereon, owned or leased pursuant to a Ground Lease by the Borrower or any Subsidiary.

“Property Management Agreement” means that certain Amended and Restated Property Management Agreement dated as of January 13, 2010, as amended to date, by and among RMR and the Borrower, on behalf of itself and its Subsidiaries.

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Rating Agency” means S&P, Moody’s or any other nationally recognized securities rating agency selected by the Borrower and approved of by the Administrative Agent in writing.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.

“Register” has the meaning given that term in Section 12.5.(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy or liquidity.  Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted, implemented, or issued.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Issuing Bank for any drawing honored by the Issuing Bank under a Letter of Credit.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“RMR” means Reit Management & Research LLC, together with its successors and permitted assigns.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Requisite Lenders” means, as of any date, (a) Lenders having more than 50% of the aggregate amount of the Commitments and the outstanding Term Loans of all Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, Lenders holding more than 50% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.  For purposes of this definition, a Revolving Lender (other than the Swingline Lender) shall be deemed to hold a Swingline Loan and a Revolving Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability, in each case, to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Requisite Revolving Lenders” means, as of any date, (a) Revolving Lenders having more than 50% of the aggregate amount of the Revolving Commitments of all Revolving Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, the Revolving Lenders holding more than 50% of the principal amount of the aggregate outstanding Revolving Loans, Swingline Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders that are Revolving Lenders will be disregarded and excluded, and (ii) at all times when two or more Revolving Lenders (excluding Defaulting Lenders that are Revolving Lenders) are party to this Agreement, the term “Requisite Revolving Lenders” shall in no event mean less than two Revolving Lenders.  For purposes of this definition, a Revolving Lender (other than the Swingline Lender) shall be deemed to hold a Swingline Loan and a Revolving Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability, in each case, to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Requisite Term Loan Lenders” means, as of any date, Term Loan Lenders having more than 50% of the aggregate outstanding principal amount of the Term Loans; provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders that are Term Loan Lenders will be disregarded and excluded, and (b) at all times when two or more Term Loan Lenders (excluding Defaulting Lenders that are Term Loan Lenders) are party to this Agreement, the term “Requisite Term Loan Lenders” shall in no event mean less than two Term Loan Lenders.

“Responsible Officer” means (a) with respect to the Borrower, the Borrower’s President or Treasurer or any Managing Trustee of the Borrower and (b) with respect to any other Loan Party, such Loan Party’s chief executive officer or chief financial officer.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend or distribution payable solely in shares of that class of Equity Interests to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Equity Interest of the Borrower or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding.

“Revolving Commitment” means, as to each Lender (other than the Swingline Lender), such Lender’s obligation to make Revolving Loans pursuant to Section 2.1., to issue (in the case of the Issuing Bank) and to participate (in the case of the other Lenders) in Letters of Credit pursuant to Section 2.3.(i), and to participate in Swingline Loans pursuant to Section 2.4.(e), in an amount up to, but not exceeding the amount set forth for such Lender on Schedule I as such Lender’s “Revolving Commitment Amount” or as set forth in any applicable Assignment and Assumption or agreement executed by a Person becoming a Revolving Lender in accordance with Section 2.16., as the same may be reduced from time to time pursuant to Section 2.12. or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.5. or increased as appropriate to reflect any increase effected in accordance with Section 2.16.

“Revolving Commitment Percentage” means, as to each Revolving Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Revolving Commitment to (b) the aggregate amount of the Revolving Commitments of all Revolving Lenders; provided, however, that if at the time of determination the Revolving Commitments have been terminated or been reduced to zero, the “Revolving Commitment Percentage” of each Revolving Lender shall be the “Revolving Commitment Percentage” of such Revolving Lender in effect immediately prior to such termination or reduction.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in Letter of Credit Liabilities and Swingline Loans at such time.

“Revolving Lender” means a Lender having a Revolving Commitment or, if the Revolving Commitments have terminated, holding any Revolving Loans.

“Revolving Loan” means a loan made by a Revolving Lender to the Borrower pursuant to Section 2.1.(a).

“Revolving Note” means a promissory note of the Borrower substantially in the form of Exhibit G, payable to the order of a Revolving Lender in a principal amount equal to the amount of such Revolving Lender’s Revolving Commitment.

“Revolving Termination Date” means July 15, 2018, or such later date to which the Revolving Termination Date may be extended pursuant to Section 2.13.

“Secured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date and that is secured in any manner by any Lien on any property and, in the case of the Borrower and its Subsidiaries, shall include (without duplication) the Borrower’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract, together with any Derivatives Support Document relating thereto, that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between the Borrower or any Subsidiary of the Borrower and any Specified Derivatives Provider.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower or its Subsidiaries under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any Lender, or any Affiliate of a Lender that is a party to a Derivatives Contract at the time the Derivatives Contract is entered into.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successors.

“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.4. in an amount up to, but not exceeding the amount set forth in the first sentence of Section 2.4.(a), as such amount may be reduced from time to time in accordance with the terms hereof.

“Swingline Lender” means Wells Fargo, together with its respective successors and assigns.

“Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.4.

“Swingline Maturity Date” means the date which is five (5) Business Days prior to the Revolving Termination Date.

“Swingline Note” means the promissory note of the Borrower substantially in the form of Exhibit H, payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means a loan made by a Term Loan Lender to the Borrower pursuant to Section 2.2.

“Term Loan Commitment” means, as to each Term Loan Lender, such Lender’s obligation to make a Term Loan on the Effective Date pursuant to Section 2.2., in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I as such Lender’s “Term Loan Commitment Amount”.

“Term Loan Lender” means a Lender having a Term Loan Commitment, or if the Term Loan Commitments have terminated, a Lender holding a Term Loan.

“Term Loan Maturity Date” means April 15, 2019.

“Term Loan Percentage” means, as to each Term Loan Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Term Loan Commitment to (b) the aggregate amount of the Term Loan Commitments of all Term Lenders; provided, however, that if at the time of determination the Term Loan Commitments have been terminated or been reduced to zero, the “Term Loan Percentage” of each Term Lender shall be the ratio, expressed as a percentage, of (i) the unpaid principal amount of the Term Loan owing to such Lender as of such date to (ii) the aggregate unpaid principal amount of all outstanding Term Loans as of such date.

“Term Note” means a promissory note of the Borrower substantially in the form of Exhibit I, payable to the order of a Term Loan Lender in a principal amount equal to the amount of such Term Loan Lender’s Term Loan.

“Titled Agent” has the meaning given in Section 11.9.

“Total Asset Value” means the sum of the following (without duplication) of the Borrower and its Subsidiaries for the fiscal quarter most recently ended: (a)(i) with respect to all Properties owned (or leased pursuant to a Ground Lease) by the Borrower or any Subsidiary for one or more fiscal quarters, Adjusted EBITDA attributable to such Properties for such period multiplied by (ii) 4 and divided by (iii) the applicable Capitalization Rate; (b) the purchase price paid for any Property acquired during such fiscal quarter or any of the immediately preceding three fiscal quarters (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements but including amounts retained as Operator Deposits and prior to allocations of property purchase prices pursuant to FASB ASC 805 and the like); provided that (x) once any such Property is included in the determination of Total Asset Value pursuant to the preceding clause (a) it may not thereafter be included under this clause (b) and (y) any Property the value of which was determined under clause (a) of this definition in the Existing Credit Agreement may not be valued under this clause (b); (c) all cash and cash equivalents; (d) accounts receivable that are not (i) owing in excess of 90 days as of the end of such fiscal quarter or (ii) being contested in writing by the obligor in respect thereof (in which case only such portion being contested shall be excluded from Total Asset Value); (e) prepaid taxes and operating expenses as of the end of such fiscal quarter; (f) the book value of all Developable Property and Assets Under Development as of the end of such fiscal quarter; (g) the book value of all other tangible assets (excluding land or other real property) as of the end of such fiscal quarter; (h) the book value of all Mortgage Notes as of the end of such fiscal quarter; and (i) the Borrower’s Ownership Share of the preceding items of any Unconsolidated Affiliate of the Borrower.

“Total Indebtedness” means, as of a given date, all liabilities of the Borrower and its Subsidiaries which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date (excluding allocations of property purchase prices pursuant to FASB ASC 805 and the like), and in any event shall include (without duplication): (a) all Indebtedness of the Borrower and its Subsidiaries, (b) the Borrower’s Ownership Share of Indebtedness of its Unconsolidated Affiliates, (c) the aggregate amount of all Operator Deposits (other than those Operator Deposits held by the Borrower or a Wholly Owned Subsidiary in connection with Operating Agreements for which a monetary default exists and has existed for a period of 30 days or more) and (d) net obligations of the Borrower and its Subsidiaries under any Derivatives Contracts not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof.

“Travel Center” means a Property that is (a) developed as a travel related facility and, with respect to any Property acquired after the Agreement Date, conforms with, and is of a type consistent with, the Travel Centers owned by the Borrower and its Subsidiaries as of the Agreement Date, and (b) leased to an Operator pursuant to a Triple Net Lease.

“Triple Net Lease” means a Lease under which a single tenant leases all or substantially all of the rentable area of a Property where the tenant is responsible for payment of real estate taxes and assessments, repairs and maintenance, insurance, capital expenditures and other expenses relating to the operation of such Property customary for such Leases.

“TRS” means any direct or indirect Subsidiary of the Borrower that is classified as a “taxable REIT subsidiary” under Section 856(l) of the Internal Revenue Code.

“Type” with respect to any Revolving Loan or Term Loan, refers to whether such Loan or portion thereof is a LIBOR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Asset” means each Property, whether Hotel, Travel Center or Other Property, that satisfies all of the following requirements: (a) such Property is (i) owned in fee simple solely by the Borrower or a Wholly Owned Subsidiary or (ii) leased solely by the Borrower or a Wholly Owned Subsidiary pursuant to a Ground Lease; (b) such Property is not an Asset Under Development and is in service; (c) neither such Property, nor any interest of the Borrower or such Wholly Owned Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) and (e) through (j) of the definition thereof) or to any Negative Pledge; (d) neither such Property, nor if such Property is owned or leased by a Subsidiary, any of the Borrower’s direct or indirect ownership interest in such Subsidiary, is subject to (i) any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof) or (ii) any Negative Pledge; (e) if such Property is owned or leased by a Subsidiary, such Subsidiary has not directly or indirectly guarantied or assumed liability for any Indebtedness of any Subsidiary except lessee deposits for which a Subsidiary is responsible; (f) such Property is free of structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property; (g) such Property shall be subject to agreements containing terms and conditions which provide the Borrower or a Subsidiary with substantially the same benefits and risks as Operating Agreements and Ancillary Agreements of Unencumbered Assets as of the Agreement Date, or otherwise on commercially reasonable terms and conditions; (h) the lessee or operator is not more than 60 days past due with respect to any payment obligations under any Lease or Operating Agreement for such

Property (after taking into account application of any security deposit); and (i) such Property (i) has been designated by the Borrower as an “Unencumbered Asset” on Schedule 6.1.(z) or on an Unencumbered Asset Certificate delivered by the Borrower to the Administrative Agent pursuant to Section 8.3. and (ii) has not been removed voluntarily by the Borrower from “Unencumbered Assets”. Notwithstanding the immediately preceding sentence, a Property owned by a Foreign Subsidiary that is a Wholly Owned Subsidiary will be considered to be an Unencumbered Asset so long as: (1) such Property is (i) owned in fee simple (or the legal equivalent in the jurisdiction where such Property is located) by such Foreign Subsidiary or (ii) leased solely by such Foreign Subsidiary pursuant to a long-term lease having terms and conditions reasonably acceptable to the Administrative Agent; (2) all of the issued and outstanding Equity Interests of such Foreign Subsidiary are legally and beneficially owned by one or more of the Borrower and Wholly Owned Subsidiaries; (3) such Foreign Subsidiary has no Indebtedness other than (x) Nonrecourse Indebtedness and (y) other Indebtedness in an aggregate outstanding principal amount of less than 2.0% of the value of the assets of such Foreign Subsidiary (such value to be determined in a manner consistent with the definition of Total Asset Value or, if not contemplated under the definition of Total Asset Value, in a manner acceptable to the Administrative Agent); (4) neither such Property, nor any interest of such Foreign Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof) or to any Negative Pledge; and (5) such Property satisfies the requirements set forth in the immediately preceding clauses (b), (c), (d), (e), (f), (g), (h) and (i).

“Unencumbered Asset Certificate” has the meaning given that term in Section 8.3.

“Unencumbered Asset Value” means, on any date of determination, the sum of: (a) unrestricted cash of the Borrower and its Subsidiaries; (b)(i) Adjusted EBITDA for the fiscal quarter most recently ended attributable to Unencumbered Assets owned or leased by the Borrower or any Subsidiary for one or more fiscal quarters of the Borrower, multiplied by (ii) 4 divided by (iii) the applicable Capitalization Rate; (c) the purchase price paid for any Unencumbered Asset acquired during such fiscal quarter or any of the immediately preceding three fiscal quarters (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements); provided that (x) once any such Unencumbered Asset is included in the determination of Unencumbered Asset Value pursuant to the preceding clause (b) it may not thereafter be included under this clause (c) and (y) any Unencumbered Asset the value of which was determined under clause (b) of this definition in the Existing Credit Agreement may not be valued under this clause (c); and (d) the book value of all Unencumbered Mortgage Notes of the Borrower and its Subsidiaries (excluding any Unencumbered Mortgage Note (i) where the obligor is more than 30 days past due with respect to any payment obligation or (ii) secured by a Non-Domestic Property).  To the extent that (w) the sum of the book value of Unencumbered Mortgage Notes would, in the aggregate, account for more than 10.0% of Unencumbered Asset Value, such excess shall be excluded; (x) Properties leased by the Borrower or a Wholly Owned Subsidiary pursuant to a Ground Lease having a remaining term of less than 30 years (taking into account extensions which may be effected by the lessee without the consent of the lessor) would, in the aggregate, account for more than 10.0% of Unencumbered Asset Value, such excess shall be excluded; (y) Non-Domestic Properties would, in the aggregate, account for more than 20.0% of Unencumbered Asset Value, such excess shall be excluded; and (z) Other Properties would, in the aggregate, account for more than 20.0% of Unencumbered Asset Value, such excess shall be excluded.  If an Unencumbered Asset or Unencumbered Mortgage Note is not owned as of the last day of a quarter then such asset shall be excluded from the foregoing calculations.

“Unencumbered EBITDA” means, for a given period the aggregate Adjusted EBITDA attributable to the Unencumbered Assets and Unencumbered Mortgage Notes; provided that for purposes of this definition, revenues of an applicable Person during any applicable period constituting payments or accruals for payments of amounts more than 60 days past due and any related reserves shall be excluded in the calculation of such Person’s EBITDA for such period.

“Unencumbered Mortgage Note” means a Mortgage Note that satisfies all of the following requirements: (a) neither such Mortgage Note, nor any interest of the Borrower or any Subsidiary therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof or Liens in favor of the Borrower a Subsidiary) or to any Negative Pledge; (b) if such promissory note is owned by a Subsidiary, (i) none of the Borrower’s direct or indirect ownership interest in such Subsidiary is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof or Liens in favor of the Borrower or a Subsidiary) or to any Negative Pledge and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to sell, transfer or otherwise dispose of such Mortgage Note without the need to obtain the consent of any Person; (c) such real property and related improvements are not subject to any other Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (j) of the definition thereof or Liens in favor of the Borrower or a Subsidiary) and (d) such promissory note  (i) has been designated by the Borrower as an “Unencumbered Mortgage Note” on Schedule 6.1.(z) or on an Unencumbered Asset Certificate delivered by the Borrower to the Administrative Agent pursuant to Section 8.3. or 8.4.(q), and (ii) has not been removed by the Borrower from “Unencumbered Mortgage Notes” pursuant to Section 8.4.(r).

“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred.

“Unsecured Debt Service” means, for a given period, Debt Service for such period with respect to Unsecured Indebtedness of the Borrower and its Subsidiaries.

“Unsecured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date that is not Secured Indebtedness (excluding Indebtedness associated with Unconsolidated Affiliates that is not Guaranteed by a Loan Party) and in the case of the Borrower shall include (without duplication) Indebtedness that does not constitute Secured Indebtedness.  Indebtedness secured solely by a pledge of Equity Interests in a Subsidiary owning one or more Properties which is also recourse to the Borrower or a Subsidiary shall not be treated as Secured Indebtedness.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

Section 1.2.  General; References to Eastern Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date.  Notwithstanding the preceding sentence, the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other standards of the Financial Accounting Standards Board allowing entities to elect fair value option for financial liabilities.  References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated.  References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower.  Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.  Unless otherwise indicated, all references to time are references to Eastern time, daylight or standard, as applicable.

ARTICLE II. CREDIT FACILITY

Section 2.1.  Revolving Loans.

(a)                                 Making of Revolving Loans.  Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.15., each Revolving Lender severally and not jointly agrees to make Revolving Loans in Dollars to the Borrower during the period from and including the Effective Date to but excluding the Revolving Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Revolving Commitment.  Each borrowing of Revolving Loans that are to be Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.  Each borrowing and Continuation under Section 2.9. of Revolving Loans that are LIBOR Loans, and each Conversion under Section 2.10. of Revolving Loans that are Base Rate Loans into LIBOR Loans, shall be in an aggregate minimum of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.  Notwithstanding the immediately preceding two sentences but subject to Section 2.15., a borrowing of Revolving Loans may be in the aggregate amount of the unused Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

(b)                                 Requests for Revolving Loans. Not later than 11:00 a.m. Eastern time at least one (1) Business Day prior to a borrowing of Revolving Loans that are to be Base Rate Loans and not later than 11:00 a.m. Eastern time at least three (3) Business Days prior to a borrowing of Revolving Loans that are to be LIBOR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing.  Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loans, the Type of the requested Revolving Loans, and if such Revolving Loans are to be LIBOR Loans, the initial Interest Period for such Revolving Loans.  Each Notice of

Borrowing shall be irrevocable once given and binding on the Borrower.  Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Borrower with the most recent LIBOR available to the Administrative Agent.  The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

(c)                                  Funding of Revolving Loans.  Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Revolving Lender of the proposed borrowing.  Each Revolving Lender shall deposit an amount equal to the Revolving Loan to be made by such Revolving Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 12:00 p.m. Eastern time on the date of such proposed Revolving Loans.  Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Disbursement Instruction Agreement, not later than 2:00 p.m. Eastern time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent.

(d)                                 Assumptions Regarding Funding by Revolving Lenders.  With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Revolving Lender that such Lender will not make available to the Administrative Agent a Revolving Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender.  In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan on the date and at the time specified in Section 2.1.(c), then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  Notwithstanding the prior sentence, if any Revolving Lender shall fail to make available to the Administrative Agent the proceeds of a Revolving Loan on the date and at the time specified in Section 2.1.(c) but shall make such proceeds available to the Administrative Agent at a later time on such date, such Lender shall pay to the Administrative Agent one day’s worth of interest computed in accordance with clause (i) of the immediately preceding sentence, unless such Lender can provide evidence reasonably satisfactory to the Administrative Agent that such Lender has timely made such proceeds available to the Administrative Agent, including, without limitation, a Fed Reference Number screen shot evidencing the date and time such Lender’s wire was sent.  If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Revolving Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.

Section 2.2.  Term Loans.

(a)                                 Making of Term Loans.  Subject to the terms and conditions hereof, on the Effective Date, each Term Loan Lender severally and not jointly agrees to make a Term Loan in Dollars to the

Borrower in an aggregate principal amount equal to the amount of such Lender’s Term Loan Commitment.  Upon a Lender’s funding of its Term Loan, the Term Loan Commitment of such Lender shall terminate.

(b)                                 Requests for Term Loans.  Not later than 11:00 a.m. Eastern time at least 3 Business Days prior to the anticipated Effective Date, the Borrower shall give the Administrative Agent notice requesting that the Term Loan Lenders make the Term Loans on the Effective Date and specifying the aggregate principal amount of Term Loans to be borrowed, the Type of the Term Loans, and if such Term Loans are to be LIBOR Loans, the initial Interest Period for the Term Loans.  Such notice shall be irrevocable once given and binding on the Borrower.  Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender.

(c)                                  Funding of Term Loans.  Each Term Loan Lender shall deposit an amount equal to the Term Loan to be made by such Term Loan Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds, not later than 12:00 p.m. Eastern time on the Effective Date.  Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified by the Borrower in the Disbursement Instruction Agreement, not later than 2:00 p.m. Eastern time on the Effective Date, the proceeds of such amounts received by the Administrative Agent.  The Borrower may not reborrow any portion of the Term Loans once repaid.

Section 2.3.  Letters of Credit.

(a)                                 Letters of Credit.  Subject to the terms and conditions of this Agreement, including without limitation, Section 2.15., the Issuing Bank, on behalf of the Revolving Lenders, agrees to issue for the account of the Borrower (which may be issued in support of obligations of any Subsidiary of the Borrower) during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Revolving Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $50,000,000 as such amount may be reduced from time to time in accordance with the terms hereof (the “L/C Commitment Amount”).  The parties hereto agree that the Existing Letters of Credit shall be deemed to be Letters of Credit for all purposes of this Agreement.

(b)                                 Terms of Letters of Credit.  At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Issuing Bank and the Borrower.  Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the Revolving Termination Date, or (ii) any Letter of Credit have an initial duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Issuing Bank but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the Revolving Termination Date.  Notwithstanding the foregoing, a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration date of not more than one year beyond the Revolving Termination Date (any such Letter of Credit being referred to as an “Extended Letter of Credit”) so long as the Borrower delivers to the Administrative Agent for the benefit of the Issuing Bank and the Revolving Lenders no later than 30 days prior to the Revolving Termination Date, Cash Collateral for such Letter of Credit for deposit into the Letter of Credit Collateral Account in an amount equal to the Stated Amount of such Letter of Credit; provided, that the obligations of the Borrower under this Section in respect of Extended Letters of Credit shall survive the termination of this Agreement and shall remain in effect until no Extended Letters of Credit remain outstanding.  If the Borrower fails to provide Cash Collateral with respect to any Extended Letter of Credit by the date 30 days prior to the Revolving

Termination Date, such failure shall be treated as a drawing under such Extended Letter of Credit (in an amount equal to the maximum Stated Amount of such Letter of Credit), which shall be reimbursed (or participations therein funded) by the Revolving Lenders in accordance with the immediately following subsections (i) and (j), with the proceeds being utilized to provide Cash Collateral for such Letter of Credit.  The initial Stated Amount of each Letter of Credit shall be at least $500,000 (or such lesser amount as may be acceptable to the Issuing Bank, the Administrative Agent and the Borrower).

(c)                                  Requests for Issuance of Letters of Credit.  The Borrower shall give the Issuing Bank and the Administrative Agent written notice at least five (5) Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the Issuing Bank.  Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such applications and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article 5.2., the Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event shall the Issuing Bank be required to issue the requested Letter of Credit prior to the date five (5) Business Days following the date after which the Issuing Bank has received all of the items required to be delivered to it under this subsection.  The Issuing Bank shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank or any Revolving Lender to exceed any limits imposed by, any Applicable Law.  References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.  Upon the written request of the Borrower, the Issuing Bank shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof.  To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d)                                 Reimbursement Obligations.  Upon receipt by the Issuing Bank from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand; provided, however, that the Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation.  The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse the Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.  Upon receipt by the Issuing Bank of any payment in respect of any Reimbursement Obligation, the Issuing Bank shall promptly pay to each Revolving Lender that has acquired a participation therein under the second sentence of the immediately following subsection (i) such Lender’s Revolving Commitment Percentage of such payment.

(e)                                  Manner of Reimbursement.  Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent and the Issuing Bank whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement.  If the Borrower fails to so advise the Administrative Agent and the Issuing Bank, or if the Borrower fails to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the failure of which the Issuing Bank shall promptly notify the Administrative Agent, then (i) if the applicable conditions contained in Article V. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Revolving Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 12:00 p.m. Eastern time and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply.  The limitations set forth in the second sentence of Section 2.1.(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

(f)                                   Effect of Letters of Credit on Revolving Commitments.  Upon the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Revolving Commitment of each Revolving Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Revolving Lender’s Revolving Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g)                                  Issuing Bank’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations.  In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit.  The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, none of the Issuing Bank, Administrative Agent or any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy, electronic mail, or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, Administrative Agent or the Lenders.  None of the above shall affect, impair or prevent the vesting of any of the Issuing Bank’s or Administrative Agent’s rights or powers hereunder.  Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against the Issuing Bank any liability to the Borrower, the Administrative Agent or any Lender.  In this connection, the obligation of the Borrower to reimburse the Issuing Bank for any drawing made under any Letter of Credit, and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Issuing Bank, the Administrative Agent or any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations.  Notwithstanding anything to the contrary contained in this Section or Section 12.9., but not in limitation of the Borrower’s unconditional obligation to reimburse the Issuing Bank for any drawing made under a Letter of Credit as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), the Borrower shall have no obligation to indemnify the Administrative Agent, the Issuing Bank or any Lender in respect of any liability incurred by the Administrative Agent, the Issuing Bank or such Lender arising solely out of the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment.  Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or any Lender with respect to any Letter of Credit.

(h)                                 Amendments, Etc.  The issuance by the Issuing Bank of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Issuing Bank), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and the applicable Revolving Lenders as required by Section 12.6. shall have consented thereto.  In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.5.(c).

(i)                                     Revolving Lenders’ Participation in Letters of Credit.  Immediately upon (i) the Effective Date with respect to all Existing Letters of Credit and (ii) the issuance by the Issuing Bank of any other Letter of Credit each Revolving Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of the liability of the Issuing Bank with respect to such Letter of Credit and each Revolving Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, to the extent and in the manner set forth in the immediately following subsection (j) below, such Lender’s Revolving Commitment Percentage of the Issuing Bank’s liability under such Letter of Credit.  In addition, upon the making of each payment by a Revolving Lender to the Administrative Agent for the account of the Issuing Bank in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Issuing Bank, Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Revolving Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Issuing Bank pursuant to the second and the last sentences of Section 3.5.(c)).

(j)                                    Payment Obligation of Revolving Lenders.  Each Revolving Lender severally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Revolving Commitment Percentage of each drawing paid by the Issuing Bank under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Revolving Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Revolving Commitment Percentage of such drawing except as otherwise provided in Section 3.9.(d).  If the notice referenced in the second sentence of Section 2.3.(e) is received by a Revolving Lender not later than 12:00 p.m. Eastern time, then such Lender shall make such payment available to the Administrative Agent not later than 2:00 p.m. Eastern time on the date of demand therefor; otherwise, such payment shall be made available to the Administrative Agent not later than 12:00 p.m. Eastern time on the next succeeding Business Day.  Each Revolving Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Revolving Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1.(e) or (f), (iv) the termination of the Revolving Commitments or (v) the delivery of Cash Collateral in respect of any Extended Letter of Credit.  Each such payment to the Administrative Agent for the account of the Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

(k)                                 Information to Revolving Lenders.  Promptly following any change in Letters of Credit outstanding, the Issuing Bank shall deliver to the Administrative Agent, which shall promptly deliver the same to each Revolving Lender and the Borrower, a notice describing the aggregate amount of all Letters of Credit outstanding at such time.  Upon the request of any Revolving Lender from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.  Other than as set forth in this subsection, the Issuing Bank shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder.  The failure of the Issuing Bank to perform its requirements under this subsection shall not relieve any Revolving Lender from its obligations under the immediately preceding subsection (j).

(l)                                     Extended Letters of Credit.  Each Revolving Lender confirms that its obligations under the immediately preceding subsections (i) and (j) shall be reinstated in full and apply if the delivery of any Cash Collateral in respect of an Extended Letter of Credit is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise.

Section 2.4.  Swingline Loans.

(a)                                 Swingline Loans.  Subject to the terms and conditions hereof, including without limitation Section 2.15., the Swingline Lender agrees to make Swingline Loans to the Borrower, during the period from the Effective Date to but excluding the Swingline Maturity Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, $75,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.  If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Administrative Agent for the account of the Swingline Lender the amount of such excess.  Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.

(b)                                 Procedure for Borrowing Swingline Loans.  The Borrower shall give the Administrative Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan.  Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 2:00 p.m. Eastern time on the proposed date of such borrowing.  Any telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice.  On the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article 5.2. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing not later than 11:00 a.m. on such date if the Swingline Lender received such Notice of Swingline Borrowing by 9:00 a.m. on such date, and otherwise not later than 4:00 p.m. on such date, at the account specified by the Borrower in the Notice of Swingline Borrowing.

(c)                                  Interest.  Swingline Loans shall bear interest at a per annum rate equal to the Base Rate as in effect from time to time plus the Applicable Margin for Revolving Loans or at such other rate or rates as the Borrower and the Swingline Lender may agree from time to time in writing.  Interest on Swingline Loans is solely for the account of the Swingline Lender (except to the extent a Revolving Lender acquires a participating interest in a Swingline Loan pursuant to the immediately following subsection (e)).  All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.5. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

(d)                                 Swingline Loan Amounts, Etc.  Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower.  Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender and the Administrative Agent prior written notice thereof no later than 10:00 a.m. Eastern time on the date of such prepayment.  The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

(e)                                  Repayment and Participations of Swingline Loans.  The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender and, in any event, within five (5) Business Days after the date such Swingline Loan was made; provided, that the proceeds of a Swingline Loan may not be used to pay a Swingline Loan.  Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Maturity Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing).  In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Revolving Loans that are Base Rate Loans from the Revolving Lenders in an amount equal to the principal balance of such Swingline Loan.  The amount limitations contained in the second sentence of Section 2.1.(a) shall not apply to any borrowing of such Revolving Loans made pursuant to this subsection.  The Swingline Lender shall give notice to the Administrative Agent of any such borrowing of Revolving Loans not later than 12:00 p.m.

Eastern time on the proposed date of such borrowing.  Promptly after receipt of such notice of borrowing of Revolving Loans from the Swingline Lender under the immediately preceding sentence, the Administrative Agent shall notify each Revolving Lender of the proposed borrowing.  Not later than 2:00 p.m. Eastern time on the proposed date of such borrowing, each Revolving Lender will make available to the Administrative Agent at the Principal Office for the account of the Swingline Lender, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender.  The Administrative Agent shall pay the proceeds of such Revolving Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan.  If the Revolving Lenders are prohibited from making Revolving Loans required to be made under this subsection for any reason whatsoever, including without limitation, the existence of any of the Defaults or Events of Default described in Sections 10.1.(e) or (f), each Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Revolving Commitment Percentage of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Administrative Agent for the account of the Swingline Lender in Dollars and in immediately available funds.  A Revolving Lender’s obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Administrative Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 10.1. (e) or (f)), or the termination of any Revolving Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Administrative Agent, any Lender, the Borrower or any other Loan Party, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If such amount is not in fact made available to the Swingline Lender by any Revolving Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate.  If such Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Revolving Lenders to purchase a participation therein).  Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Loans, and any other amounts due it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

Section 2.5.  Rates and Payment of Interest on Loans.

(a)                                 Rates.  The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)                                     during such periods a Revolving Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Revolving Loans;

(ii)                                  during such periods a Revolving Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin for Revolving Loans;

(iii)                               during such periods a Term Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin for Term Loans; and

(iv)                              during such periods a Term Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin for Term Loans.

Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender and the Issuing Bank, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)                                 Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise).  Interest payable at the Post-Default Rate shall be payable from time to time on demand.  All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)                                  Borrower Information Used to Determine Applicable Interest Rates.  The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”).  If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information.  The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice.  Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, the Issuing Bank’s, or any Lender’s other rights under this Agreement.

(d)                                 Changes in Credit Rating.

(i)                                     If a change in the Borrower’s Credit Rating (a “Credit Rating Change”) causes the Applicable Margin to increase and, within 90 days of the date of such Credit Rating Change the applicable Rating Agencies restore the Borrower’s original Credit Rating (and, as a result, the Applicable Margin is reduced to the level that existed on the date of such Credit Rating Change), the Borrower shall receive a credit for any increased interest and fees incurred by the Borrower under this Agreement during such 90 day period as a result of such Credit Rating Change, which such credit shall be applied against accrued interest and/or fees hereunder in a manner as may be satisfactory to the Borrower and the Administrative Agent.

(ii)                                  If a Credit Rating Change causes the Applicable Margin to decrease and, within 90 days of the date of such Credit Rating Change the applicable Rating Agencies restore the Borrower’s original Credit Rating (and, as a result, the Applicable Margin is increased to the level that existed on the date of such Credit Rating Change), the Borrower shall, within 5 Business Days of the restoration of the Borrower’s original Credit Rating, pay to the Administrative Agent for the account of the Lenders, the amount of interest and fees that would have been payable during such 90 day period had the Credit Rating Change not occurred.

Section 2.6.  Number of Interest Periods.

There may be no more than 6 different Interest Periods for (a) Revolving Loans outstanding at the same time and (b) Term Loans outstanding at the same time.

Section 2.7.  Repayment of Loans.

(a)                                 Revolving Loans.  The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Revolving Termination Date.

(b)                                 Term Loans.  The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Term Loans on the Term Loan Maturity Date.

Section 2.8.  Prepayments.

(a)                                 Optional.  Subject to Section 4.4., the Borrower may prepay any Loan at any time without premium or penalty.  The Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of the prepayment of any Loan.  Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.

(b)                                 Mandatory.

(i)                                     Revolving Commitment Overadvance.  If at any time the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Revolving Commitments, the Borrower shall immediately upon demand pay to the Administrative Agent for the account of the Revolving Lenders, the amount of such excess.

(ii)                                  Application of Mandatory Prepayments.  Amounts paid under the preceding subsection (i) shall be applied to pay all amounts of principal outstanding on the Revolving Loans and Swingline Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2. and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations.  If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

(c)                                  No Effect on Derivatives Contracts.  No repayment or prepayment of the Loans pursuant to this Section or otherwise shall affect any of the Borrower’s obligations under any Derivatives Contract entered into with respect to any of the Loans.

Section 2.9.  Continuation.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan.  Each Continuation of a LIBOR Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period.  Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 10:00 a.m. Eastern time on the third Business Day prior to the date of any such Continuation.  Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) whether the Loans being Continued are Revolving Loans or Term Loans, (b) the proposed date of such Continuation, (c) the LIBOR Loans and portions thereof subject to such Continuation and (d) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder.  Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given.  Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Revolving Lender, in the case of a Continuation of Revolving Loans, and each Term Loan Lender, in the case of a Continuation of Term Loans, of the proposed Continuation.  If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, continue as a LIBOR Loan with an Interest Period of one month; provided, however that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.10. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.10.  Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Revolving Loan or Term Loan of one Type into a Revolving Loan or Term Loan, as applicable, of another Type; provided, however, a Base Rate Loan may not be Converted into a LIBOR Loan if a Default or Event of Default exists.  Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.  Each such Notice of Conversion shall be given not later than 10:00 a.m. Eastern time 3 Business Days prior to the date of any proposed Conversion.  Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Revolving Lender, in the case of a Conversion of Revolving Loans, and each Term Loan Lender, in the case of a Conversion of Term Loans, of the proposed Conversion.  Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) whether the Loans being Converted are Revolving Loans or Term Loans, (b) the requested date of such Conversion, (c) the Type of Loan to be Converted, (d) the portion of such Type of Loan to be Converted, (e) the Type of Loan such Loan is to be Converted into and (f) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan.  Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.11.  Notes.

(a)                                 Notes.  Except in the case of a Revolving Lender that has notified the Administrative Agent in writing that it elects not to receive a Revolving Note, the Revolving Loans made by each Revolving Lender shall, in addition to this Agreement, also be evidenced by a Revolving Note, payable to the order of such Revolving Lender in a principal amount equal to the amount of its Revolving Commitment as originally in effect and otherwise duly completed.  The Swingline Loans made by the Swingline Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Swingline Note payable to the order of the Swingline Lender.  Except in the case of a Term Loan Lender that has notified the Administrative Agent in writing that it elects not to receive a Term Note, the Term Loan made by a Term Loan Lender shall, in addition to this Agreement, also be evidenced by a Term Note, payable to the order of such Term Loan Lender in a principal amount equal to the amount of its Term Loan and otherwise duly completed.  After the date hereof, to the extent a Lender which has notified the Administrative Agent that it elects not to receive a Revolving Note or Term Note, as applicable, elects to receive a Revolving Note or Term Note, as applicable, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated as of the date hereof.

(b)                                 Records.  The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8. shall be controlling.

(c)                                  Lost, Stolen, Destroyed or Mutilated Notes.  Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.12.  Voluntary Reductions of the Revolving Commitment.

The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Revolving Commitments (for which purpose use of the Revolving Commitments shall be deemed to include the aggregate amount of all Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans) at any time and from time to time without penalty or premium upon not less than 15 Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Revolving Commitments shall not be less than $10,000,000 and integral multiples of $5,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Commitment Reduction Notice”).  Promptly after receipt of a Commitment Reduction Notice the Administrative Agent shall notify each Lender of the proposed termination or Revolving Commitment reduction.  The Revolving Commitments may not be reduced below $200,000,000 in the aggregate unless the Borrower terminates the Revolving Commitments in their entirety, and, once terminated or reduced, the Revolving Commitments may not be increased or reinstated.  The Borrower shall pay all interest on the Loans, and the Fees under Section 3.5.(b) with respect to the amount of the Revolving Commitment being reduced, accrued to the date of such reduction or termination of the Revolving Commitments to the Administrative Agent for the account of the Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 4.4.

Section 2.13.  Extension of Revolving Termination Date.

The Borrower shall have the right, exercisable one time, to extend the current Revolving Termination Date by one year.  The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least 30 days but not more than 90 days prior to the current Revolving Termination Date, a written request for such extension (an “Extension Request”).  The Administrative

Agent shall notify the Revolving Lenders if it receives an Extension Request promptly upon receipt thereof.  Subject to satisfaction of the following conditions, the Revolving Termination Date shall be extended for one year effective upon receipt by the Administrative Agent of the Extension Request and payment of the fee referred to in the following clause (ii): (i) immediately prior to such extension and immediately after giving effect thereto, (x) no Default or Event of Default shall exist and (y) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents and (ii) the Borrower shall have paid the Fees payable under Section 3.5.(d).  At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from the chief executive officer or chief financial officer certifying the matters referred to in the immediately preceding clauses (i)(x) and (i)(y).

Section 2.14.  Expiration Date of Letters of Credit Past Revolving Commitment Termination.

If on the date the Revolving Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise) there are any Letters of Credit outstanding hereunder and the aggregate Stated Amount of such Letters of Credit exceeds the balance of available funds on deposit in the Letter of Credit Collateral Account, then the Borrower shall, on such date, pay to the Administrative Agent, for the benefit of the Issuing Bank and the Revolving Lenders, for deposit into the Letter of Credit Collateral Account, an amount of money equal to the amount of such excess.

Section 2.15.  Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, the Issuing Bank shall not be required to issue a Letter of Credit and no reduction of the Revolving Commitments pursuant to Section 2.12. shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Revolving Commitments the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Revolving Commitments at such time.

Section 2.16.  Increase in Commitments and Loans.

The Borrower shall have the right (a) at any time and from time to time during the period beginning on the Effective Date to but excluding the Revolving Termination Date to request increases in the aggregate amount of the Revolving Commitments and (b) at any time and from time to time during the period beginning on the Effective Date to but excluding the Term Loan Maturity Date to request additional Term Loans, in each case, by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increase in the Revolving Commitments and any new Term Loans, the aggregate amount of Revolving Commitments (less the aggregate amount of reductions of Revolving Commitments effected pursuant to Section 2.12.) and Term Loans shall not exceed $2,300,000,000.  Each such increase in the Term Loans and the Revolving Commitments must be an aggregate minimum amount of $50,000,000 and integral multiples of $10,000,000 in excess thereof.  The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Term Loans and the Revolving Commitments, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Term Loans and the Revolving Commitments among such existing Lenders and/or other banks, financial institutions and other institutional lenders.  No Lender shall be obligated in any way whatsoever to increase its Term Loan or Revolving Commitment or provide a new Term Loan or Revolving Commitment, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee.  If a new Revolving Lender becomes a party to this Agreement, or if any existing Revolving Lender is increasing its Revolving Commitment, such Lender shall on the date it becomes a Revolving Lender hereunder (or in the case of an existing Lender, increases its Revolving Commitment) (and as a condition thereto) purchase from the other Revolving Lenders its Revolving Commitment Percentage (determined with respect to the Revolving Lenders’ respective Revolving Commitments and after giving effect to the increase of Revolving Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Revolving Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender, plus (B) the aggregate amount of payments previously made by the other Revolving Lenders under Section 2.3.(j) that have not been repaid, plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans.  The Borrower shall pay to the Revolving Lenders amounts payable, if any, to such Revolving Lenders under Section 4.4. as a result of such purchase as if such purchase were a prepayment of any such Revolving Loans.  Effecting the increase of the Term Loans and Revolving Commitments under this Section is subject to the following conditions precedent:  (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z)  the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:  (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate and other necessary action taken by the Borrower to authorize such increase and (B) all corporate, partnership, member and other necessary action taken by each Guarantor authorizing the guaranty of such increase; (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent; and (iii) except in the case of a Lender that has elected not to receive a Note, new Notes executed by the Borrower, payable to any new Lenders and replacement Notes executed by the Borrower, payable to any existing Lenders increasing the principal amount of their Term Loans or increasing their Revolving Commitments, in the principal amount of such Lender’s Term Loan or Revolving Commitment, as applicable, at the time of the effectiveness of the applicable increase in the aggregate principal amount of the Term Loans or  Revolving Commitments.  In connection with any increase in the aggregate principal amount of the Term Loans or Revolving Commitments, as applicable, pursuant to this Section 2.16. any Lender becoming a party hereto shall (1) execute such documents and agreements as the Administrative Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.

Section 2.17.  Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1.  Payments.

(a)                                 Payments by Borrower.  Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Administrative Agent at the Principal Office, not later than 12:00 p.m. Eastern time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  Subject to Section 10.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied.  Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender.  Each payment received by the Administrative Agent for the account of the Issuing Bank under this Agreement shall be paid to the Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by the Issuing Bank to the Administrative Agent from time to time, for the account of the Issuing Bank.  In the event the Administrative Agent fails to pay such amounts to such Lender or the Issuing Bank, as the case may be, (i) by 5:00 p.m. Eastern time on the Business Day such funds are received by the Administrative Agent, if such amounts are received by 12:00 p.m. Eastern time on such date or (ii) by 5:00 p.m. Eastern time on the Business Day following the date such funds are received by the Administrative Agent, if such amounts are received after 12:00 p.m. Eastern time on any Business Day, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect.  If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b)                                 Presumptions Regarding Payments by Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2.  Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Revolving Lenders under Sections 2.1.(a), 2.3.(e) and 2.4.(e) shall be made from the Revolving Lenders, each payment of the fees under Sections 3.5.(b), the first sentence of 3.5.(c), and 3.5.(d) shall be made for the account of the Revolving Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.12. shall be applied to the respective Revolving Commitments of the Revolving Lenders, pro rata according to the amounts of their respective Revolving Commitments; (b) each payment or prepayment of principal of Revolving Loans shall be made for the account of the Revolving Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that, subject to Section 3.9., if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments; (c) the making of Term Loans under Section 2.2.(a) shall be made from the Term Loan Lenders, pro rata according to the amounts of their respective Term Loan Commitments; (d) each payment or prepayment of principal of Term Loans shall be made for the account of the Term Loan Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loans held by them; (e) each payment of interest on Revolving Loans or Term Loans shall be made for the account of the Revolving Lenders or Term Loan Lenders, as applicable, pro rata in accordance with the amounts of interest on such Revolving Loans or Term Loans, as applicable, then due and payable to the respective Lenders; (f) the Conversion and Continuation of Revolving Loans or Term Loans of a particular Type (other than Conversions provided for by Sections 4.1.(c) and 4.5.) shall be made pro rata among the Revolving Lenders or Term Loan Lenders, as applicable, according to the amounts of their respective Revolving Loans or Term Loans, as applicable, and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous; (g) the Revolving Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.4., shall be in accordance with their respective Revolving Commitment Percentages; and (h) the Revolving Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.3., shall be in accordance with their respective Revolving Commitment Percentages.  All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.4.(e), in which case such payments shall be pro rata in accordance with such participating interests).  Any payment or prepayment of principal or interest made during the existence of a Default or Event of Default shall be made for the account of the Lenders and the Issuing Bank in accordance with the order set forth in Section 10.5.

Section 3.3.  Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to the Borrower under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf of the Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Derivatives Obligations) not in accordance with the terms of  this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 10.5., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 10.5., as applicable.  To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4.  Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5.  Fees.

(a)                                 Closing Fee.  On the Effective Date, the Borrower agrees to pay to the Administrative Agent and each Lender all loan fees as have been agreed to in writing by the Borrower and the Administrative Agent.

(b)                                 Facility Fees. During the period from the Effective Date to but excluding the Revolving Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Revolving Lenders a facility fee equal to the daily aggregate amount of the Revolving Commitments (whether or not utilized) times a rate per annum equal to the Applicable Facility Fee.  Such fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December during the term of this Agreement and on the Revolving Termination Date or any earlier date of termination of the Revolving Commitments or reduction of the Revolving Commitments to zero.  The Borrower acknowledges that the fee payable hereunder is a bona fide commitment fee and is intended as reasonable compensation to the Revolving Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

(c)                                  Letter of Credit Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for Revolving Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is cancelled or terminated or (y) to but excluding the date such Letter of Credit is drawn in full.  In addition to such fees, the Borrower shall pay to the Issuing Bank solely for its own account, a fronting fee in respect of each Letter of Credit in the amount provided in the Fee Letter; provided, however, in no event shall the aggregate amount of such fee in respect of any Letter of Credit be less than $1,000.  The fees provided for in this subsection shall be nonrefundable and payable, in the case of the fee provided for in the first sentence, in arrears (i) quarterly on the first day of January, April, July and October, (ii) on the Revolving Termination Date, (iii) on the date the Revolving Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent and in the case of the fee provided for in the second sentence, at the time of issuance of such Letter of Credit.  The Borrower shall pay directly to the Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged or incurred by the Issuing Bank from time to time in like circumstances with respect to the issuance, amendment, renewal or extension of any Letter of Credit or any other transaction relating thereto.

(d)                                 Revolving Credit Extension Fee.  If the Borrower exercises its right to extend the Revolving Termination Date in accordance with Section 2.13., the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a fee equal to 0.15% of the amount of such Lender’s Revolving Commitment (whether or not utilized).  Such fee shall be due and payable in full on the date the Administrative Agent receives the Extension Request pursuant to such Section.

(e)                                  Administrative and Other Fees.  The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

Section 3.6.  Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7.  Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith.  It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.  The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.5.(a)(i) through (iv) and, with respect to Swingline Loans, in Section 2.4.(c).  Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, arrangement fees, facility fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.  All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.8.  Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error.  The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9.  Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)                                 Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Requisite Lenders.

(b)                                 Defaulting Lender Waterfall.  Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 3.3. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Defaulting Lender that is a Revolving Lender, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lender hereunder; third, in the case of a Defaulting Lender that is a Revolving Lender, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, in the case of a Defaulting Lender that is a Revolving Lender, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or amounts owing by such Defaulting Lender under Section 2.3.(j) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article V. were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Liabilities and Swingline Loans are held by the Lenders pro rata in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the immediately following subsection (d)) and Term Loan Percentages, as applicable.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)                                  Certain Fees.

(i)                                     No Revolving Lender that is a Defaulting Lender shall be entitled to receive any Fee payable under Section 3.5.(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)                                  Each Revolving Lender that is a Defaulting Lender shall be entitled to receive any Fee payable under Section 3.5.(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to the immediately following subsection (e).

(iii)                               With respect to any Fee not required to be paid to any Defaulting Lender pursuant to the immediately preceding clauses (i) or (ii), the Borrower shall (x) pay to each Revolving Lender that is a Non-Defaulting Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to the Issuing Bank and Swingline Lender, as applicable, the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

(d)                                 Reallocation of Participations to Reduce Fronting Exposure.  In the case of a Revolving Lender that is a Defaulting Lender, all or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swingline Loans shall be reallocated among the Revolving Lenders that are Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (determined without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Article V. are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Revolving Lender that is a Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e)                                  Cash Collateral, Repayment of Swingline Loans.

(i)                                     If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in this subsection.

(ii)                                  At any time that there shall exist a Revolving Lender that is a Defaulting Lender, within 1 Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

(iii)                               The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Bank, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iv)                              Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v)                                 Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Revolving Lender), or (y) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and the Issuing Bank may (but shall not be obligated to) agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(f)                                   Defaulting Lender Cure.  If the Borrower and the Administrative Agent (and in the case of the Defaulting Lender that is a Revolving Lender, the Swingline Lender and the Issuing Bank) agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which, in the case of a Revolving Lender, may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans, and in the case of a Defaulting Lender that is a Revolving Lender, funded and unfunded participations in Letters of Credit and Swingline Loans, to be held pro rata by the Lenders in accordance with their respective Revolving Commitment Percentages (determined without giving effect to the immediately preceding subsection (d)) and Term Loan Percentages, as applicable, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(g)                                  New Swingline Loans/Letters of Credit.  So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(h)                                 Purchase of Defaulting Lender’s Commitment.  During any period that a Revolving Lender is a Defaulting Lender, the Borrower may, by the Borrower giving written notice thereof to the Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Revolving Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5.(b). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. In addition, any Revolving Lender which is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s Revolving Commitment via an assignment subject to and in accordance with the provisions of Section 12.5.(b). In connection with any such assignment, such Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Assumption Agreement and, notwithstanding Section 12.5.(b), shall pay to the Administrative Agent an assignment fee in the amount of $7,500. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders.

Section 3.10.  Taxes.

(a)                                 Issuing Bank.  For purposes of this Section, the term “Lender” includes the Issuing Bank and the term “Applicable Law” includes FATCA.

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payment of Other Taxes by the Borrower.  The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Borrower.  The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient (whether directly or pursuant to Section 3.10.(e)(i)) or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.5. relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.

(f)                                   Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)                                  Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing:

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)                                   in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)                              an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI;

(III)                         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)                          to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)                                 Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will an indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to, or apply for or seek any refund for or on behalf of, any indemnifying party or any other Person.

(i)                                     Survival.  Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV. YIELD PROTECTION, ETC.

Section 4.1.  Additional Costs; Capital Adequacy.

(a)                                 Capital Adequacy.  If any Lender determines that any Regulatory Change affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, any Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(b)                                 Additional Costs.  In addition to, and not in limitation of the immediately preceding subsection, the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:  (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes), or (ii) imposes or modifies any reserve, special deposit, compulsory loan insurance charge, or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined to the extent utilized when determining LIBOR for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder) or (iii) imposes on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender.

(c)                                  Lender’s Suspension of LIBOR Loans.  Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

(d)                                 Additional Costs in Respect of Letters of Credit.  Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any

Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any Tax (other than Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and Connection Income Taxes), reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Issuing Bank of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Issuing Bank or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Issuing Bank or such Lender, the Borrower shall pay promptly, and in any event within 3 Business Days of demand, to the Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time as specified by the Issuing Bank or such Lender, such additional amounts as shall be sufficient to compensate the Issuing Bank or such Lender for such increased costs or reductions in amount.

(e)                                  Notification and Determination of Additional Costs.  Each of the Administrative Agent, Issuing Bank and each Lender, as the case may be, agrees to notify the Borrower (and in the case of the Issuing Bank or a Lender, to notify the Administrative Agent) of any event occurring after the Agreement Date entitling the Administrative Agent, the Issuing Bank or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, the Issuing Bank or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder (and in the case of a Lender, to the Administrative Agent); provided, further, that notwithstanding the foregoing provisions of this Section, the Administrative Agent or a Lender, as the case may be, shall not be entitled to compensation for any such amount relating to any period ending more than six months prior to the date that the Administrative Agent or such Lender, as applicable, first notifies the Borrower in writing thereof or for any amounts resulting from a change by any Lender of its Lending Office (other than changes required by Applicable Law).  The Administrative Agent, the Issuing Bank and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of the Issuing Bank or a Lender to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section.  Determinations by the Administrative Agent, the Issuing Bank or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.  The Borrower shall pay the Administrative Agent, the Issuing Bank and or any such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 4.2.  Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

(a)                                 the Administrative Agent shall determine (which determination shall be conclusive absent manifest error) that reasonable and adequate means do not exist for the ascertaining LIBOR for such Interest Period, or the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

(b)                                 the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period,

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, all of the Lenders, in the case of the immediately preceding clause (a), and any Lender affected thereby, in the case of the immediately preceding clause (b), shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans, unless and until such Lender gives notice as provided in Section 4.5. that such condition no longer exists, and, so long as such condition remains in effect, such Lender’s LIBOR Loans shall be treated in accordance with Section 4.5.

Section 4.3.  Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that due to a Regulatory Change it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

Section 4.4.  Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

(a)                                 any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)                                 any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Section 5.2. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, in the case of a LIBOR Loan, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date.  Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.  Any such statement shall be conclusive absent manifest error.

Section 4.5.  Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans, shall be suspended pursuant to Section 4.1.(c), Section 4.2. or Section 4.3., then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(c), Section 4.2., or Section 4.3. on such earlier date as such Lender or the Administrative Agent, as applicable, may specify to the Borrower (with a copy to the Administrative Agent, as applicable)) and, unless and until such Lender or the Administrative Agent, as applicable, gives notice as provided below that the circumstances specified in Section 4.1., Section 4.2. or Section 4.3. that gave rise to such Conversion no longer exist:

(a)                                 to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)                                 all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender or the Administrative Agent, as applicable, gives notice to the Borrower (with a copy to the Administrative Agent, as applicable) that the circumstances specified in Section 4.1.(c) or 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender or the Administrative Agent, as applicable, agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Revolving Commitment Percentages or Term Loan Percentages, as applicable.

Section 4.6.  Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 4.1., and the Requisite Lenders are not also doing the same, (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b) or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, or (c) a Lender does not vote in favor of any amendment, modification or waiver to this Agreement or any other Loan Document which, pursuant to Section 12.6.(b), requires the vote of such Lender, and the Requisite Lenders shall have voted in favor of such amendment, modification or waiver then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Revolving Commitment and Term Loan, as applicable, to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5.(b) for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) in the case of an Affected Lender that is a Revolving Lender, the aggregate amount of payments previously made by the Affected Lender under Section 2.3.(j) that have not been repaid, plus (z) any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee.  Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender nor any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.  The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders.  The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10., 4.1. or 4.4.) with respect to any period up to the date of replacement.

Section 4.7.  Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 4.8.  Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

ARTICLE V. CONDITIONS PRECEDENT

Section 5.1.  Initial Conditions Precedent.

The effectiveness of this Agreement and the obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, are subject to the satisfaction or waiver of the following conditions precedent:

(a)                                 The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)                                     counterparts of this Agreement executed by each of the parties hereto;

(ii)                                  Revolving Notes and Term Notes executed by the Borrower, payable to each applicable Lender (other than any Lender that has requested that it not receive a Note) and complying with the terms of Section 2.11.(a) and the Swingline Note executed by the Borrower;

(iii)                               the Guaranty executed by each of the Guarantors, if any, initially to be a party thereto;

(iv)                              an opinion of Sullivan & Worcester LLP, and an opinion of Venable LLP, special Maryland counsel, in each case, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request;

(v)                                 the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(vi)                              a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vii)                           a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Swingline Borrowing, requests for Letters of Credit, Notices of Conversion and Notices of Continuation;

(viii)                        copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(ix)                              a Compliance Certificate calculated as of the Effective Date on a pro forma basis for the Borrower’s fiscal quarter ending September 30, 2013;

(x)                                 the request for the Term Loans required by Section 2.2.(b);

(xi)                              a Disbursement Instruction Agreement effective as of the Agreement Date;

(xii)                           evidence that all indebtedness, liabilities or obligations owing by the Loan Parties under the Existing Term Loan Agreement shall have been paid in full and that all accrued and unpaid interest and fees owing by the Loan Parties under the Existing Credit Agreement shall have been paid in full;

(xiii)                        evidence that the Fees, if any, then due and payable under Section 3.5., together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(xiv)                       a copy of (y) all Operating Agreements, all Ancillary Agreements, the Business Management Agreement, the Property Management Agreement, in each case certified as true, correct and complete by the chief operating officer or chief financial officer of the Borrower, and (z) an Operating Agreement Abstract with respect to each Operating Agreement for the Unencumbered Assets; and

(xv)                          such other documents, agreements and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request;

(b)                                 there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(c)                                  no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (i) result in a Material Adverse Effect or (ii) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(d)                                 the Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (i) any Applicable Law or (ii) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which could not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin or impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(e)                                  the Borrower and each other Loan Party shall have provided all information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act; and

(f)                                   there shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 5.2.  Conditions Precedent to All Loans and Letters of Credit.

In addition to the satisfaction or waiver of the conditions precedent contained in Section 5.1., the obligations of (i) Lenders to make any Loans and (ii) the Issuing Bank to issue, to extend the expiration date of, or to increase the Stated Amount of, Letters of Credit are each subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance, extension or increase of such Letter of Credit or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.15. would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of the making of such Loan or date of issuance, extension or increase of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder and (c) in the case of the borrowing of Revolving Loans, the Administrative Agent shall have received a timely Notice of Borrowing, in the case of a Swingline Loan, the Swingline Lender shall have received a timely Notice of Swingline Borrowing or in the case of the issuance of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a timely request for the issuance of such Letter of Credit.  Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event).  In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time any Loan is made or any Letter of Credit is issued, extended or increased, that all conditions to the making of such Loan or issuing, extending or increasing of such Letter of Credit contained in this Article V. have been satisfied.  Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent for the benefit of the Administrative Agent and the Lenders that the conditions precedent for initial Loans set forth in Sections 5.1. and 5.2. that have not previously been waived by the Lenders in accordance with the terms of this Agreement have been satisfied.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1.  Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and, in the case of the Issuing Bank, to issue Letters of Credit, the Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each Lender as follows:

(a)                                 Organization; Power; Qualification.  Each of the Borrower, the other Loan Parties and the other Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)                                 Ownership Structure.  Part I of Schedule 6.1.(b) is, as of the Agreement Date, a complete and correct list of all Subsidiaries of the Borrower setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is an Excluded Subsidiary and/or a Foreign Subsidiary.  As of the Agreement Date, except as disclosed in such Schedule, (A) each of the Borrower and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person.  As of the Agreement Date, Part II of Schedule 6.1.(b) correctly sets forth all Unconsolidated Affiliates of the Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Borrower.

(c)                                  Authorization of Loan Documents and Borrowings.  The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder.  The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby.  The Loan Documents and the Fee Letter to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)                                 Compliance of Loan Documents with Laws.  The execution, delivery and performance of this Agreement,  the other Loan Documents to which any Loan Party is a party and of the Fee Letter in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both:  (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders and the Issuing Bank.

(e)                                  Compliance with Law; Governmental Approvals.  Each of the Borrower, the other Loan Parties and the other Subsidiaries is in compliance with each Governmental Approval and all other Applicable Laws relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f)                                   Title to Properties; Liens.  Part I of Schedule 6.1.(f) is, as of the Agreement Date, a complete and correct listing of all real estate assets of the Borrower, each other Loan Party and each other Subsidiary.  Each of the Borrower, each other Loan Party and each other Subsidiary has good, marketable and legal title to, or a valid leasehold interest in, its respective assets.  As of the Agreement Date, there are no Liens against any assets of the Borrower, any Subsidiary or any other Loan Party except for Permitted Liens.

(g)                                  Existing Indebtedness.  Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness (including all Guarantees) of each of the Borrower, the other Loan Parties and the other Subsidiaries, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the Borrower, the other Loan Parties and the other Subsidiaries have performed and are in compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute a default or event of default, exists with respect to any such Indebtedness.

(h)                                 Material Contracts.  Schedule 6.1.(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts.  Each of the Borrower, the other Loan Parties and the other Subsidiaries that are parties to any Material Contract has performed and is in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.  All Operating Agreement Abstracts provided by the Borrower to the Administrative Agent accurately summarize the relevant provisions of the Operating Agreements required to be described therein, and such Operating Agreement Abstracts are correct in all material respects.

(i)                                     Litigation.  Except as set forth on Schedule 6.1.(i), there are no actions, suits or proceedings pending (nor, to the knowledge of any Loan Party, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower, any other Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Document or the Fee Letter.  There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to, any Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(j)                                    Taxes.  All federal, state and other tax returns of the Borrower, each other Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon, each Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 7.6.  As of the Agreement Date, none of the United States income tax returns of the Borrower, any other Loan Party or any other Subsidiary is under audit.  All charges, accruals and reserves on the books of the Borrower, the other Loan Parties and the other Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)                                 Financial Statements.  The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 2012, and the related audited consolidated statements of operations, shareholders’ equity and cash flow for the fiscal year ended on such date, with the opinion thereon of Ernst & Young LLP, and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended September 30, 2013, and the related unaudited consolidated statements of operations, and cash flow of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended on such date.  Such financial statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments).  Neither the Borrower nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or notes thereto, except as referred to or reflected or provided for in said financial statements.

(l)                                     No Material Adverse Change.  Since December 31, 2012, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Borrower and its consolidated Subsidiaries taken as a whole.  Each of the Borrower, the other Loan Parties and the other Subsidiaries is Solvent.

(m)                             REIT Status.  The Borrower qualifies as, and has elected to be treated as, a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Borrower to maintain its status as a REIT.

(n)                                 ERISA.

(i)                                     Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects.  Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan.  To the best knowledge of the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii)                                  With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715.  The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii)                               Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(o)                                 Absence of Default.  None of the Loan Parties or any of the other Subsidiaries is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived:  (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, any Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)                                 Environmental Laws.  In the ordinary course of business and from time to time each of the Borrower, each other Loan Party and each other Subsidiary conducts reviews of the effect of Environmental Laws on its respective business, operations and properties, including without limitation, its respective Properties.  Each of the Borrower, each other Loan Party and each other Subsidiary: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect.  Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, no Loan Party has any knowledge of, or has received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties, may:  (x) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (y) cause or contribute to any other potential common-law or legal claim or other liability, or (z) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (x) through (z) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law.  There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Borrower’s knowledge after due inquiry, threatened, against the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which reasonably could be expected to have a Material Adverse Effect.  As of the Agreement Date, none of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law.  No Hazardous Materials have been transported, released, discharged or disposed on any of the Properties other than (x) in compliance with all applicable Environmental Laws or (y) as could not reasonably be expected to have a Material Adverse Effect.

(q)                                 Investment Company.  None of the Borrower, any other Loan Party or any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r)                                    Margin Stock.  None of the Borrower, any other Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(s)                                   Affiliate Transactions.  Except as permitted by Section 9.8. or as otherwise set forth on Schedule 6.1.(s), none of the Borrower, any other Loan Party or any other Subsidiary is a party to or bound by any agreement or arrangement with any Affiliate.

(t)                                    Intellectual Property.  Each of the Loan Parties and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights,  trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person except for such Intellectual Property, the absence of which, and for conflicts which, could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each other Subsidiary has taken all such steps as it deems reasonably necessary to protect its respective rights under and with respect to such Intellectual Property.  No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property.  The use of such Intellectual Property by the Borrower, the other Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(u)                                 Business.  As of the Agreement Date, the Borrower and its Subsidiaries are engaged substantially in the business of the acquisition, financing, ownership, development, leasing and tenancy (through TRSs) of lodging and travel related properties and other businesses activities incidental thereto.

(v)                                 Broker’s Fees.  No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby.  No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrower, any other Loan Party or any other Subsidiary ancillary to the transactions contemplated hereby.

(w)                               Accuracy and Completeness of Information.  All written information, reports and other papers and data (other than financial projections and other forward looking statements) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments and absence of full footnote disclosure).  All financial projections and other forward looking statements prepared by or on behalf of the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions.  No fact is known to any Loan Party which has had, or may in the future have (so far as any Loan Party can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders.  No document furnished or written statement made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

(x)                                 Not Plan Assets; No Prohibited Transactions.  None of the assets of the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.  Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(y)                                 OFAC.  None of the Borrower, any of the other Loan Parties, any of the other Subsidiaries, or any other Affiliate of the Borrower: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/enforcement/ofac/index.shtml or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from any Loan, and no Letter of Credit, will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.  Each of the Borrower, the other Loan Parties and each of the other Subsidiaries is and will remain in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto.

(z)                                  Unencumbered Assets.  As of the Agreement Date, Schedule 6.1.(z) is a correct and complete list of all Unencumbered Assets.  Each of the Properties included by the Borrower in calculations of Unencumbered Asset Value satisfies all of the requirements contained in the definition of “Unencumbered Asset”.

(aa)                          Insurance.  The Borrower or a Subsidiary maintains, or the related Operating Agreement requires the Operator thereunder to maintain, with respect to the Properties commercially reasonable insurance with financially sound and reputable insurance companies.  As of the Agreement Date, neither the Borrower nor any Subsidiary has received notice that any such insurance has been cancelled, nonrenewed, or impaired in any way.

Section 6.2.  Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party or any other Subsidiary to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement.  All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any extension of the Revolving Termination Date is effectuated pursuant to Section 2.13., the date on which any increase of the Revolving Commitments is effectuated pursuant to Section 2.16., and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances expressly and specifically permitted hereunder.  All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

ARTICLE VII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:

Section 7.1.  Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.4., the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2.  Compliance with Applicable Law and Material Contracts.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with (a) all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect and (b) all terms and conditions of all Material Contracts to which it is a party.

Section 7.3.  Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve, or cause to be protected and preserved, all of its respective material properties, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and maintain, or cause to be maintained, in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 7.4.  Conduct of Business.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, carry on its respective businesses as described in Section 6.1.(u).

Section 7.5.  Insurance.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain, or cause to be maintained, insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 7.6.  Payment of Taxes and Claims.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge, or cause to be paid and discharged, when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP.

Section 7.7.  Books and Records; Inspections.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with GAAP and Applicable Law.  The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the presence of an officer of the Borrower if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice.  The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists.  If requested by the Administrative Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent or any Lender to discuss the financial affairs of the Borrower, any other Loan Party or any other Subsidiary with the Borrower’s accountants.

Section 7.8.  Use of Proceeds.

The Borrower will use the proceeds of Loans only for the repayment of Indebtedness, the acquisition of Properties, working capital needs, dividend payments and other general business purposes, in each case, to the extent not prohibited by Applicable Law.  The Borrower shall only use Letters of Credit for the same purposes for which it may use the proceeds of Loans.  The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any part of such proceeds, or use any Letter of Credit, to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Section 7.9.  Environmental Matters.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply, or cause to be complied, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect.  The Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect.  The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply with all Environmental Laws and all Governmental Approvals the failure with which to comply could reasonably be expected to have a Material Adverse Effect, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws.  The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take, or cause to be taken, all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.  Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 7.10.  Further Assurances.

At the Borrower’s cost and expense and upon request of the Administrative Agent, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.11.  REIT Status.

The Borrower shall maintain its status as, and election to be treated as, a REIT under the Internal Revenue Code.

Section 7.12.  Exchange Listing.

The Borrower shall maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange or NYSE Amex Equities or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

Section 7.13.  Guarantors.

(a)                                 Within 10 days after the date on which any of the following conditions first applies to any Subsidiary that is not already a Guarantor, the Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement executed by such Subsidiary (or if the Guaranty is not then in existence, a Guaranty executed by such Subsidiary) and (ii) the items that would have been delivered under subsections (iv) through (viii) and (xv) of Section 5.1.(a) if such Subsidiary had been required to be a Guarantor on the Agreement Date:

(x)                                 such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of the Borrower or any other Subsidiary; provided, that a Subsidiary shall not be required to become a Guarantor under this clause (x) if such Subsidiary is an Excluded Subsidiary that has Guaranteed, or otherwise become obligated in respect of, any Indebtedness of another Excluded Subsidiary; or

(y)                                 (A) such Subsidiary owns an Unencumbered Asset or other asset the value of which is included in the determination of Unencumbered Asset Value and (B) such Subsidiary, or any other Subsidiary directly or indirectly owning any Equity Interest in such Subsidiary, has incurred, acquired or suffered to exist, any Indebtedness that is not Nonrecourse Indebtedness except for (i) in the case of a TRS, Indebtedness owing to the Borrower and (ii) other

Indebtedness that is not Nonrecourse Indebtedness which, together with all other such Indebtedness of Subsidiaries owning Unencumbered Assets or other assets the value of which is included in the determination of Unencumbered Asset Value and that are not Guarantors, does not exceed $1,000,000 at any time outstanding.

(b)                                 The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor from the Guaranty so long as: (i) either (A) simultaneously with its release from the Guaranty such Subsidiary will cease to be a Subsidiary or (B) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a); (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; (iii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Loan Documents; and (iv) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release.  Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

ARTICLE VIII. INFORMATION

For so long as this Agreement is in effect, the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 8.1.  Quarterly Financial Statements.

As soon as available and in any event within 5 days after the same is filed with the Securities and Exchange Commission (but in no event later than 45 days after the end of each of the first, second and third fiscal quarters of the Borrower), the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).  Together with such financial statements, the Borrower shall deliver reports, in form and detail satisfactory to the Administrative Agent, setting forth (a)  to the extent such information is obtained from Operators, all capital expenditures made during the fiscal quarter then ended; (b) a listing of all Properties acquired during such fiscal quarter, including the minimum rent or expected minimum return of each such Property, acquisition costs and related mortgage debt, (c) to the extent such information is obtained from Operators, the Hotel Net Cash Flow for each Hotel Pool and each Hotel that is not in a Hotel Pool, and (d) such other information as the Administrative Agent may reasonably request.

Section 8.2.  Year-End Statements.

As soon as available and in any event within 5 days after the same is filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Borrower), the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial officer or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period and (b) independent certified public accountants of recognized national standing, whose certificate shall be unqualified and who shall have authorized the Borrower to deliver such financial statements and certification thereof to the Administrative Agent and the Lenders pursuant to this Agreement.  Together with such financial statements, the Borrower shall deliver a report, in form and detail reasonably satisfactory to the Administrative Agent, setting forth the Hotel Net Cash Flow for each Hotel Pool and each Hotel that is not in a Hotel Pool for such fiscal year to the extent such information is obtained from Operators and such other information as the Administrative Agent may reasonably request.

Section 8.3.  Compliance Certificate.

At the time the financial statements are furnished pursuant to the immediately preceding Sections 8.1. and 8.2., and within 5 Business Days of the Administrative Agent’s request with respect to any other fiscal period, a certificate substantially in the form of Exhibit J (a “Compliance Certificate”) executed on behalf of the Borrower by the chief financial officer or chief accounting officer of the Borrower (a) setting forth in reasonable detail as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Borrower was in compliance with the covenants contained in Section 9.1.; and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Borrower with respect to such event, condition or failure.  The Borrower shall also deliver a certificate (an “Unencumbered Asset Certificate”) executed by the chief financial officer of the Borrower that: (i) sets forth a list of all Unencumbered Assets and Unencumbered Mortgage Notes; and (ii) certifies that all Unencumbered Assets and Unencumbered Mortgage Notes so listed fully qualify as such under the applicable criteria for inclusion as an Unencumbered Asset or Unencumbered Mortgage Note.

Section 8.4.  Other Information.

(a)                                 Promptly upon receipt thereof, copies of all material reports, if any, submitted to the Borrower or its Board of Trustees by its independent public accountants, and in any event, all management reports;

(b)                                 Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(c)                                  Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any Subsidiary or any other Loan Party;

(d)                                 If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(e)                                  To the extent any Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, any Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any other Subsidiary are being audited;

(f)                                   A copy of any amendment to the certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents of the Borrower or any other Loan Party promptly upon the Administrative Agent’s request;

(g)                                  Prompt notice of any change in the senior management of the Borrower, any other Loan Party or any other Subsidiary, and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Loan Party or any other Subsidiary which has had, or could reasonably be expected to have, a Material Adverse Effect;

(h)                                 Prompt notice of the occurrence of any of the following promptly upon a Responsible Officer obtaining knowledge thereof:  (i) Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Borrower, any Subsidiary or any other Loan Party under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

(i)                                     Prompt notice of any order, judgment or decree in excess of $5,000,000 having been entered against any Loan Party or any other Subsidiary or any of their respective properties or assets;

(j)                                    Prompt notice if the Borrower, any Subsidiary or any other Loan Party shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which could reasonably be expected to have a Material Adverse Effect;

(k)                                 Promptly upon the request of the Administrative Agent, evidence of the Borrower’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail satisfactory to the Administrative Agent;

(l)                                     Promptly, upon the Borrower becoming aware of any change in the Borrower’s Credit Rating, a certificate stating that the Borrower’s Credit Rating has changed and the new Credit Rating that is in effect;

(m)                             Promptly, upon each request, information identifying the Borrower as a Lender may request in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act;

(n)                                 Promptly, and in any event within 3 Business Days after the Borrower obtains knowledge thereof, written notice of the occurrence of any of the following:  (i) the Borrower, any Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Borrower, any Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Borrower, any Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Borrower, any Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, in each case, where the matters covered by such notice(s) under clauses (i) through (iv), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(o)                                 Promptly upon the giving or receipt thereof by the Borrower or any Subsidiary, a copy of any notice alleging that any party to any Material Contract is in default of its obligations thereunder;

(p)                                 If requested by the Administrative Agent and available to the Borrower or any Subsidiary on a nonconfidential basis, the Borrower shall deliver to the Administrative Agent the same reports and information with respect to each material mortgagor under any Mortgage Note and with respect to each material Operator as is required by Sections 8.1. and 8.2. with respect to the Borrower, except that: (i) every reference to the Borrower and its Subsidiaries shall be deemed to refer to such material mortgagor or Operator; and (ii) the time periods within which the Borrower shall deliver such reports as to material mortgagors and Operators shall each be 30 days longer than the time periods set forth in Sections 8.1. and 8.2.;

(q)                                 In order to add any Hotel or Hotel Pool, Travel Center or Other Property to Unencumbered Assets or add any Mortgage Note to Unencumbered Mortgage Notes, the Borrower must deliver to the Administrative Agent an Unencumbered Asset Certificate reflecting such addition, together with a statement of:  (i)  the acquisition cost of such Hotel, Hotel Pool, Travel Center or Other Property or Mortgage Note; and (ii)  the same information that the Borrower would be required to include in a Compliance Certificate.  The Borrower shall provide the Administrative Agent with Due Diligence Reports for any Hotel or Hotel Pool, Travel Center or Other Property added to Unencumbered Assets within 20 days of its delivery to the Administrative Agent of the Unencumbered Asset Certificate that added such Hotel or Hotel Pool, Travel Center or Other Property to Unencumbered Assets;

(r)                                    Within 10 Business Days after any disposition by the Borrower, any Subsidiary or any other Loan Party of any Unencumbered Asset or Unencumbered Mortgage Note, or after any Hotel, Hotel Pool, Travel Center or Other Property or Mortgage Note ceases to qualify as an Unencumbered Asset or Unencumbered Mortgage Note, as applicable, the Borrower shall deliver to the Administrative Agent an Unencumbered Asset Certificate reflecting such removal or disqualification, together with a statement of:  (i) the identity of the Hotel, Hotel Pool, Travel Center or Other Property or Mortgage Note being disposed of or disqualified, and (ii) the Unencumbered Asset Value attributable to such Hotel, Hotel Pool, Travel Center or Other Property or Mortgage Note. The Borrower also may voluntarily remove any Hotel or Hotel Pool, any Travel Center or Other Property from Unencumbered Assets or any Mortgage Note from Unencumbered Mortgage Notes by delivering to the Administrative Agent an Unencumbered Asset Certificate reflecting such removal, together with a statement (a) that no Default or Event of Default then exists or would, upon the occurrence of such event or with the passage of time, result from such removal, and (b) of (i) the identity of the Unencumbered Asset or Unencumbered Mortgage Note being removed, and (ii) the Unencumbered Asset Value attributable to such Unencumbered Asset or Unencumbered Mortgage Note; and

(s)                                   From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any of its Subsidiaries, or any other Loan Party as the Administrative Agent or any Lender may reasonably request.

Section 8.5.  Electronic Delivery of Certain Information.

(a)                                 Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.sec.gov <http://www.sec.gov> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender (or the Issuing Bank) pursuant to Article II. and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications.  Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and the Borrower notifies Administrative Agent of said posting by causing an e-mail notification to be sent to an e-email address specified from time to time by the Administrative Agent and provides a link thereto provided (x) if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 10:00 a.m. Eastern time on the next business day for the recipient and (y) if the deemed time of delivery occurs on a day that is not a business day for the recipient, the deemed time of delivery shall be 10:00 a.m. Eastern time on the next business day for the recipient.  Notwithstanding anything contained herein, the Borrower shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.  Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)                                 Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 8.6.  Public/Private Information.

The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower.  Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and the Borrower shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

Section 8.7.  USA Patriot Act Notice; Compliance.

The Patriot Act and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, a Lender (for itself and/or as agent for all Lenders hereunder) may from time-to-time request, and the Borrower shall, and shall cause the other Loan Parties to, provide promptly upon any such request to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law.  An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

ARTICLE IX. NEGATIVE COVENANTS

For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:

Section 9.1.  Financial Covenants.

(a)                                 Leverage Ratio.  The Borrower shall not permit the ratio of (i) Total Indebtedness to (ii) Total Asset Value to exceed 0.60 to 1.00 at any time; provided, however, that if such ratio is greater than 0.60 to 1.00 but is not greater than 0.65 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (a) so long as (i) the Borrower completed a Material Acquisition during the quarter in which such ratio first exceeded 0.60 to 1.00, (ii) such ratio does not exceed 0.60 to 1.00 for a period of more than two consecutive fiscal quarters immediately following the fiscal quarter in which such Material Acquisition was completed, (iii) the Borrower has not maintained compliance with this subsection (a) in reliance on this proviso more than two times during the term of this Agreement and (iv) such ratio is not greater than 0.65 to 1.00 at any time.

(b)                                 Minimum Fixed Charge Coverage Ratio.  The Borrower shall not permit the ratio of (i) Adjusted EBITDA for the fiscal quarter of the Borrower most recently ending to (ii) Fixed Charges for such period, to be less than 1.50 to 1.00 at any time.

(c)                                  Secured Indebtedness.  The Borrower shall not permit the ratio of (i) Secured Indebtedness of the Borrower and its Subsidiaries to (ii) Total Asset Value to be greater than 0.40 to 1.00 at any time.

(d)                                 Unencumbered Leverage Ratio.  The Borrower shall not permit the ratio of (i) Unencumbered Asset Value to (ii) Unsecured Indebtedness, to be less than 1.670 to 1.00 at any time; provided, however, that if such ratio is less than 1.670 to 1.00 but is not less than 1.540 to 1.00, then the Borrower shall be deemed to be in compliance with this subsection (d) so long as (i) the Borrower completed a Material Acquisition during the quarter in which such ratio was first less than 1.670 to 1.00, (ii) such ratio is not less than 1.670 to 1.00 for a period of more than two consecutive fiscal quarters immediately following the fiscal quarter in which such Material Acquisition was completed, (iii) the Borrower has not maintained compliance with this subsection (d) in reliance on this proviso more than two times during the term of this Agreement and (iv) such ratio is not less than 1.540 to 1.00 at any time.

(e)                                  Unencumbered Interest Coverage Ratio.  The Borrower shall not permit the ratio of (i) Unencumbered EBITDA to (ii) Unsecured Debt Service for the Borrower’s fiscal quarter most recently ending, to be less than 1.75 to 1.00 at any time.

(f)                                   Permitted Investments. The Borrower shall not, and shall not permit any Loan Party or other Subsidiary to, make an Investment in or otherwise own the following items which would cause the aggregate value of such holdings of such Persons to exceed the following percentages of Total Asset Value at any time:

(i)                                     Investments in Unconsolidated Affiliates and other Persons that are not Subsidiaries, such that the aggregate value of such Investments (determined in a manner consistent with the definition of Total Asset Value or, if not contemplated under the definition of Total Asset Value, as determined in accordance with GAAP) exceeds 10.0% of Total Asset Value at any time;

(ii)                                  Assets Under Development, such that the aggregate Construction Budget for all such Assets Under Development exceeds 15.0% of Total Asset Value at any time; for purposes of this clause: (x) “Construction Budget” means the fully-budgeted costs for the acquisition and construction of a given piece of Property (including without limitation, the cost of acquiring such piece of Property (except to the extent any portion thereof is Unimproved Land included in the immediately following clause (v)), reserves for construction interest and operating deficits, tenant improvements, leasing commissions, and infrastructure costs), as reasonably determined by the Borrower in good faith and (y) real property under construction to be (but not yet) acquired by the Borrower or a Subsidiary upon completion of construction pursuant to a contract in which the seller of such real property is required to complete construction prior to, and as a condition precedent to, such acquisition, shall be subject to this subsection;

(iii)                               Property leased by the Borrower or any Subsidiary as lessee pursuant to a ground lease, including any Ground Lease (other than any Ground Lease having a remaining term of at least 50 years (taking into account extensions which may be effected by the lessee without the consent of the lessor)), such that the aggregate book value of such Property exceeds 15.0% of Total Asset Value at any time;

(iv)                              Mortgage Receivables, such that the aggregate book value of such Mortgage Receivables exceeds 5.0% of Total Asset Value at any time; and

(v)                                 Unimproved Land such that the aggregate book value of all such Unimproved Land exceeds 5.0% of Total Asset Value at any time.

In addition to the foregoing limitations, the aggregate value of all of the items subject to the limitations in the preceding clauses (i) through (v) shall not exceed 30.0% of Total Asset Value at any time.

(g)                                  Dividends and Other Restricted Payments.  Subject to the following sentence, if an Event of Default exists, the Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Payments except that the Borrower may declare and make cash distributions to its shareholders in an aggregate amount not to exceed the minimum amount necessary for the Borrower to remain in compliance with Section 7.11. and to avoid the imposition of income or excise taxes imposed under Sections 857(b)(1), 857(b)(3) and 4981 of the Internal Revenue Code, and Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary.  If an Event of Default specified in Section 10.1.(a), Section 10.1.(e) or Section 10.1.(f) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2.(a), the

Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person except that Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary.

Section 9.2.  Negative Pledge.

(a)                                 The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

(b)                                 The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which (A) the Borrower, such Loan Party or such Subsidiary may create, incur, assume, or permit or suffer to exist without violation of this Agreement and (B)  is secured by a Lien permitted to exist under the Loan Documents, and (y) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; or (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale.

Section 9.3.  Restrictions on Intercompany Transfers.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any Subsidiary; (b) pay any Indebtedness owed to the Borrower or any Subsidiary; (c) make loans or advances to the Borrower or any Subsidiary; or (d) transfer any of its property or assets to the Borrower or any Subsidiary; other than (i) with respect to clauses (a) through (d) those encumbrances or restrictions contained in any Loan Document or, (ii) with respect to clause (d), customary provisions restricting assignment of any agreement entered into by the Borrower, any other Loan Party or any Subsidiary in the ordinary course of business.  Notwithstanding anything to the contrary in the foregoing, the restrictions in this Section shall not apply to any provision of any Guaranty entered into by the Borrower, any Loan Party or any other Subsidiary relating to the Indebtedness of any Subsidiary permitted to be incurred hereunder, which provision subordinates any rights of Borrower, other Loan Party or any other Subsidiary to payment from such Subsidiary to the payment in full of such Indebtedness.

Section 9.4.  Merger, Consolidation, Sales of Assets and Other Arrangements.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, (i) enter into any transaction of merger or consolidation; (ii) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that:

(a)                                 any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

(b)                                 the Borrower, its Subsidiaries and the other Loan Parties may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c)                                  a Person may merge with and into the Borrower so long as (i) the Borrower is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; and (iii) the Borrower shall have given the Administrative Agent and the Lenders at least 10 Business Days’ prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower); and

(d)                                 the Borrower and each Subsidiary may sell, transfer or dispose of assets among themselves.

Section 9.5.  Plans.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.  The Borrower shall not cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 9.6.  Fiscal Year.

The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 9.7.  Modifications of Organizational Documents and Other Contracts.

(a)                                 The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (a) could reasonably be expected to be adverse to the interest of the Lenders in any material respect or (b) could reasonably be expected to have a Material Adverse Effect.

(b)                                 The Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into any amendment or modification to any Material Contract which could reasonably be expected to have a Material Adverse Effect.

Section 9.8.  Transactions with Affiliates.

The Borrower shall not permit to exist or enter into, and shall not permit any other Loan Party or any other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) as set forth on Schedule 6.1.(s) or (b) (i) transactions in the ordinary course of the Borrower, such other Loan Party or such Subsidiary and (ii) pursuant to the reasonable requirements of the business of the Borrower, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to the Borrower, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate; provided, however, that the Borrower, a Loan Party or any other Subsidiary may enter into an Operating Agreement with an Affiliate outside of the ordinary course of business of the Borrower, such other Loan Party or such other Subsidiary so long as such Operating Agreement complies with the terms of the immediately preceding clause (b)(ii).

Section 9.9.  Environmental Matters.

The Borrower shall not, and shall not permit any other Loan Party, any other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could lead to any environmental claim or pose a risk to human health, safety or the environment, in each case, that could reasonably be expected to have a Material Adverse Effect.  Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 9.10.  Derivatives Contracts.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to enter into or become obligated in respect of, Derivatives Contracts, other than Derivatives Contracts entered into by the Borrower, any such Loan Party or any such Subsidiary in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Borrower, such other Loan Party or such other Subsidiary.

ARTICLE X. DEFAULT

Section 10.1.  Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)                                 Default in Payment.  The Borrower (i) shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans or any Reimbursement Obligation or (ii) shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement, any other Loan Document or the Fee Letter or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and, in the case of a failure described in this clause (ii), such failure shall continue for a period of 5 Business Days.

(b)                                 Default in Performance.

(i)                                     Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.4.(h) or Article IX.; or

(ii)                                  Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section, and in the case of this subsection (b)(ii) only, such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Responsible

Officer of the Borrower or such other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

(c)                                  Misrepresentations.  Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent, the Issuing Bank or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(d)                                 Indebtedness Cross-Default.

(i)                                     The Borrower, any other Loan Party or any other Subsidiary shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans and Reimbursement Obligations) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having a Derivatives Termination Value) of, in each case individually or in the aggregate with all other Indebtedness as to which such a failure exists, of an aggregate outstanding principal amount greater than or equal to (A) $25,000,000 in the case of Indebtedness that is not Nonrecourse Indebtedness or (B) $75,000,000 in the case of Indebtedness that is Nonrecourse Indebtedness (“Material Indebtedness”); or

(ii)                                  (x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

(iii)                               Any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity.

(e)                                  Voluntary Bankruptcy Proceeding.  The Borrower, any other Loan Party or any other Subsidiary (other than (x) a Guarantor that, together with all other Guarantors then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $25,000,000 of Total Asset Value, or (y) a Subsidiary that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $50,000,000 of Total Asset Value) shall:  (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors;

(vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f)                                   Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any other Subsidiary (other than (x) a Guarantor that, together with all other Guarantors then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $25,000,000 of Total Asset Value, or (y) a Subsidiary that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $50,000,000 of Total Asset Value) in any court of competent jurisdiction seeking:  (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower, such Subsidiary or such other Loan Party(including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g)                                  Revocation of Loan Documents.  Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document or the Fee Letter to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter or any Loan Document or the Fee Letter shall cease to be in full force and effect (except as a result of the express terms thereof).

(h)                                 Judgment.  A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against the Borrower, any other Loan Party, or any other Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order (x) for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) or (y) is not otherwise subject to indemnification or reimbursement on reasonable terms and conditions by Persons reasonably likely to honor such indemnification or reimbursement obligations, exceeds, individually or together with all other such judgments or orders entered against (1) the Borrower or any Guarantor $25,000,000, or (2) any other Subsidiaries, $50,000,000, or (B) in the case of an injunction or other non-monetary relief, such injunction or judgment or order could reasonably be expected to have a Material Adverse Effect.

(i)                                     Attachment.  A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any other Loan Party or any other Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, (1) for the Borrower or any Guarantor, $25,000,000, or (2) for any other Subsidiaries, $50,000,000, and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Borrower or any Subsidiary.

(j)                                    ERISA.

(i)                                     Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $10,000,000; or

(ii)                                  The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $10,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(k)                                 Loan Documents.  An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(l)                                     Change of Control.

(i)                                     Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25.0% of the total voting power of the then outstanding voting stock of the Borrower; or

(ii)                                  During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Borrower (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Borrower then in office; or

(iii)                               RMR shall cease for any reason to act as the sole business manager for the Borrower.

Section 10.2.  Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)                                 Acceleration; Termination of Facilities.

(i)                                     Automatic.  Upon the occurrence of an Event of Default specified in Sections 10.1.(e) or 10.1.(f), (1)(A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) the Commitments and the Swingline Commitment and the obligation of the Issuing Bank to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii)                                  Optional.  If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall:  (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) terminate the Commitments and the Swingline Commitment and the obligation of the Issuing Bank to issue Letters of Credit hereunder.

(b)                                 Loan Documents.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)                                  Applicable Law.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)                                 Appointment of Receiver.  To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e)                                  Specified Derivatives Contract Remedies.  Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, in each case, in accordance with the terms of the applicable Specified Derivatives Contract, to undertake any of the following:  (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Derivatives Support Document, including any “Posted Collateral” (as defined in any credit support annex included in any such Derivatives Support Document to which such Specified Derivatives Provider may be a party), and (d) to prosecute any legal action against the Borrower, any Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 10.3.  Remedies Upon Default.

Upon the occurrence of a Default specified in Section 10.1.(f), the Commitments, the Swingline Commitment, and the obligation of the Issuing Bank to issue Letters of Credit shall immediately and automatically terminate.

Section 10.4.  Marshaling; Payments Set Aside.

None of the Administrative Agent, the Issuing Bank, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations or the Specified Derivatives Obligations.  To the extent that any Loan Party makes a payment or payments to the Administrative Agent, the Issuing Bank, any Lender or any Specified Derivatives Provider, or the Administrative Agent, the Issuing Bank, any Lender or any Specified Derivatives Provider enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.5.  Allocation of Proceeds.

If an Event of Default exists, all payments received by the Administrative Agent (or any Lender as a result of its exercise of remedies pursuant to Section 12.3.) under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a)                                 to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Bank in its capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Bank and Swingline Lender in proportion to the respective amounts described in this clause (a) payable to them;

(b)                                 to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause (b) payable to them;

(c)                                  to payment of that portion of the Obligations constituting accrued and unpaid interest on the Swingline Loans;

(d)                                 to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause (d) payable to them;

(e)                                  to payment of that portion of the Obligations constituting unpaid principal of the Swingline Loans;

(f)                                   to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and other Letter of Credit Liabilities, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause (f) payable to them; provided, however, to the extent that any amounts available for distribution pursuant to this clause are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Administrative Agent for deposit into the Letter of Credit Collateral Account; and

(g)                                  the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Section 10.6.  Letter of Credit Collateral Account.

(a)                                 As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Issuing Bank and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below).  The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Issuing Bank as provided herein.  Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section.

(b)                                 Amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion.  All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent for the ratable benefit of the Administrative Agent, the Issuing Bank and the Lenders; provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account.  The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Letter of Credit Collateral Account.

(c)                                  If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Administrative Agent to use the monies deposited in the Letter of Credit Collateral Account to reimburse the Issuing Bank for the payment made by the Issuing Bank to the beneficiary with respect to such drawing or the payee with respect to such presentment.

(d)                                 If an Event of Default exists, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and apply the proceeds thereof to the Obligations in accordance with Section 10.5.  Notwithstanding the foregoing, the Administrative Agent shall not be required to liquidate and release any such amounts if such liquidation or release would result in the amount available in the Letter of Credit Collateral Account being less than the Stated Amount of all Extended Letters of Credit that remain outstanding.

(e)                                  So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Letter of Credit Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 5 Business Days after the Administrative Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Letter of Credit Collateral Account as exceeds the aggregate amount of Letter of Credit Liabilities at such time.  Upon the expiration, termination or cancellation of an Extended Letter of Credit for which the Lenders reimbursed (or funded participations in) a drawing deemed to have occurred under the fourth sentence of Section 2.3.(b) for deposit into the Letter of Credit Collateral Account but in respect of which the Revolving Lenders have not otherwise received payment for the amount so reimbursed or funded, the Administrative Agent shall promptly remit to the Revolving Lenders the amount so reimbursed or funded for such Extended Letter of Credit that remains in the Letter of Credit Collateral Account, pro rata in accordance with the respective unpaid reimbursements or funded participations of the Revolving Lenders in respect of such Extended Letter of Credit, against receipt but without any recourse, warranty or representation whatsoever.  When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Collateral Account.

(f)                                   The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein.

Section 10.7.  Performance by Administrative Agent.

If the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or such other Loan Party after the expiration of any cure or grace periods set forth herein.  In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid.  Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.8.  Rights Cumulative.

(a)                                 The rights and remedies of the Administrative Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers under this Agreement, each of the other Loan Documents, the Fee Letter and Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law.  In exercising their respective rights and remedies the Administrative Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by the Administrative Agent, the Issuing Bank, any of the Lenders or any of the Specified Derivatives Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b)                                 Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article X. for the benefit of all the Lenders and the Issuing Bank; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Bank or

Swingline Lender, as the case may be) hereunder or under the other Loan Documents, (iii) any Specified Derivatives Provider from exercising the rights and remedies that inure to its benefit under any Specified Derivatives Contract, (iv) any Lender from exercising setoff rights in accordance with Section 12.3. (subject to the terms of Section 3.3.), or (v) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article X. and (y) in addition to the matters set forth in clauses (ii), (iv) and (v) of the preceding proviso and subject to Section 3.3., any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

ARTICLE XI. THE ADMINISTRATIVE AGENT

Section 11.1.  Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders.  Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article VIII. that the Borrower is not otherwise required to deliver directly to the Lenders.  The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered or otherwise made available to such Lender pursuant to the terms of this Agreement or any such other Loan Document.  As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law.  Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.2.  Administrative Agent as Lender.

The Lender acting as Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include such Lender in each case in its individual capacity.  The Lender acting as Administrative Agent and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the Issuing Bank or the other Lenders.  Further, the Administrative Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Issuing Bank or the other Lenders.  The Issuing Bank and the Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 11.3.  Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved.  Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the requested determination, consent, approval or disapproval (together with a reasonable written explanation of the reasons behind such objection) within fifteen (15) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively provided such requested determination, consent, approval or disapproval; provided, however, that this sentence shall not apply to amendments, waivers or consents that require the written consent of each Lender directly and adversely affected thereby pursuant to Section 12.6.(b).

Section 11.4.  Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.”  If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”; provided, a Lender’s failure to provide such a “notice of default” to the Administrative Agent shall not result in any liability of such

Lender to any other party under any of the Loan Documents.  Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.5.  Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment.  Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.  Neither the Administrative Agent nor any of its Related Parties: (a) makes any warranty or representation to any Lender, the Issuing Bank or any other Person, or shall be responsible to any Lender, the Issuing Bank or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons, or to inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender or the Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders, the Issuing Bank and the Specified Derivatives Providers in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties.  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct in the selection of such agent or attorney-in-fact as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 11.6.  Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws.  Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.  If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.7.  Lender Credit Decision, Etc.

Each of the Lenders and the Issuing Bank expressly acknowledges and agrees that neither the Administrative Agent nor any of its Related Parties has made any representations or warranties to the Issuing Bank or such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to the Issuing Bank or any Lender.  Each of the Lenders and the Issuing Bank acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective Related Parties, and based on the financial statements of the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate.  Each of the Lenders and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective Related Parties, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Subsidiary.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Bank by the Administrative Agent under this Agreement or any of the other Loan

Documents or furnished to the Administrative Agent for distribution to the Lenders and/or the Issuing Bank, the Administrative Agent shall have no duty or responsibility to provide any Lender or the Issuing Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its Related Parties.  Each of the Lenders and the Issuing Bank acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or the Issuing Bank.

Section 11.8.  Successor Administrative Agent.

The Administrative Agent may (a) resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower or (b) be removed as Administrative Agent by all of the Lenders (excluding the Lender then acting as Administrative Agent) and the Borrower upon 30 days’ prior written notice if the Administrative Agent is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties hereunder.  Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent).  If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Administrative Agent’s giving of notice of resignation or giving of notice of removal of the Administrative Agent, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender and the Issuing Bank directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders and the Issuing Bank so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender or Issuing Bank were itself the Administrative Agent.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  Any resignation by, or removal of, an Administrative Agent shall also constitute the resignation or removal, as applicable, as the Issuing Bank and as the Swingline Lender by the Lender then acting as Administrative Agent (the “Resigning Lender”).  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder (i) the Resigning Lender shall be discharged from all duties and obligations of the Issuing Bank and the Swingline Lender hereunder and under the other Loan Documents and (ii) the successor Issuing Bank shall issue letters of credit in substitution for all Letters of Credit issued by the Resigning Lender as Issuing Bank outstanding at the time of such succession (which letters of credit issued in substitution shall be deemed to be, and the substituted Letters of Credit shall cease to be, Letters of Credit issued hereunder) or make other arrangements satisfactory to the Resigning Lender to effectively assume the obligations of the Resigning Lender with respect to such Letters of Credit.  After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 11.9.  Titled Agents.

Each of the Lead Arrangers, the Syndication Agents and the Documentation Agent (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders.  The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, the Issuing Bank, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

ARTICLE XII. MISCELLANEOUS

Section 12.1.  Notices.

Unless otherwise provided herein (including without limitation as provided in Section 8.5.), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Borrower:

Hospitality Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458-1634

Attention:  Chief Financial Officer

Telecopy Number:    (617) 219-8349

Telephone Number:  (617) 796-8350

If to the Administrative Agent:

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

Charlotte, North Carolina 28202

Attn:  Anand J. Jobanputra

Telecopier:                                    (704) 383-2544

Telephone:                                   (704) 383-4013

If to the Administrative Agent under Article II.:

Wells Fargo Bank, National Association

Minneapolis Loan Center

608 Second Ave. South, 11th Floor

Minneapolis, Minnesota 55402

Attn:  Scott Peterson

Telecopier:                                    (866) 972-1050

Telephone:                                   (612) 316-0299

If to the Issuing Bank:

Wells Fargo Bank, National Association

Minneapolis Loan Center

608 Second Avenue South, 11th Floor

Minneapolis, Minnesota 55402

Attn:  Scott Peterson

Telecopier:                                    (866) 972-1050

Telephone:                                   (612) 316-0299

With a copy to:

Wells Fargo Bank, National Association

2030 Main Street

Suite 800

Irvine, California 92614

Attn:  Rhonda Friedly

Telecopier:                                    (949) 851-9728

Telephone:                                   (949) 251-4383

If to any other Lender:

To such Lender’s address or telecopy number as set forth in the applicable Administrative Questionnaire or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender or the Issuing Bank shall only be required to give notice of any such other address to the Administrative Agent and the Borrower.  All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent, the Issuing Bank and the Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 8.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, the Issuing Bank or any Lender under Article II. shall be effective only when actually received.  None of the Administrative Agent, the Issuing Bank or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Issuing Bank or the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.  Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

Section 12.2.  Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expense and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and all costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) to pay or reimburse the Administrative Agent, the Issuing Bank and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letter, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Administrative Agent, the Issuing Bank and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel to the Administrative Agent, the Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, the Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 10.1.(e) or 10.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.  If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder.

Section 12.3.  Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, the Issuing Bank, each Lender, each Affiliate of the Administrative Agent, the Issuing Bank or any Lender, and each Participant, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of the Issuing Bank, a Lender, an Affiliate of the Issuing Bank or a Lender, or a Participant, subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank, such Lender, any Affiliate of the Administrative Agent, the Issuing Bank or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such Obligations shall be contingent or unmatured.  Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.9. and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 12.4.  Litigation; Jurisdiction; Other Matters; Waivers.

(a)                                 EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)                                 THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE ISSUING BANK, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK MAY OTHERWISE

HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)                                  THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 12.5.  Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of an assigning Revolving Lender’s Revolving Commitment and/or the Loans at the time owing to it, or in the case of an assignment of the entire remaining amount of an assigning Term Loan Lender’s Term Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in the immediately preceding subsection (A), the aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Revolving Commitment is not then in effect, the principal outstanding balance of the Revolving Loans of the assigning Lender subject to each such assignment, and the principal outstanding balance of the Term Loan subject to such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed) (provided that the Borrower’s consent shall not be required if a Default or Event of Default shall exist at the time of such assignment); provided, however, that if, after giving effect to such assignment, the amount of the Revolving Commitment held by such assigning Lender or the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Revolving Commitment or the Loans at the time owing to it, as applicable.

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Commitment and its Term Loan on a non-pro rata basis.

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (a) a Revolving Commitment if such assignment is to a Person that is not already a Revolving Lender with a Commitment, an Affiliate of such a Revolving Lender or an Approved Fund with respect to such a Lender or (y) a Term Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the Swingline Lender and the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Revolving Commitment.

(iv)                              Assignment and Assumption; Notes.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 for each assignment (which fee the Administrative

Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.  If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate.

(v)                                 No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)                           Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) if such Lender will be a Revolving Lender, acquire (and fund as appropriate) its full pro rata share of all Revolving Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.10., 4.1., 4.4., 12.2. and 12.9. and the other provisions of this Agreement and the other Loan Documents as provided in Section 12.10. with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, the Swingling Lender or the Issuing Bank, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of any provision of any Loan Document that (w) increases such Lender’s Commitment or reduces the principal of any such Lender’s Loans, in each case, in which such Participant has a participation, (x) extends the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (y) reduces the rate at which interest is payable thereon or (z) releases any Guarantor from its Obligations under the Guaranty except as contemplated by Section 7.13.(b), in each case, as applicable to that portion of such Lender’s rights and/or obligations that are subject to the participation.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10., 4.1., 4.4. (subject to the requirements and limitations therein, including the requirements under Section 3.10.(g) (it being understood that the documentation required under Section 3.10.(c) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.6. as if it were an assignee under subsection (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.1. or 3.10., with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.6. with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.3. as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3. as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)                                   No Registration.  Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

(g)                                  USA Patriot Act Notice; Compliance.  In order for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

Section 12.6.  Amendments and Waivers.

(a)                                 Generally.  Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower, any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.  Subject to the immediately following subsection (b), any term of this Agreement or of any other Loan Document relating to the rights or obligations of the Revolving Lenders, and not any other Lenders, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Requisite Revolving Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto).   Subject to the immediately following subsection (b), any term of this Agreement or of any other Loan Document relating to the rights or obligations of the Term Loan Lenders, and not any other Lenders, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Term Loan Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto).  Notwithstanding anything to the contrary contained in this Section, the Fee Letter may only be amended, and the performance or observance by any Loan Party thereunder may only be waived, in a writing executed by the parties thereto.

(b)                                 Consent of Lenders Directly Affected.  In addition to the foregoing requirements, no amendment, waiver or consent shall:

(i)                                     increase (or reinstate) a Commitment of a Lender (excluding any increase as a result of an assignment of Commitments permitted under Section 12.5. and any increases contemplated under Section 2.16.) or subject such Lender to any additional obligations without the written consent of such Lender;

(ii)                                  reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Requisite Lenders shall be required for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”;

(iii)                               reduce the amount of any Fees payable to a Lender without the written consent of such Lender;

(iv)                              modify the definitions of “Revolving Termination Date” (except in accordance with Section 2.13.) or “Revolving Commitment Percentage”, or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Revolving Loans or for the payment of any other Obligations owing to the Revolving Lenders, or extend the expiration date of any Letter of Credit beyond the Revolving Termination Date (except as permitted under Section 2.3.(b)) or, with respect to any Letter of Credit having an expiration date beyond the Revolving Termination Date as permitted by Section 2.3.(b), extend the expiration date of such Letter of Credit, in each case, without the written consent of each Revolving Lender;

(v)                                 modify the definitions of “Term Loan Maturity Date” or “Term Loan Percentage”, or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Term Loans or for the payment of any other Obligations owing to the Term Loan Lenders, in each case, without the written consent of each Term Loan Lender;

(vi)                              while any Term Loans remain outstanding, amend, modify or waive (A) Section 5.2. or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Lenders to make Revolving Loans when such Lenders would not otherwise be required to do so, (B) the amount of the Swingline Commitment or (C) the L/C Commitment Amount, in each case, without the written consent of the Requisite Revolving Lenders;

(vii)                           modify the definition of “Pro Rata Share” or amend or otherwise modify the provisions of Section 3.2. without the written consent of each Lender;

(viii)                        amend this Section or amend any of the other definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section without the written consent of each Lender;

(ix)                              modify the definition of the term “Requisite Revolving Lenders” or modify in any other manner the number or percentage of the Revolving Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Revolving Lender;

(x)                                 modify the definition of the term “Requisite Term Loan Lenders” or modify in any other manner the number or percentage of the Term Loan Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Term Loan Lender;

(xi)                              modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Lender;

(xii)                           release any Guarantor from its obligations under the Guaranty except as contemplated by Section 7.13.(b) without the written consent of each Lender;

(xiii)                        waive a Default or Event of Default under Section 10.1.(a) without the written consent of each Lender; or

(xiv)                       amend, or waive the Borrower’s compliance with, Section 2.15. without the written consent of each Lender.

(c)                                  Amendment of Administrative Agent’s Duties, Etc.  No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents.  Any amendment, waiver or consent relating to Section 2.4. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender.  Any amendment, waiver or consent relating to Section 2.3. or the obligations of the Issuing Bank under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Issuing Bank.  Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) a Commitment of a Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.  No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default.  Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

(d)                                 Technical Amendments.  Notwithstanding anything to the contrary in this Section 12.6., if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders and the Issuing Bank.  Any such amendment shall become effective without any further action or consent of any of other party to this Agreement and the Administrative Agent will provide a copy of such amendment to the Lenders.

Section 12.7.  Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders, the Issuing Bank and the Administrative Agent, on the other hand, shall be solely that of borrower and lender.  None of the Administrative Agent, the Issuing Bank or any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent, the Issuing Bank or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party.  None of the Administrative Agent, the Issuing Bank or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 12.8.  Confidentiality.

Except as otherwise provided by Applicable Law, the Administrative Agent, the Issuing Bank and each Lender shall maintain the confidentiality of all Information (as defined below) in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ other respective Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed assignee, Participant or other transferee in connection with a potential transfer of any Commitment or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Administrative Agent’s, Issuing Bank’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document (or any Specified Derivatives Contract) or any action or proceeding relating to any Loan Document (or any such Specified Derivatives Contract) or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent, the Issuing Bank or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank, any Lender or any Affiliate of the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; and (j) with the consent of the Borrower.  Notwithstanding the foregoing, the Administrative Agent, the Issuing Bank and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent, the Issuing Bank or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent, the Issuing Bank or such Lender.  As used in this Section, the term “Information” means all information received from the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower, any other Loan Party, any other Subsidiary or any Affiliate, provided that, in the case of any such information received from the Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.9.  Indemnification.

(a)                                 The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, the Issuing Bank, the Lenders, all of the Affiliates of each of the Administrative Agent, the Issuing Bank or any of the Lenders, and their respective Related Parties (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”):  losses, costs, claims, penalties, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding Indemnified Costs indemnification in respect of which is specifically covered by Section 3.10. or 4.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Administrative Agent’s, the Issuing Bank’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent, the Issuing Bank and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent, the Issuing Bank and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Administrative Agent, the Issuing Bank and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent, the Issuing Bank or the Lenders may have under this Agreement or the other Loan Documents; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this clause (viii) to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment; (ix) any civil penalty or fine assessed by the OFAC against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent, the Issuing

Bank or any Lender as a result of conduct of the Borrower, any other Loan Party or any other Subsidiary that violates a sanction administered or enforced by the OFAC; or (x) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders and/or the Issuing Bank as successors to the Borrower) to be in compliance with such Environmental Laws.

(b)                                 The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding.  In this connection, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents).  This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

(c)                                  This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

(d)                                 All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)                                  An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower.  No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).  Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f)                                   If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)                                  The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

References in this Section 12.9. to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 12.10.  Termination; Survival.

This Agreement shall terminate at such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired or been cancelled (other than Extended Letters of Credit in respect of which the Borrower has satisfied the requirements to provide Cash Collateral as required in Section 2.3.(b)), (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and the Issuing Bank is no longer obligated under this Agreement to issue Letters of Credit and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full; provided, however, if on the Revolving Termination Date, or any other date the Revolving Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), any Letters of Credit remain outstanding, then the provisions of this Agreement applicable to Letters of Credit, including without limitation, the terms of Section 2.13 and the Borrower’s reimbursement obligations under Section 2.3.(d), shall remain in effect until all such Letters of Credit have expired, have been cancelled or have otherwise terminated.  The indemnities to which the Administrative Agent, the Issuing Bank and the Lenders are entitled under the provisions of Sections 3.10., 4.1., 4.4., 11.6., 12.2. and 12.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Sections 12.4. and 12.12., shall continue in full force and effect and shall protect the Administrative Agent, the Issuing Bank and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.11.  Severability of Provisions.

If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 12.12.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.13.  Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means).  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 12.14.  Obligations with Respect to Loan Parties.

The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

Section 12.15.  Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.16.  Limitation of Liability.

None of the Administrative Agent, the Issuing Bank or any Lender, or any of their respective Related Parties shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.  The Borrower hereby waives, releases, and agrees not to sue the Administrative Agent, the Issuing Bank or any Lender or any of the Administrative Agent’s, the Issuing Bank’s or any Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.17.  Entire Agreement.

This Agreement, the Notes, the other Loan Documents and the Fee Letter embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  To the extent any term of this Agreement is inconsistent with a term of any other Loan Document to which the parties of this Agreement are party, the term of this Agreement shall control to the extent of such inconsistency.  There are no oral agreements among the parties hereto.

Section 12.18.  Construction.

The Administrative Agent, the Issuing Bank, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Issuing Bank, the Borrower and each Lender.

Section 12.19.  Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 12.20.  LIABILITY OF TRUSTEES, ETC.

THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING THE BORROWER, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE BORROWER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE BORROWER.  ALL PERSONS DEALING WITH THE BORROWER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE BORROWER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Name: Mark L. Kleifges
Title: Treasurer & CFO

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[Signature Page to Amended and Restated Credit Agreement with Hospitality Properties Trust]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, the Issuing Bank, the Swingline Lender and as a Lender

By:	/s/ Anand J. Jobanputra
Name: Anand J. Jobanputra
Title: Vice President

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ROYAL BANK OF CANADA

By:	/s/ Dan LePage
Name: Dan LePage
Title: Authorized Signatory

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PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Douglas B. Blackman
Name: Douglas B. Blackman
Title: Senior Vice President

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BANK OF AMERICA, N.A.

By:	/s/ Will T. Bowers, Jr.
Name: Will T. Bowers, Jr.
Title: Senior Vice President

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REGIONS BANK

By:	/s/ Michael R. Mellott
Name: Michael R. Mellott
Title: Director

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RBS CITIZENS, N.A.

By:	/s/ Craig Aframe
Name: Craig Aframe
Title: V.P.

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SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Keith J. Connolly
Name: Keith J. Connolly
Title: Managing Director

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MIZUHO BANK, LTD.

By:	/s/ Tenya Mitsuboshi
Name: Tenya Mitsuboshi
Title: Deputy General Manager

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COMPASS BANK

By:	/s/ S. Kent Gorman
Name: S. Kent Gorman
Title: Senior Vice President

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U.S. BANK NATIONAL ASSOCIATION

By:	/s/ David Heller
Name: David Heller
Title: Senior Vice President

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CITIBANK, N.A.

By:	/s/ John Rowland
Name: John Rowland
Title: Vice President

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SANTANDER BANK N.A.

By:	/s/ John Everly
Name: John Everly
Title: Senior Vice President

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BANK HAPOALIM B.M.

By:	/s/ Charles McLaughlin
Name: Charles McLaughlin
Title: Senior Vice President

By:	/s/ James P. Surless
Name: James P. Surless
Title: Vice President

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MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

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UBS AG, STAMFORD BRANCH

By:	/s/ Lana Gifas
Name: Lana Gifas
Title: Director

By:	/s/ Lisa Murray
Name: Lisa Murray
Title: Associate Director

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MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD. NEW YORK BRANCH

By:	/s/ Angela Chen
Name: Angela Chen
Title: VP & Deputy GM

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LAND BANK OF TAIWAN LOS ANGELES BRANCH

By:	/s/ Henry C.R. Leu
Name: Henry C.R. Leu
Title: SVP & General Manager

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BANK OF TAIWAN, LOS ANGELES BRANCH

By:	/s/ Jane Chang
Name: Jane Chang
Title: Vice President and General Manager

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CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH

By:	/s/ Eric Y.S. Tsai
Name: Eric Y.S. Tsai
Title: V.P. & General Manager

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COMERICA BANK

By:	/s/ Casey L. Stevenson
Name: Casey L. Stevenson
Title: Vice President

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FIRST TENNESSEE BANK N.A.

By:	/s/ Jean M. Brennan
Name: Jean M. Brennan
Title: Senior Vice President

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TAIWAN COOPERATIVE BANK, LOS ANGELES BRANCH

By:	/s/ Li Hua Huang
Name: Li Hua Huang
Title: Vice President & General Manager

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JEFFERIES FINANCE LLC

By:	/s/ J. Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

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MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD. LOS ANGELES BRANCH

By:	/s/ Hsiao-Ho Huang
Name: Hsiao-Ho Huang
Title: SVP & General Manager

SCHEDULE I

Commitments

Revolving Lenders	Revolving Commitment Amount
Wells Fargo Bank, National Association	$71,500,000.00
Royal Bank of Canada	$71,500,000.00
PNC Bank, National Association	$71,500,000.00
Bank of America, N.A.	$71,500,000.00
Regions Bank	$54,000,000.00
RBS Citizens, N.A.	$54,000,000.00
Sumitomo Mitsui Banking Corporation	$48,000,000.00
Mizuho Bank, Ltd.	$48,000,000.00
Compass Bank	$32,000,000.00
U.S. Bank National Association	$32,000.000.00
Citibank, N.A.	$29,000,000.00
Santander Bank N.A.	$22,000,000.00
Bank Hapoalim B.M.	$19,000,000.00
Morgan Stanley Bank, N.A.	$25,000,000.00
UBS AG, Stamford Branch	$25,000,000.00
Mega International Commercial Bank Co., Ltd. New York Branch	$12,750,000.00
Land Bank of Taiwan Los Angeles Branch	$12,750,000.00
Bank of Taiwan, Los Angeles Branch	$10,750,000.00
Chang Hwa Commercial Bank, Ltd., New York Branch	$9,500,000.00
Comerica Bank	$9,500,000.00
First Tennessee Bank N.A.	$6,250,000.00
Taiwan Cooperative Bank, Los Angeles Branch	$6,250,000.00
Jefferies Finance LLC	$5,000,000.00
Mega International Commercial Bank Co., Ltd., Los Angeles Branch	$3,250,000.00
TOTAL	$750,000,000.00

Term Loan Lenders	Term Loan Commitment Amount
Wells Fargo Bank, National Association	$41,750,000.00
Royal Bank of Canada	$41,750,000.00
PNC Bank, National Association	$41,750,000.00
Bank of America, N.A.	$41,750,000.00
Regions Bank	$31,000,000.00
RBS Citizens, N.A.	$31,000,000.00
Sumitomo Mitsui Banking Corporation	$27,000,000.00
Mizuho Bank, Ltd.	$27,000,000.00
Compass Bank	$18,000,000.00
U.S. Bank National Association	$18,000.000.00
Citibank, N.A.	$16,000,000.00

Term Loan Lenders	Term Loan Commitment Amount
Santander Bank N.A.	$13,000,000.00
Bank Hapoalim B.M.	$11,000,000.00
Mega International Commercial Bank Co., Ltd. New York Branch	$7,250,000.00
Land Bank of Taiwan Los Angeles Branch	$7,250,000.00
Bank of Taiwan, Los Angeles Branch	$6,250,000.00
Chang Hwa Commercial Bank, Ltd., New York Branch	$5,500,000.00
Comerica Bank	$5,500,000.00
First Tennessee Bank N.A.	$3,750,000.00
Taiwan Cooperative Bank, Los Angeles Branch	$3,750,000.00
Mega International Commercial Bank Co., Ltd., Los Angeles Branch	$1,750,000.00
TOTAL	$400,000,000.00

SCHEDULE 1.1.(a)

Existing Letters of Credit

None.

SCHEDULE 1.1.(c)

Loan Parties

Borrower

Hospitality Properties Trust (Maryland)

Guarantors

None

2

SCHEDULE 6.1.(b)

Ownership Structure

Part I (Subsidiaries)

Entity and Jurisdiction of Organization	Ownership Structure	Excluded Subsidiary	Foreign Subsidiary
Cambridge TRS, Inc. (Maryland)	HPT TRS, Inc. owns 1,000 shares of common stock, representing 100% ownership.
Candlewood Jersey City-Urban Renewal, L.L.C. (New Jersey)	HPT IHG-2 Properties Trust owns 100% of the membership interest.
Harbor Court Associates, LLC (Maryland)	HPT IHG-2 Properties Trust owns 100% of the membership interest.
HPT Cambridge LLC (Massachusetts)	HPT SN Holding, Inc. owns 100% of the membership interest.
HPT Capital Trust Holdings (Maryland)	Hospitality Properties Trust owns 1,000 common shares of beneficial interest, representing 100% ownership.
HPT Capital Trust I (Maryland)	HPT Capital Trust Holdings owns 100% of the beneficial interest
HPT Capital Trust II (Maryland)	HPT Capital Trust Holdings owns 100% of the beneficial interest.
HPT CY TRS, Inc. (Maryland)	HPT TRS, Inc. owns 1,000 shares of common stock, representing 100% ownership.
HPT CW MA Realty Trust (Massachusetts nominee trust)	HPT IHG-2 Properties Trust is the 100% beneficiary.
HPT Geary ABC Holdings LLC (Maryland)	HPT Geary Properties Trust owns 100% of the membership interest.
HPT Geary Properties Trust (Maryland)	Hospitality Properties Trust owns 1,000 common shares of beneficial interest, representing 100% ownership.
HPT GL Properties LLC (Maryland)	HPT TA Properties Trust and HPT TA Properties LLC each own 50% the membership interest.
HPT HSD Properties Trust (Maryland)	Hospitality Properties Trust owns 100 common shares of beneficial interest, representing 100% ownership.

3

Entity and Jurisdiction of Organization	Ownership Structure	Excluded Subsidiary	Foreign Subsidiary
HPT IHG Canada Corporation (New Brunswick)	HPT IHG Canada Properties Trust owns 1 common share, representing 100% ownership.		X
HPT IHG Canada Properties Trust (Delaware)	HPT IHG-2 Properties Trust owns 100% of the beneficial interest.
HPT IHG GA Properties LLC (Maryland)	HPT IHG-2 Properties Trust owns 100% of the membership interest.
HPT IHG PR, Inc. (Puerto Rico)	HPT IHG-2 Properties Trust owns 500,000 shares of common stock, representing 100% ownership.
HPT IHG-2 Properties Trust (Maryland)	Hospitality Properties Trust owns 1,000 shares of beneficial interest, representing 100% ownership.
HPT IHG-3 Properties LLC (Maryland)	HPT IHG-2 Properties Trust owns 100% of the membership interest.
HPT PSC Properties LLC (Maryland)	HPT PSC Properties Trust owns 100% of the membership interest.
HPT PSC Properties Trust (Maryland)	Hospitality Properties Trust owns 1,000 shares of beneficial interest, representing 100% ownership.
HPT SN Holding, Inc. (New York)	Hospitality Properties Trust owns 10 shares of common stock, representing 100% ownership.
HPT Suite Properties Trust (Maryland)	Hospitality Properties Trust owns 1,000 shares of beneficial interest, representing 100% ownership.
HPT TA Properties LLC (Maryland)	HPT TA Properties Trust owns 100% of the membership interest.
HPT TA Properties Trust (Maryland)	Hospitality Properties Trust owns 1,000 shares of beneficial interest, representing 100% ownership.
HPT TRS, Inc. (Delaware)	Hospitality Properties Trust owns 100 shares of common stock, representing 100% ownership.
HPT TRS IHG-2, Inc. (Maryland)	HPT TRS, Inc. owns 100 shares of common stock, representing 100% ownership.
HPT TRS MRP, Inc. (Maryland)	HPT TRS, Inc. owns 1,000 shares of common stock, representing 100% ownership.
HPT TRS SPES II, Inc. (Maryland)	HPT TRS, Inc. owns 100 shares of common stock, representing 100% ownership.

4

Entity and Jurisdiction of Organization	Ownership Structure	Excluded Subsidiary	Foreign Subsidiary
HPT TRS WYN, Inc. (Maryland)	HPT TRS, Inc. owns 1,000 shares of common stock, representing 100% ownership.
HPTCY Properties Trust (Maryland)	Hospitality Properties Trust owns 100 common shares of beneficial interest, representing 100% ownership.
HPTLA Properties Trust (Maryland)	Hospitality Properties Trust owns 100 common shares of beneficial interest, representing 100% ownership.
HPTMI Hawaii, Inc. (Delaware)	HPTMI Properties Trust owns 100 shares of common stock, representing 100% ownership.
HPTMI Properties Trust (Maryland)	Hospitality Properties Trust owns 100 common shares of beneficial interest, representing 100% ownership.
HPTWN Properties Trust (Maryland)	Hospitality Properties Trust owns 100 common shares of beneficial interest, representing 100% ownership.
Royal Sonesta, Inc. (Louisiana)	HPT SN Holding, Inc. owns 100 shares of common stock, representing 100% ownership.

Part II (Unconsolidated Affiliates)

Affiliates Insurance Company, an Indiana insurance company — 20,000 shares (12.5%).

5

SCHEDULE 6.1.(f)

Properties

Part I- List of Properties

Brand	Address	City	State

Marriott No. 1
Courtyard by Marriott	2101 E. Camelback Road	Phoenix	AZ
Courtyard by Marriott	13444 E. Shea Boulevard	Scottsdale	AZ
Courtyard by Marriott	4994 Verdugo Way	Camarillo	CA
Courtyard by Marriott	2000 E. Mariposa Avenue	El Segundo	CA
Courtyard by Marriott	9950 Slater Avenue	Fountain Valley	CA
Courtyard by Marriott	23175 Avenida de la Carlota	Laguna Hills	CA
Courtyard by Marriott	1727 Technology Drive	San Jose	CA
Courtyard by Marriott	1925 W. 190th Street	Torrance	CA
Courtyard by Marriott	48 Geoffrey Drive	Newark (Wilmington)	DE
Courtyard by Marriott	2000 NW Executive Center Court	Boca Raton	FL
Courtyard by Marriott	15700 NW 77th Court	Miami Lakes	FL
Courtyard by Marriott	4600 San Pablo Road	Jacksonville	FL
Courtyard by Marriott	3000 Cumberland Boulevard	Atlanta (Cumberland)	GA
Courtyard by Marriott	1132 Techwood Drive	Atlanta (Midtown)	GA
Courtyard by Marriott	3399 International Boulevard	Hapeville (Atlanta AP 2)	GA
Courtyard by Marriott	3990 Sheraton Drive	Macon	GA
Courtyard by Marriott	6235 McDonough Drive	Norcross (JC Blvd)	GA
Courtyard by Marriott	895 Golden Valley Drive	Bettendorf (Quad City)	IA
Courtyard by Marriott	3700 N. Wilke Road	Arlington Heights	IL
Courtyard by Marriott	10290 N. Meridian Street	Indianapolis	IN
Courtyard by Marriott	275 Independence Way	Danvers	MA
Courtyard by Marriott	35 Foxborough Boulevard	Foxborough	MA
Courtyard by Marriott	300 River Ridge Drive	Norwood	MA
Courtyard by Marriott	200 Technology Center Drive	Stoughton	MA
Courtyard by Marriott	240 Mishawum Road	Woburn	MA
Courtyard by Marriott	30 Industrial Avenue	Lowell	MA
Courtyard by Marriott	10 Fortune Boulevard	Milford	MA
Courtyard by Marriott	8910 Stanford Boulevard	Columbia	MD
Courtyard by Marriott	6301 Golden Triangle Drive	Greenbelt	MD
Courtyard by Marriott	1296 Opdyke Road	Auburn Hills	MI
Courtyard by Marriott	11391 Viking Drive	Eden Prairie	MN
Courtyard by Marriott	7901 N. Tiffany Springs Parkway	Kansas City AP	MO
Courtyard by Marriott	500 E. 105th Street	Kansas City Holmes	MO
Courtyard by Marriott	333 West W.T. Harris Boulevard	Charlotte University	NC
Courtyard by Marriott	4192 Sycamore Dairy Road	Fayetteville	NC
Courtyard by Marriott	2001 Hospitality Court	Morrisville (Raleigh Durham)	NC
Courtyard by Marriott	140 Route 17 South	Mahwah	NJ
Courtyard by Marriott	600 Hope Road	Tinton Falls	NJ
Courtyard by Marriott	157 Route 10 East	Whippany (Hanover)	NJ
Courtyard by Marriott	17 Westage Drive/Rte 9 & I-84	Fishkill	NY
Courtyard by Marriott	6415 Yorktown Circle	Syracuse	NY
Courtyard by Marriott	450 Cherrington Parkway	Coraopolis (Pitt AP)	PA
Courtyard by Marriott	8900 Bartram Avenue	Philadelphia AP	PA
Courtyard by Marriott	2350 Easton Road Rte. 611	Willow Grove	PA

6

Courtyard by Marriott	9 Commerce Drive	Middletown	RI
Courtyard by Marriott	110 Mobile Drive	Spartanburg	SC
Courtyard by Marriott	2210 Bams Drive	Chattanooga	TN
Courtyard by Marriott	10325 N. Central Expressway	Dallas	TX
Courtyard by Marriott	1533 Claredon Boulevard	Arlington Rosslyn	VA
Courtyard by Marriott	3935 Centerview Drive	Fairfax (West Dulles)	VA
Courtyard by Marriott	470 McLaws Circle	Williamsburg	VA
Courtyard by Marriott	14615 NE 29th Place	Bellevue	WA
Courtyard by Marriott	16865 W. Bluemound Road	Brookfield (Milwaukee)	WI

Marriott No. 234
Courtyard by Marriott	4300 Colonade Parkway	Birmingham	AL
Residence Inn by Marriott	50 State Farm Parkway	Homewood	AL
Residence Inn by Marriott	6040 N. Scottsdale Road	Scottsdale	AZ
Residence Inn by Marriott	5075 S. Priest Drive	Tempe	AZ
Courtyard by Marriott	920 North 54th Street	Chandler	AZ
TownePlace Suites by Marriott	10740 North 90th Street	Scottsdale	AZ
Courtyard by Marriott	601 South Ash Ave.	Tempe	AZ
Residence Inn by Marriott	9930 Slater Avenue	Fountain Valley	CA
Residence Inn by Marriott	11002 Rancho Carmel Drive	San Diego (Rancho Bernado)	CA
Courtyard by Marriott	5555 Shellmound Street	Emeryville	CA
Residence Inn by Marriott	5322 North Diana Avenue	Fresno	CA
Residence Inn by Marriott	1350 Veterans Boulevard	South San Francisco	CA
Courtyard by Marriott	1300 Veterans Boulevard	South San Francisco	CA
Courtyard by Marriott	2250 Contra Costa Blvd.	Pleasant Hill	CA
Courtyard by Marriott	18090 San Ramon Valley Blvd.	San Ramon/Oakland	CA
Residence Inn by Marriott	5465 Windward Parkway, West	Alpharetta	GA
Residence Inn by Marriott	3443 George Busbee Drive	Kennesaw	GA
TownePlace Suites by Marriott	3300 Northlake Pkwy	Atlanta/Northlake	GA
TownePlace Suites by Marriott	6640 Bay Circle	Norcross	GA
Residence Inn by Marriott	1325 North Point Drive	Atlanta/Northpoint Mall	GA
Residence Inn by Marriott	201 East Walton Place	Chicago	IL
Courtyard by Marriott	2175 Marriott Drive	Chicago/W. Dundee	IL
TownePlace Suites by Marriott	2185 Marriott Drive	Chicago/W. Dundee	IL
Residence Inn by Marriott	1440 South White Oak Drive	Chicago/Waukegan	IL
Residence Inn by Marriott	345 St. Joseph Street	New Orleans	LA
Residence Inn by Marriott	25 Connector Road	Westborough	MA
TownePlace Suites by Marriott	238 Andover Street	Danvers	MA
Residence Inn by Marriott	170 Admiral Cochrane Drive	Annapolis	MD
Residence Inn by Marriott	1160 Winterson Road	Baltimore	MD
Residence Inn by Marriott	30120 Civic Center Boulevard	Warren	MI
Courtyard by Marriott	42700 Eleven Mile Road	Detroit/Novi	MI
TownePlace Suites by Marriott	42600 Eleven Mile Road	Detroit/Novi	MI
Residence Inn by Marriott	201 Residence Inn Blvd	Durham	NC
Residence Inn by Marriott	2020 Hospitality Court	Raleigh Airport/Morrissville	NC
Residence Inn by Marriott	2900 Regency Parkway	Raleigh/Cary	NC
Courtyard by Marriott	301 Residence Inn Blvd	Durham	NC
Residence Inn by Marriott	3 Gatehall Drive	Parsippany	NJ

7

Residence Inn by Marriott	3300 Prospect Avenue, NE	Albuquerque	NM
Residence Inn by Marriott	9845 Gateway Drive	Reno	NV
Courtyard by Marriott	1901 North Rainbow Blvd	Las Vegas West/Summerlin	NV
Residence Inn by Marriott	6420 Yorktown Circle	East Syracuse	NY
Courtyard by Marriott	1515 NW Expressway	Oklahoma City	OK
Residence Inn by Marriott	3 Walnut Grove Drive	Horsham (Willow Grove)	PA
Residence Inn by Marriott	2180 Motel Drive	Allentown	PA
Courtyard by Marriott	2160 Motel Drive	Allentown	PA
Courtyard by Marriott	2415 Mall Dr I-26 and Montague	Charleston/North	SC
Residence Inn by Marriott	206 Ward Circle	Brentwood (Nash Farms)	TN
Marriott Hotels and Resorts	600 Marriott Drive	Nashville	TN
SpringHill Suites by Marriott	1100 Airport Center Drive	Nashville	TN
Residence Inn by Marriott	6950 N. Stemmons Freeway	Dallas Market Center	TX
Residence Inn by Marriott	10333 N. Central Expressway	Dallas North Park	TX
Residence Inn by Marriott	1045 Waterwood Drive	Dallas-Richardson	TX
Courtyard by Marriott	3751 NE Loop 820	Fort Worth (Fossil Creek)	TX
Residence Inn by Marriott	5801 Sandshell Drive	Fort Worth (Fossil Creek)	TX
Courtyard by Marriott	9190 Gulf Freeway	Houston Hobby	TX
Residence Inn by Marriott	425 Bonham Street	San Antonio (Alamo)	TX
Courtyard by Marriott	2191 N. Greenville Avenue	Richardson	TX
Residence Inn by Marriott	1111 Millmont Street	Charlottesville	VA
Residence Inn by Marriott	12815 Fairlakes Parkway	Fairfax	VA
TownePlace Suites by Marriott	14036 Thunderbolt Pl	Fairfax/Chantilly	VA
TownePlace Suites by Marriott	205 Hillwood Avenue	Falls Church	VA
TownePlace Suites by Marriott	200 Cybernetics Way	Yorktown	VA
TownePlace Suites by Marriott	4231 Park Place Court	Glenn Allen	VA
TownePlace Suites by Marriott	5757 Cleveland Street	Virginia Beach	VA
Courtyard by Marriott	3950 Westerre Parkway	Richmond	VA
SpringHill Suites by Marriott	200 SW 19th Street	Renton	WA
TownePlace Suites by Marriott	300 SW 19th Street	Renton	WA
Residence Inn by Marriott	200 Hotel Circle, Northgate Business Pk	Charleston	WV

Marriott No. 5
Marriott Hotels and Resorts	Kalapaki Beach, 3610 Rice Street	Lihue Kauai	HI

InterContinental
Candlewood Suites	600 Corporate Ridge Drive	Birmingham	AL
Candlewood Suites	201 Exchange Place	Huntsville	AL
Candlewood Suites	11411 N. Black Canyon Hgwy	Phoenix	AZ
Candlewood Suites	1335 W. Baseline Road	Tempe	AZ
Staybridge Suites	21902 Lassen Street	Chatsworth	CA
Staybridge Suites	11855 Avenue of Industry	San Diego	CA
Staybridge Suites	6639 Mira Mesa Blvd	San Diego	CA
Staybridge Suites	1350 Huntington Ave.	San Francisco	CA
Staybridge Suites	1602 Crane Court	San Jose	CA
Staybridge Suites	900 Hamlin Ct.	Sunnyvale	CA

8

Staybridge Suites	19901 Prairie Ave.	Torrance	CA
Candlewood Suites	12901 Garden Grove Blvd.	Garden Grove	CA
Candlewood Suites	16150 Sand Canyon Avenue	Irvine	CA
Candlewood Suites	3 South Pointe Drive	Lake Forest	CA
Candlewood Suites	2600 S. Red Hill Avenue	Santa Ana	CA
Candlewood Suites	481 El Camino Real	Santa Clara	CA
Holiday Inn	1915 South Manchester Avenue	Anaheim	CA
Staybridge Suites	1855 S. Manchester Avenue	Anaheim	CA
Crowne Plaza	5985 Century Blvd	Los Angeles	CA
Crowne Plaza	300 N. Harbor Drive	Redondo Beach	CA
Crowne Plaza	777 Bellew Drive	San Jose	CA
Staybridge Suites	7820 Park Meadows Drive	Lone Tree	CO
Candlewood Suites	895 Tabor Street	Lakewood	CO
Staybridge Suites	410 North Pine Island Road	Ft Lauderdale	FL
Staybridge Suites	8751 Suiteside Drive	Orlando	FL
Candlewood Suites	13231 49th St. N.	Clearwater	FL
Candlewood Suites	4990 Belfort Road	Jacksonville	FL
Candlewood Suites	8855 NW 27th Street	Miami	FL
Crowne Plaza	950 N.W. Lejeune Rd.	Miami	FL
Staybridge Suites	3980 North Point Parkway	Alpharetta	GA
Staybridge Suites	4601 Ridgeview Road	Atlanta	GA
Candlewood Suites	3665 Shackleford Road	Duluth	GA
Holiday Inn Select	4669 Airport Blvd.	College Park	GA
Crowne Plaza	1325 Virginia Avenue	Atlanta	GA
Candlewood Suites	7625 Office Plaza Drive N.	Des Moines	IA
Candlewood Suites	1100 N. US Highway 45	Libertyville	IL
Candlewood Suites	4021 N. Mannheim Road	Schiller Park	IL
Candlewood Suites	27 W. 300 Warrenville Road	Warrenville	IL
Candlewood Suites	1151 S. Waukegan Road	Waukegan	IL
Candlewood Suites	11001 Oakmont	Kansas City, Overland Park	KS
Candlewood Suites	3141 N. Webb Road	Wichita Northeast	KS
Candlewood Suites	570 South Julia	Wichita West (airport)	KS
Candlewood Suites	130 Middlesex Turnpike	Burlington	MA
Candlewood Suites	235 Wood Road	Braintree	MA
Candlewood Suites	1247 Winterson Road	Baltimore/AP (Linthicum)	MD
Candlewood Suites	701 Waymarket Way	Ann Arbor	MI
Candlewood Suites	1 Corporate Drive	Southfield	MI
Candlewood Suites	7010 Convention Blvd	Warren	MI
Candlewood Suites	2550 Troy Center Drive	Troy	MI
Candlewood Suites	351 West 77th Street	Richfield	MN
Candlewood Suites	3250 Rider Trail S.	Earth City	MO
Candlewood Suites	8812 University East Drive	Charlotte	NC
Candlewood Suites	21 Second Street	Jersey City	NJ
Candlewood Suites	4000 Crawford Place	Mt. Laurel	NJ
Candlewood Suites	100 Candlewood Drive	Morris Plains	NJ
Candlewood Suites	41 World’s Fair Drive	Somerset	NJ
Candlewood Suites	3025 Menaui Boulevard	Albuquerque	NM
Candlewood Suites	4034 Paradise Road	Las Vegas	NV
Candlewood Suites	20 Overlook Blvd.	Nanuet	NY
Crowne Plaza	66 Hale Avenue	White Plains	NY
Candlewood Suites	590 Taylor Road	Gahanna	OH
Candlewood Suites	24741 Country Club Blvd.	North Olmsted	OH
Candlewood Suites	4400 River Park Drive	Oklahoma City	OK

9

Staybridge Suites	355 South Park Road	Thornhill/Markham	Ontario, Canada
InterContinental	220 Bloor Street West	Toronto	Ontario, Canada
Candlewood Suites	250 Business Center Drive	Horsham	PA
Candlewood Suites	100 Chauvet Drive	Pittsburgh	PA
InterContinental	5961 Isla Verde Avenue	San Juan	Puerto Rico
Candlewood Suites	5129 Virginia Way	Brentwood	TN
Candlewood Suites	10206 Parkside Drive	Knoxville	TN
Staybridge Suites	10201 Stonelake Blvd	Austin	TX
Staybridge Suites	4320 Spectrum One	San Antonio NW/Colonnade	TX
Candlewood Suites	2221 Brookhollow Plaza Drive	Arlington	TX
Candlewood Suites	4320 Interstate 35 Service S	Austin (South)	TX
Candlewood Suites	9701 Stonelake Boulevard	Austin	TX
Candlewood Suites	13939 Noel Road	Dallas	TX
Candlewood Suites	12525 Greenville Avenue	Dallas	TX
Candlewood Suites	5201 Endicott Avenue	Ft Worth	TX
Candlewood Suites	4900 Loop Central Drive	Houston	TX
Candlewood Suites	10503 Town & Country Way	Houston	TX
Candlewood Suites	2737 Bay Area Blvd	Clear Lake	TX
Candlewood Suites	4033 W. Sam Houston Parkway	Houston	TX
Candlewood Suites	5300 Green Park Drive	Irving	TX
Candlewood Suites	4701 Legacy Drive	Plano	TX
Candlewood Suites	9350 IH 10 West	San Antonio	TX
InterContinental	701 Congress Avenue	Austin	TX
Staybridge Suites	1201 Executive Circle	Las Colinas	TX
Candlewood Suites	2170 West North Temple	Salt Lake City	UT
Staybridge Suites	13700 Coppermine Rd.	Herndon	VA
Candlewood Suites	401 Butler Farm Road	Hampton	VA
Staybridge Suites	7301 NE 41st Street	Vancouver	WA

Hyatt Hotels Corporation
Hyatt Place	1413 West Rio Salado Pkwy	Tempe	AZ
Hyatt Place	6885 South Tucson Blvd.	Tucson	AZ
Hyatt Place	503 W Garden of the Gods Pkwy	Colorado Springs	CO
Hyatt Place	5435 Forbes Place	Orlando	FL
Hyatt Place	1899 Sullivan Road	College Park (Atlanta Airport)	GA
Hyatt Place	3530 Venture Parkway	Gwinnett	GA
Hyatt Place	2876 Spring Hill Parkway	Cumberland	GA
Hyatt Place	111 W. Washington Ctr. Road	Fort Wayne	IN
Hyatt Place	5500 Bradbury Ave.	Indianapolis	IN
Hyatt Place	5001 West 110th Street	Overland Park	KS
Hyatt Place	45400 Park Avenue	Utica	MI
Hyatt Place	7600 North West 97th Terrace	Kansas City	MO
Hyatt Place	4119 South Stream Boulevard	Charlotte	NC
Hyatt Place	8000 Crawford Place	Mt. Laurel	NJ
Hyatt Place	6161 Park Center Circle	Columbus	OH
Hyatt Place	330 East Main St.	Hendersonville	TN
Hyatt Place	7522 North IH-35	Austin	TX
Hyatt Place	5229 Spring Valley Road	Dallas Galleria	TX
Hyatt Place	6030 Gateway Blvd. East	El Paso	TX
Hyatt Place	601 South St. Mary St.	San Antonio Riverwalk	TX

10

Hyatt Place	4994 Weststone Plaza	Chantilly	VA
Hyatt Place	21481 Ridgetop Circle	Loudoun Tech Center/Sterling	VA

Carlson Hotels Worldwide
Radisson Hotels and Resorts	7475 W. Chandler Blvd.	Chandler	AZ
Radisson Hotels and Resorts	427 N. 44th Street	Phoenix AP	AZ
Country Inn & Suites	5975 Lusk Boulevard	San Diego	CA
Country Inn & Suites	1300 Chesapeake Terrace	Sunnyvale	CA
Country Inn & Suites	1837 Cent Point Circle	Naperville	IL
Park Plaza Hotels and Resorts	4460 W.78th St. Circle	Bloomington	MN
Country Inn & Suites	2550 Freeway Blvd	Brooklyn Center	MN
Radisson Hotels and Resorts	1112 Airport Center Drive	Nashville	TN
Radisson Hotels and Resorts	215 West South Temple	Salt Lake City	UT
Country Inn & Suites	19333 North Creek Parkway	Bothell	WA
Radisson Hotels and Resorts	18118 Pacific Highway South	Seattle	WA

Sonesta
Sonesta ES Suites	3440 N. Country Club Drive	Flagstaff	AZ
Sonesta SE Suites	8480 International Drive	Orlando	FL
Sonesta ES Suites	760 Mt Vernon Highway, N.E.	Atlanta	GA
Sonesta	1775 Pleasant Hill Road	Duluth	GA
Royal Sonesta	300 Bourbon Street	New Orleans	LA
Sonesta ES Suites	11 Old Concord Road	Boston Burlington	MA
Sonesta ES Suites	4 Tech Drive	Andover	MA
Royal Sonesta	40 Edwin H. Land Boulevard	Cambridge	MA
Sonesta ES Suites	8844 Columbia 100 Pkwy	Columbia	MD
Royal Sonesta	550 Light Street	Baltimore	MD
Sonesta ES Suites	1855 Craigshire Rd.	St. Louis	MO
Sonesta ES Suites	7925 Forest Pine Drive	Charlotte	NC
Sonesta ES Suites	61 Interpace Pkwy	Parsippany	NJ
Sonesta ES Suites	4375 U.S. Route 1 South	Princeton	NJ
Sonesta ES Suites	260 Davidson Ave.	Somerset	NJ
Sonesta ES Suites	435 Metro Place South	Dublin	OH
Sonesta ES Suites	20 Morehall Road	Malvern	PA
Sonesta	1800 Market St	Philadelphia	PA
Sonesta ES Suites	3163 Outlet Blvd.	Myrtle Beach	SC
Sonesta	130 Shipyard Dr	Hilton Head Island	SC
Sonesta ES Suites	5190 Hidalgo Street	Houston	TX
Royal Sonesta	2222 West Loop South	Houston	TX

Wyndham
Wyndham	17941 VonKarman Avenue	Irvine	CA
Hawthorn Suites	6780 S. Galena Street	Englewood -Denver (Tech Center)	CO
Hawthorn Suites	1151 East Main Street	Meriden	CT
Hawthorn Suites	644 Raymond Avenue	Altamonte Sprgs	FL
Wyndham	6345 Powers Ferry Road	Atlanta	GA
Wyndham	71 E. Wacker Drive	Chicago	IL
Hawthorn Suites	2875 Greenspoint Parkway	Hoffman Estates	IL
Hawthorn Suites	1200 E. Bank Drive	Schaumburg	IL
Hawthorn Suites	8000 Capitol Drive	Wheeling	IL
Hawthorn Suites	11762 Commonwealth Drive	Louisville (Jeffersontown)	KY

11

Hawthorn Suites	1650 Opdyke Road	Auburn Hills	MI
Hawthorn Suites	37555 Hills Tech Drive	Farmington Hills	MI
Hawthorn Suites	5840 Westpark Drive	Charlotte	NC
Hawthorn Suites	7623 Thorndike Road	Greensboro	NC
Hawthorn Suites	1020 Buck Jones Road	Raleigh	NC
Hawthorn Suites	360 South 108th Ave.	Omaha	NE
Wyndham	175 Park Avenue	Florham Park (Hamilton Park)	NJ
Hawthorn Suites	10665 Techwoods Circle	Blue Ash	OH
Wyndham	14703 Park Row	Houston	TX
Wyndham	7800 Alpha Road	Dallas	TX
Hawthorn Suites	7880 Alpha Road	Dallas	TX
Hawthorn Suites	6990 S. Park Center Drive	Salt Lake City (Fort Union)	UT

Morgans
Clift Hotel	495 Geary Street	San Francisco	CA

TravelCenters of America No. 1
TravelCenters of America	3501 Buttermilk Road	Cottondale	AL
TravelCenters of America	I-10 & Grand Bay Exit CR 11, Mile Marker #4	Grand Bay	AL
TravelCenters of America	980 West South Blvd.	Montgomery	AL
TravelCenters of America	2949 S. Toltec Road	Eloy	AZ
TravelCenters of America	946 West Beale Street	Kingman	AZ
TravelCenters of America	1010 North 339th Avenue	Tonopah	AZ
TravelCenters of America	1501 N. Fort Grant Road	Willcox	AZ
TravelCenters of America	408 Highway 149 North, Rural Route #1	Earle	AR
TravelCenters of America	1806 Highway 371 W	Prescott	AR
TravelCenters of America	2930 Lenwood Road	Barstow	CA
TravelCenters of America	27769 Lagoon Drive	Buttonwillow	CA
TravelCenters of America	46155 Dillon Road	Coachella	CA
TravelCenters of America	3524 S. Highway 99 W.	Corning	CA
TravelCenters of America	4325 Guasti Road	Ontario	CA
TravelCenters of America	4265 East Guasti Road	Ontario	CA
TravelCenters of America	19483 Knighton Rd.	Redding	CA
TravelCenters of America	12310 S. Highway 33	Santa Nella	CA
TravelCenters of America	5101 Quebec Street	Commerce City	CO
TravelCenters of America	2200 Ninth Street	Limon	CO
TravelCenters of America	12151 W. 44th Avenue	Wheat Ridge	CO
TravelCenters of America	3 East Industrial Road	Branford	CT
TravelCenters of America	1875 Meriden/Waterbury Rd.	Milldale	CT
TravelCenters of America	327 Ruby Road	Willington	CT
TravelCenters of America	I-10 & US 301, Baldwin-Starke Exit 50, Mile Marker #345	Baldwin	FL
TravelCenters of America	1650 C.R. 210 West	Jacksonville	FL
TravelCenters of America	2112 Highway 71 South	Marianna	FL
TravelCenters of America	11706 Tampa Gateway Blvd.	Seffner	FL
TravelCenters of America	8909 20th Street	Vero Beach	FL
TravelCenters of America	556 St. Rt. 44	Wildwood	FL
TravelCenters of America	2995 US Highway 17 South	Brunswick	GA
TravelCenters of America	981 Cassville-White Road	Cartersville	GA
TravelCenters of America	30732 Highway 441 South	Commerce	GA
TravelCenters of America	I-75 & Rt. 36, exit 66, Mile Marker #201	Jackson	GA
TravelCenters of America	6901 Bellville Road	Lake Park	GA

12

TravelCenters of America	I-20 & US 441, exit 51, Mile Marker #115	Madison	GA
TravelCenters of America	4401 Highway 17	Richmond Hill	GA
TravelCenters of America	4115 Broadway	Boise	ID
TravelCenters of America	505 Truckers Lane, R.R. #7	Bloomington	IL
TravelCenters of America	1702 West Evergreen	Effingham	IL
TravelCenters of America	19 N. 430 Route 20	Hampshire	IL
TravelCenters of America	4510 Broadway	Mt. Vernon	IL
TravelCenters of America	16650 Russell Rd.	Russell	IL
TravelCenters of America	819 Edwardsville Road	Troy	IL
TravelCenters of America	10346 S. State Rd. 39	Clayton	IN
TravelCenters of America	2510 Burr Street	Gary	IN
TravelCenters of America	1201 Ripley Street	Lake Station	IN
TravelCenters of America	1600 West US Hwy 20	Porter	IN
TravelCenters of America	2636 E. Tipton Street	Seymour	IN
TravelCenters of America	5930 E. State Road 334	Whitestown	IN
TravelCenters of America	3210 South 7th Street	Council Bluffs	IA
TravelCenters of America	7777 Burlington Pike	Florence	KY
TravelCenters of America	145 Richwood Road	Walton	KY
TravelCenters of America	1701 N. University Avenue	Lafayette	LA
TravelCenters of America	1682 Gause Blvd.	Slidell	LA
TravelCenters of America	224 Highway 65 South	Tallulah	LA
TravelCenters of America	5501 O’Donnell St. Cutoff	Baltimore	MD
TravelCenters of America	1400 Elkton Road	Elkton	MD
TravelCenters of America	7401 Assateague Drive	Jessup	MD
TravelCenters of America	200 Baker Road	Dexter	MI
TravelCenters of America	1255 N. Dixie Hwy	Monroe	MI
TravelCenters of America	6364 Dixie Highway	Saginaw	MI
TravelCenters of America	6100 Sawyer Road	Sawyer	MI
TravelCenters of America	13400 Rogers Drive	Rogers	MN
TravelCenters of America	2150 Russell Mt. Gilead Road	Meridian	MS
TravelCenters of America	102 NW 4th Street	Concordia	MO
TravelCenters of America	3265 N. Service Road East	Foristell	MO
TravelCenters of America	854 State Highway 80, R.R. #1	Matthews	MO
TravelCenters of America	100 North Broadway	Oak Grove	MO
TravelCenters of America	8033 W. Holling Rd.	Alda	NE
TravelCenters of America	103 Prospectors Drive	Ogallala	NE
TravelCenters of America	8050 Dean Martin Drive	Las Vegas	NV
TravelCenters of America	6000 E. Frontage Road	Mill City	NV
TravelCenters of America	200 North McCarran Blvd.	Sparks	NV
TravelCenters of America	108 Ocean Drive	Greenland	NH
TravelCenters of America	975 St. Rt. 173	Bloomsbury	NJ
TravelCenters of America	2 Simpson Road	Columbia	NJ
TravelCenters of America	I-295 Exit 18 Berkley Rd.	Paulsboro	NJ
TravelCenters of America	2501 University Blvd. NE	Albuquerque	NM
TravelCenters of America	3404 W. Highway 66	Gallup	NM
TravelCenters of America	202 N. Motel Blvd.	Las Cruces	NM
TravelCenters of America	1700 U.S. Route 66 West	Moriarty	NM
TravelCenters of America	I-40 & US 66, 54 & 84, exit 277	Santa Rosa	NM
TravelCenters of America	753 Upper Court St.	Binghamton	NY
TravelCenters of America	8420 Alleghany	Corfu	NY
TravelCenters of America	9616 Commerce Drive	Dansville	NY
TravelCenters of America	40 Riverside Drive	Fultonville	NY
TravelCenters of America	125 Neelytown Road	Montgomery	NY

13

TravelCenters of America	153 Wiggins Road	Candler	NC
TravelCenters of America	1101 NC Highway 61	Whitsett	NC
TravelCenters of America	715 US 250 East	Ashland	OH
TravelCenters of America	6762 St. Rt. 127	Eaton	OH
TravelCenters of America	10679 Lancaster Rd., S	Hebron	OH
TravelCenters of America	12403 US Rt. 35 NW	Jeffersonville	OH
TravelCenters of America	5551 St. Rt. 193	Kingsville	OH
TravelCenters of America	940 US Rt. 42, NE	London	OH
TravelCenters of America	4450 Portage St., NW	North Canton	OH
TravelCenters of America	3483 Libbey Road	Perrysburg	OH
TravelCenters of America	8834 Lake Road	Seville	OH
TravelCenters of America	5400 Seventy Six Drive	Youngstown	OH
TravelCenters of America	501 South Morgan Road	Oklahoma City	OK
TravelCenters of America	801 South Council Road	Oklahoma City	OK
TravelCenters of America	I-40 & Cemetary Road, exit 26	Sayre	OK
TravelCenters of America	21856 Bents Road, NE	Aurora	OR
TravelCenters of America	790 NW Frontage Road	Troutdale	OR
TravelCenters of America	6 Buckhorn Road	Bloomsburg	PA
TravelCenters of America	245 Allegheny Blvd.	Brookville	PA
TravelCenters of America	4050 Depot Road	Erie	PA
TravelCenters of America	10835 John Wayne Drive	Greencastle	PA
TravelCenters of America	7848 Linglestown Road	Harrisburg	PA
TravelCenters of America	5644 SR 8	Harrisville	PA
TravelCenters of America	5600 Nittany Valley Drive	Lamar	PA
TravelCenters of America	875 N. Eagle Valley Rd.	Milesburg	PA
TravelCenters of America	1402 E. Main Street	Duncan	SC
TravelCenters of America	3014 Paxville Highway	Manning	SC
TravelCenters of America	13011 Old Hickory Blvd.	Antioch	TN
TravelCenters of America	155 Hwy. 138	Denmark	TN
TravelCenters of America	4400 Peytonsville Road	Franklin	TN
TravelCenters of America	608 Lovell Road	Knoxville	TN
TravelCenters of America	615 Watt Road	Knoxville	TN
TravelCenters of America	111 N. First Street	Nashville	TN
TravelCenters of America	7000 I-40 East Whitaker Road	Amarillo	TX
TravelCenters of America	6800 Thompson Road	Baytown	TX
TravelCenters of America	704 West Interstate 20	Big Spring	TX
TravelCenters of America	7751 Bonnie View Road	Dallas	TX
TravelCenters of America	6420 N. I-35	Denton	TX
TravelCenters of America	802 E. York, Highway 59	Ganado	TX
TravelCenters of America	4817 I-35 North	New Braunfels	TX
TravelCenters of America	2105 S. Goliad Street	Rockwall	TX
TravelCenters of America	6170 I-10 East	San Antonio	TX
TravelCenters of America	I-20 & Hopkins Road, exit 242	Sweetwater	TX
TravelCenters of America	1700 Wilson Road	Terrell	TX
TravelCenters of America	1100 North 130 West	Parowan	UT
TravelCenters of America	8836 N. Highway 40	Tooele	UT
TravelCenters of America	100 N. Carter Road	Ashland	VA
TravelCenters of America	10134 Lewiston Rd.	Ashland	VA
TravelCenters of America	1025 Peppers Ferry Rd.	Wytheville	VA
TravelCenters of America	46630 North Bend Way	North Bend	WA
TravelCenters of America	4195 State Rt. 34	Hurricane	WV
TravelCenters of America	RR1 P.O. Box 1521	Valley Grove	WV
TravelCenters of America	5901 Highway 51	DeForest	WI

14

TravelCenters of America	713 Highway 12	Hudson	WI
TravelCenters of America	4000 I-80 Service Rd.	Burns	WY
TravelCenters of America	I-80, exit 30, East of Evanston	Ft. Bridger	WY
TravelCenters of America	1400 Higley Blvd.	Rawlins	WY

TravelCenters of America No. 2
Petro Stopping Centers	1295 Horizon	El Paso	TX
Petro Stopping Centers	2001 Santa Fe	Weatherford	TX
Petro Stopping Centers	1855 Curtis	Laramie	WY
Petro Stopping Centers	5405 Walden Rd	Beaumont	TX
Petro Stopping Centers	1112 Ackerman Rd.	San Antonio	TX
Petro Stopping Centers	5235 N. Sunland Gin	Eloy	AZ
Petro Stopping Centers	P.O. Box 32245	Amarillo	TX
Petro Stopping Centers	6918 West Burt Kouns	Shreveport	LA
Petro Stopping Centers	2151 South Avenue	Corning	CA
Petro Stopping Centers	2100 S.W. Railroad Ave.	Hammond	LA
Petro Stopping Centers	3900 Petro Road	West Memphis	AR
Petro Stopping Centers	722 Watt Road	Knoxville	TN
Petro Stopping Centers	P.O. Box 2130	Milan	NM
Petro Stopping Centers	402 Rising Sun Road	Bordentown	NJ
Petro Stopping Centers	970 South Blake Ranch Rd.	Kingman	AZ
Petro Stopping Centers	20 Martin Luther King Blvd.	Oklahoma City	OK
Petro Stopping Centers	26416 West Service Road	Perrysburg	OH
Petro Stopping Centers	3304 Gold Road	Kingdom City	MO
Petro Stopping Centers	22526 Highway 216	McCalla	AL
Petro Stopping Centers	1 Petro Place	Girard	OH
Petro Stopping Centers	1805 W. Fayette Road	Effingham	IL
Petro Stopping Centers	3181 Donald Lee Hollowell Parkway	Atlanta	GA
Petro Stopping Centers	7401 West Highway 318	Reddick	FL
Petro Stopping Centers	3730 Fern Valley Road	Phoenix	OR
Petro Stopping Centers	12906 Deshler Road	North Baltimore	OH
Petro Stopping Centers	3205 Valentine Road	North Little Rock	AR
Petro Stopping Centers	501 Buckhorn Road	Mebane	NC
Petro Stopping Centers	554 W. Glendale Hodgenville Rd.	Glendale	KY
Petro Stopping Centers	6595 N. Hollywood Blvd.	Las Vegas	NV
Petro Stopping Centers	1201 Harrisburg Pike	Carlisle	PA
Petro Stopping Centers	1950 EAST GREG ST.	Sparks	NV
Petro Stopping Centers	10506 West Aero	Spokane	WA
Petro Stopping Centers	114 Jasmin Rd.	Egan	LA
Petro Stopping Centers	1105 E. King Avenue	Kingsland	GA
Petro Stopping Centers	7265 N. Baker Rd.	Fremont	IN
Petro Stopping Centers	162 Luyben Hills Road	Kingston Springs	TN
Petro Stopping Centers	601 E. Vinton Road	Canutillo	TX
Petro Stopping Centers	9787 US Route 40 West	New Paris	OH
Petro Stopping Centers	4700 S. Lincoln	York	NE
Petro Stopping Centers	1255 Route 414	Waterloo	NY

Part II  — Liens

None.

15

SCHEDULE 6.1.(g)

Indebtedness and Guaranties

1.              Indenture, dated as of February 25, 1998, between Hospitality Properties Trust (the “Company”) and State Street Bank and Trust Company. (Unsecured)

2.              Supplemental Indenture No. 8 dated as of February 15, 2005 between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 5 1/8% Senior Notes due 2015, including form of thereof. (Unsecured) ($280,000,000)

3.              Supplemental Indenture No. 9 dated as of June 15, 2006 between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 6.30% Senior Notes due 2016, including form of thereof. (Unsecured) ($275,000,000)

4.              Supplemental Indenture No. 10, dated as of March 7, 2007, between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 3.80% Convertible Senior Notes due 2027, including form thereof. (Unsecured) ($8,478,000)

5.              Supplemental Indenture No. 11, dated as of March 12, 2007, between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 5.625% Senior Notes due 2017, including form thereof. (Unsecured) ($300,000,000)

6.              Supplemental Indenture No. 12, dated as of September 28, 2007, between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 6.70% Senior Notes due 2018, including form thereof. (Unsecured) ($350,000,000)

7.              Supplemental Indenture No. 13, dated as of August 12, 2009, between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 7.875% Senior Notes due 2014, including form thereof. (Unsecured) ($300,000,000)

8.              Supplemental Indenture No. 14, dated as of August 16, 2012, between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 5.000% Senior Notes due 2022, including form thereof. (Unsecured) ($500,000,000)

9.              Supplemental Indenture No. 15, dated as of June 6, 2013, between the Company and U.S. Bank National Association, as successor trustee, relating to the Company’s 4.500% Senior Notes due 2023, including form thereof. (Unsecured) ($300,000,000)

10.       See Guaranties referenced on Schedule 6.1.(h).

Amounts stated above represent the unpaid principal balance, or maximum commitment, as of September 30, 2013.

16

SCHEDULE 6.1.(h)

Material Contracts

·                  Amended and Restated Business Management Agreement, dated as of December 10, 2012, among Reit Management & Research LLC, Hospitality Properties Trust and, solely with respect to Section 16 thereof, Barry M. Portnoy, Gerard M. Martin and Adam D. Portnoy.

·                  Amended and Restated Property Management Agreement, dated as of January 13, 2010, between Reit Management & Research LLC and Hospitality Properties Trust.

·                  First Amendment to Amended and Restated Property Management Agreement, dated as of December 16, 2010, between Reit Management & Research LLC and Hospitality Properties Trust.

·                  Second Amendment to Amended and Restated Property Management Agreement, dated as of December 10, 2012, between Reit Management & Research LLC and Hospitality Properties Trust, on behalf of itself and certain of its subsidiaries.

·                  Transaction Agreement, dated as of January 29, 2007, among Hospitality Properties Trust, TravelCenters of America LLC, HPT TA Properties Trust, HPT TA Properties LLC, HPT TA Merger Sub Inc. and Reit Management & Research LLC.

·                  Amended and Restated Shareholders Agreement, dated as of May 21, 2012, among Affiliates Insurance Company, Five Star Quality Care, Inc., Hospitality Properties Trust, CommonWealth REIT, Senior Housing Properties Trust, TravelCenters of America LLC, Reit Management & Research LLC, Government Properties Income Trust and Select Income REIT.

·                  See Schedule 6.1.(g).

MARRIOTT 234 POOL

OPERATING AGREEMENTS

·                  Amended and Restated Management Agreement (Courtyard), effective as of January 1, 2011, between Courtyard Management Corporation and HPT TRS MRP, Inc.

·                  Amended and Restated Management Agreement (Marriott Full Service), effective as of January 1, 2011, between Marriott Hotel Services, Inc. and HPT TRS MRP, Inc.

·                  Partial Termination of and First Amendment to Amended and Restated Management Agreement (Marriott Full Service), effective as of July 12, 2012, between Marriott Hotel Services, Inc. and HPT TRS MRP, Inc.

·                  Amended and Restated Management Agreement (Residence Inn), effective as of January 1, 2011, between Residence Inn By Marriott, LLC and HPT TRS MRP, Inc.

17

·                  Partial Termination of and First Amendment to Amended and Restated Management Agreement (Residence Inn), effective as of August 10, 2012, between Residence Inn By Marriott, LLC and HPT TRS MRP, Inc.

·                  Partial Termination of and Second Amendment to Amended and Restated Management Agreement (Residence Inn), effective as of August 10, 2012, between Residence Inn By Marriott, LLC and HPT TRS MRP, Inc.

·                  Amended and Restated Management Agreement (SpringHill Suites), effective as of January 1, 2011, between Springhill SMC, LLC and HPT TRS MRP, Inc.

·                  Amended and Restated Management Agreement (TownePlace), effective as of January 1, 2011, between TownePlace Management, LLC and HPT TRS MRP, Inc.

ANCILLARY AGREEMENTS

·                  Exit Hotel Agreement, effective as of January 1, 2011, by and among Marriott International, Inc., Marriott Hotel Services, Inc., Residence Inn By Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, TownePlace Management, LLC, HPTMI Properties Trust and HPT TRS MRP, Inc.

·                  Side Letter to Exit Hotel Agreement, effective as of January 1, 2011, from Marriott International, Inc. to HPTMI Properties Trust.

·                  Confirmation Agreement Regarding Sale of Exit Hotel, effective as of July 12, 2012, by and among Marriott International, Inc., Marriott Hotel Services, Inc., Residence Inn By Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, TownePlace Management, LLC, HPTMI Properties Trust, HPT TRS MRP, Inc., Hospitality Properties Trust and Marriott International Design & Construction Services, Inc.

·                  Guaranty Agreement, effective as of January 1, 2011, by Hospitality Properties Trust for the benefit of Marriott International, Inc., Courtyard Management Corporation, Marriott Hotel Services, Inc., Residence Inn By Marriott, LLC, SpringHill SMC, LLC, and TownePlace Management, LLC.

·                  Guaranty, effective as of January 1, 2011, by Marriott International, Inc. for the benefit of HPT TRS MRP, Inc.

·                  Master Funding Agreement, effective as of January 1, 2011, by and among HPTMI Properties Trust, HPT TRS MRP, Inc. and Marriott International, Inc.

·                  Pooling Agreement, effective as of January 1, 2011, by and among Marriott International, Inc., Marriott Hotel Services, Inc., Residence Inn By Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, TownePlace Management, LLC and HPT TRS MRP, Inc.

18

·                  Partial Termination of and First Amendment to Pooling Agreement, dated as of July 12, 2012, by and among Marriott International, Inc., Marriott Hotel Services, Inc., Residence Inn By Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, TownePlace Management, LLC and HPT TRS MRP, Inc.

·                  Partial Termination of and Second Amendment to Pooling Agreement, dated as of August 10, 2012, by and among Marriott International, Inc., Marriott Hotel Services, Inc., Residence Inn By Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, TownePlace Management, LLC and HPT TRS MRP, Inc.

·                  Partial Termination of and Third Amendment to Pooling Agreement, dated as of August 10, 2012, by and among Marriott International, Inc., Marriott Hotel Services, Inc., Residence Inn By Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, TownePlace Management, LLC and HPT TRS MRP, Inc.

·                  Renovation Agreement, effective as of January 1, 2011, by and among HPTMI Properties Trust, HPT TRS MRP, Inc. and Marriott International Design & Construction Services, Inc.

·                  Security Deposit Agreement, effective as of January 1, 2011, by and among Marriott International, Inc., Marriott Hotel Services, Inc., Residence Inn By Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, TownePlace Management, LLC and HPT TRS MRP, Inc.

·                  Side Letter, effective as of January 1, 2011, to HPT TRS MRP, Inc (re: Property Insurance for the T-234 Portfolio Properties).

·                  Amended and Restated Owner Agreement, effective as of January 1, 2011, by and among Marriott International, Inc. and Marriott Hotel Services, Inc, Residence Inn By Marriott, LLC, Courtyard Management Corporation, SpringHill SMC, LLC, and TownePlace Management Corporation, HPT TRS MRP, Inc. and HPTMI Properties Trust.

·                  Side Letter, effective as of January 1, 2011, from Marriott International, Inc. to HPTMI Properties Trust (re: Service Contracts).

·                  Side Letter, dated as of June 14, 2011, from Marriott International, Inc. to HPTMI Properties Trust (re: T-234 Accounting True Up).

PROPERTY SPECIFIC AGREEMENTS

Chantilly (TownePlace), VA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

19

Falls Church (TownePlace), VA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Seattle South/Renton (TownePlace), WA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Yorktown (TownePlace), VA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Atlanta/Norcross/Peachtree Corners (TownePlace), GA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Atlanta/Northlake (TownePlace), GA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Virginia Beach (TownePlace), VA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

20

Richmond/Glen Allen (TownePlace), VA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Boston North Shore/Danvers (TownePlace), MA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Detroit/Novi (TownePlace), MI

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Scottsdale (TownePlace), AZ

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Chicago Elgin/West Dundee (TownePlace), IL

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Houston/Hobby Airport (Courtyard), TX

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

21

Allentown/Bethlehem/Lehigh Valley Airport (Courtyard), PA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

North Charleston (Courtyard), SC

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Oakland/Emeryville (Courtyard), CA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Tempe (Courtyard), AZ

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Pleasant Hill (Courtyard), CA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Oklahoma City (Courtyard), OK

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

22

San Ramon (Courtyard), CA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Richmond/Northwest (Courtyard), VA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Dallas/Richardson (Courtyard), TX

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Las Vegas/Sumerlin (Courtyard), NV

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Phoenix/Chandler (Courtyard), AZ

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

San Francisco Airport/Oyster Point (Courtyard), CA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

23

Chicago/West Dundee (Courtyard), IL

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Detroit/Novi (Courtyard), MI

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Birmingham/Colonnade (Courtyard), AL

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Fort Worth/Fossil Creek (Courtyard), TX

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Durham/Triangle Park (Courtyard), NC

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Nashville Airport (Marriott Full Service), TN

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

24

Chicago Downtown (Residence Inn), IL

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Dallas/Market Center (Residence Inn), TX

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Albuquerque (Residence Inn), NM

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Dallas/Central Expressway (Residence Inn), TX

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Atlanta/Alpharetta/Windward (Residence Inn), GA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Philadelphia/Horsham (Residence Inn), PA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

25

Nashville/Brentwood (Residence Inn), TN

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Scottsdale/Paradise Valley (Residence Inn), AZ

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Syracuse/Carrier Circle (Residence Inn), NY

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Tempe (Residence Inn), AZ

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Huntington Beach/Fountain Valley (Residence Inn), CA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Durham/Triangle Park (Residence Inn), NC

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

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Annapolis (Residence Inn), MD

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Boston/Westborough (Residence Inn), MA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

San Diego/Rancho Bernardo (Residence Inn), CA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Fresno (Residence Inn), CA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Fort Worth/Fossil Creek (Residence Inn), TX

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Dallas/Richardson (Residence Inn), TX

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

27

San Antonio/Alamo Plaza (Residence Inn), TX

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Reno (Residence Inn), NV

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Charlottesville (Residence Inn), VA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Atlanta/Kennesaw (Residence Inn), GA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Fairfax/Fair Lake (Residence Inn), VA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Chicago/Waukegan (Residence Inn), IL

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

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Raleigh/Cary (Residence Inn), NC

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

New Orleans (Residence Inn), LA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Baltimore BWI Airport (Residence Inn), MD

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Parsippany (Residence Inn), NJ

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Atlanta/Alpharetta/North Point Mall (Residence Inn), GA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Charleston (Residence Inn), WV

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

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San Francisco Airport/Oyster Point (Residence Inn), CA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Detroit/Warren (Residence Inn), MI

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Birmingham/Homewood (Residence Inn), AL

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Allentown/Bethlehem/Route 22 (Residence Inn), PA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Raleigh Durham Airport/Morrisville (Residence Inn), NC

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

Nashville Airport (SpringHill), TN

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

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Seattle South/Renton (SpringHill), WA

·                  Franchise Agreement, dated as of January 1, 2011, by and between Marriott International, Inc. and HPT TRS MRP, Inc.

·                  Guaranty (Franchise Agreement), dated as of January 1, 2011, by HPTMI Properties Trust, in favor of and for the benefit of Marriott International, Inc.

MARRIOTT NO. 1 POOL

OPERATING AGREEMENTS

·                  Letter of Direction, dated as of December 26, 2012, from Hospitality Properties Trust and HPTCY Properties Trust to Courtyard Management Corporation.

PROPERTY SPECIFIC AGREEMENTS

For each of the following properties:
Phoenix/Camelback, AZ	Foxborough, MA
Scottsdale/Mayo Clinic, AZ	Detroit/Auburn Hills, MI
Atlanta/Cumberland, GA	Eden Prairie, MN
Atlanta/Midtown, GA	Kansas City South/Holmes, MO
Atlanta/Norcross (Jimmy Carter Blvd), GA	Morrisville/Raleigh Durham (Airport), NC
Hapeville (Atlanta Airport), GA	Mahwah, NJ
Indianapolis/North, IN	Philadelphia (Airport), PA
Boston/Lowell, MA	Spartanburg, SC
Boston/Milford, MA	Fairfax/West Dulles (Airport), VA
Boston/Stoughton, MA	Seattle/Bellevue, WA
Boston/Danvers, MA

·                  Management Agreement, dated as of September 25, 1993, between HMH Courtyard Properties, Inc. and Courtyard Management Corporation.

·                  First Amendment to Management Agreement, dated as of March 24, 1995, between Hospitality Properties, Inc. (successor to HMH Courtyard Properties, Inc.) and Courtyard Management Corporation.

·                  Second Amendment to Management Agreement, dated as of March 22, 1996, between Hospitality Properties Trust (successor to Hospitality Properties, Inc.) and Courtyard Management Corporation.

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For each of the following properties:

Camarillo, CA	Boston/Woburn, MA
El Segundo/Los Angeles (Airport), CA	Columbia, MD
Fountain Valley, CA	Kansas City (Airport), MO
San Jose (Airport), CA	Charlotte University/Research Park, NC
Newark/Wilmington, DE	Fayetteville, NC
Boca Raton, FL	Chattanooga, TN
Macon, GA	Dallas/Northpark, TX
Boston/Norwood, MA	Brookfield (Milwaukee), WI

·                  Management Agreement, dated as of September 25, 1993, between HMH Courtyard Properties, Inc. and Courtyard Management Corporation.

·                  First Amendment to Management Agreement, dated as of August 22, 1995, between Hospitality Properties Trust (successor to HMH Courtyard Properties, Inc.) and Courtyard Management Corporation.

·                  Second Amendment to Management Agreement, dated as of March 22, 1996, between Hospitality Properties Trust and Courtyard Management Corporation.

For each of the following properties:
Irvine/Laguna Hills, CA	Whippany/Hanover, NJ
Torrance (Business Center), CA	Fishkill, NY
Jacksonville/Mayo, FL	Syracuse, NY
Miami Lakes, FL	Coraopolis (Pittsburg Airport), PA
Bettendorf/Quad Cities, IA	Willow Grove, PA
Chicago/Arlington Heights, IL	Newport/Middletown, RI
Greenbelt, MD	Arlington/Rosslyn, VA
Tinton Falls, NJ	Williamsburg, VA

·                  Management Agreement, dated as of September 25, 1993, between HMH Courtyard Properties, Inc. and Courtyard Management Corporation.

·                  First Amendment to Management Agreement, dated as of March 22, 1996, between HPTCY Corporation (successor to HMH Courtyard Properties, Inc.) and Courtyard Management Corporation.

MARRIOTT NO. 5 POOL

OPERATING AGREEMENT

·                  Lease Agreement, dated as of January 1, 2008, by and between HPTMI Hawaii, Inc. and Essex House Condominium Corporation.

·                  First Amendment to Lease Agreement, effective as of June 14, 2011, by and between HPTMI Hawaii, Inc. and Essex House Condominium Corporation.

32

ANCILLARY AGREEMENTS

·                  Guaranty of Tenant’s Obligations, dated as of January 1, 2008, by Marriott Hotel Services, Inc. for the benefit of HPTMI Hawaii, Inc.

·                  Guaranty of Landlord’s Obligations, dated as of January 1, 2008, by Hospitality Properties Trust for the benefit of Essex House Condominium Corporation.

HYATT POOL

OPERATING AGREEMENTS

·                  Management Agreement, dated as of April 1, 2005, by and between HPT TRS SPES II, Inc. and Route 46 Management Associates Corp.

·                  First Amendment to Management Agreement, dated as of June 18, 2008, by and between HPT TRS SPES II, Inc. and Route 46 Management Associates Corp.

·                  Second Amendment to Management Agreement, dated as of December 18, 2008, by and between HPT TRS SPES II, Inc. and Route 46 Management Associates Corp.

ANCILLARY AGREEMENTS

·                  Guaranty Agreement, dated as of April 1, 2005, by Hospitality Properties Trust for the benefit of Route 46 Management Associates Corp.

·                  Guaranty Agreement, dated as of May 1, 2006, by Global Hyatt Corporation for the benefit of HPT TRS SPES II, Inc. and Hospitality Properties Trust.

CARLSON POOL

OPERATING AGREEMENTS

·                  Management Agreement, dated as of April 1, 2005, by and between HPT TRS SPES II, Inc. and LIBOR Management LLC.

·                  First Amendment to Management Agreement, dated as of September 30, 2005, by and between HPT TRS SPES II, Inc. and LIBOR Management LLC.

·                  Second Amendment to Management Agreement, dated as of November 1, 2005, by and between HPT TRS SPES II, Inc. and LIBOR Management LLC.

·                  Third Amendment to Management Agreement, dated as of January 12, 2007, by and between HPT TRS SPES II, Inc. and LIBOR Management LLC.

·                  Fourth Amendment to Management Agreement, dated as of February 5, 2008, by and between HPT TRS SPES II, Inc. and LIBOR Management LLC.

33

ANCILLARY AGREEMENTS

·                  Guaranty Agreement, dated as of April 1, 2005, by Hospitality Properties Trust for the benefit of LIBOR Management LLC.

·                  Guaranty Agreement, dated as of April 1, 2005, by Carlson Hotels Worldwide, Inc., for the benefit of HPT TRS SPES II, Inc. and Hospitality Properties Trust.

IHG POOL (INTERCONTINENTAL)

OPERATING AGREEMENTS

·                  Management Agreement, effective as of July 1, 2011, by and among HPT TRS IHG-1, Inc., HPT TRS IHG-2, Inc., and HPT TRS IHG-3, Inc. and InterContinental Hotels Group Resources, Inc., IHG Management (Maryland) LLC and InterContinental Hotels Group (Canada), Inc.

·                  Side Letter to Management Agreement, dated as of July 1, 2011, by InterContinental Hotels Group Resources, Inc., IHG Management (Maryland) LLC and InterContinental Hotels Group (Canada), Inc. to HPT TRS IHG-1, Inc., HPT TRS IHG-2, Inc., and HPT TRS IHG-3, Inc.

·                  Lease Agreement, dated as of February 16, 2005, by and between HPT IHG PR, Inc. and InterContinental Hotels (Puerto Rico) Inc.

·                  First Amendment to Lease Agreement, dated as of December 21, 2006, by and between HPT IHG PR, Inc. and InterContinental Hotels (Puerto Rico) Inc.

·                  Second Amendment to Lease Agreement, dated as of July 1, 2011, by and between HPT IHG PR, Inc. and InterContinental Hotels (Puerto Rico) Inc.

·                  Third Amendment to Lease Agreement, dated as of February 21, 2013, by and between HPT IHG PR, Inc. and InterContinental Hotels (Puerto Rico) Inc.

ANCILLARY AGREEMENTS

·                  Guaranty Agreement, dated as of July 1, 2011, by Hospitality Properties Trust for the benefit of InterContinental Hotels Group Resources, Inc., IHG Management (Maryland) LLC, and InterContinental Hotels Group (Canada), Inc.

·                  Guaranty Agreement, dated as of July 1, 2011, by InterContinental Hotels Group (Puerto Rico) Inc. for the benefit of HPT TRS IHG-1, Inc., HPT TRS IHG-2, Inc., HPT TRS IHG-3, Inc., HPT IHG PR, Inc. and Hospitality Properties Trust.

·                  Right of First Offer, dated as of July 1, 2011, by and between HPT IHG-3 Properties Trust and InterContinental Hotels Group Resources, Inc.

34

·                  Deposit Agreement, dated as of July 1, 2011 by and among HPT TRS IHG-1, Inc., HPT TRS IHG-2, Inc., HPT TRS IHG-3, Inc. and HPT IHG PR, Inc., InterContinental Hotels Group Resources, Inc., IHG Management (Maryland) LLC, InterContinental Hotels Group (Canada), Inc. and InterContinental Hotels (Puerto Rico), Inc.

SONESTA INTERNATIONAL HOTELS CORPORATION

OPERATING AGREEMENTS

·                  Management Agreement, dated January 31, 2012, between Sonesta Acquisition Corp. (now known as Sonesta International Hotels Corporation) and Cambridge TRS, Inc.

·                  Management Agreement, dated April 23, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Hilton Head, SC).

·                  Management Agreement, dated May 31, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Baltimore, MD).

·                  Management Agreement, dated June 12, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Burlington, MA).

·                  Management Agreement, dated June 18, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Philadelphia, PA).

·                 Management Agreement, effective July 9, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Orlando, FL).

·                  Management Agreement, effective July 16, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Houston, TX).

·                  Management Agreement, effective July 25, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Andover, MA).

·                  Management Agreement, effective July 30, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Parsippany, NJ).

·                  Management Agreement, effective August 1, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Somerset, NJ).

·                  Management Agreement, effective August 3, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Princeton, NJ).

·                  Management Agreement, effective August 6, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Malvern, PA).

·                  First Amendment to Management Agreements, dated August 6, 2012, among Royal Sonesta Inc., Sonesta International Hotels Corporation and Cambridge TRS, Inc.

35

·                  Management Agreement, effective August 11, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Dublin, OH).

·                  Management Agreement, effective August 11, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Flagstaff, AZ).

·                  Management Agreement, effective August 13, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Houston, TX).

·                  Management Agreement, effective August 14, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Columbia, MD).

·                  Management Agreement, effective August 16, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Charlotte, NC).

·                  Management Agreement, effective August 20, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Atlanta, GA).

·                  Management Agreement, effective August 22, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (St. Louis, MO).

·                  Management Agreement, effective August 27, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Myrtle Beach, SC).

·                  Management Agreement, dated February 26, 2013, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (Duluth, GA).

·                  Amended and Restated Management Agreement, dated June 28, 2013, between Sonesta International Hotels Corporation and Cambridge TRS, Inc. (New Orleans, LA).

ANCILLARY AGREEMENTS

·                  Pooling Agreement, dated as of April 23, 2012, between Sonesta International Hotels Corporation and Cambridge TRS, Inc.

·                  Amended and Restated Schedules B (Property List) and C (Management Agreements) to Pooling Agreement, dated as of March 6, 2013, between Sonesta International Hotels Corporation and Cambridge TRS, Inc.

·                  Amended and Restated Schedules B (Property List) and C (Management Agreements) to Pooling Agreement, dated as of June 28, 2013, between Sonesta International Hotels Corporation and Cambridge TRS, Inc.

36

WYNDHAM

OPERATING AGREEMENTS

·                  Hotel Management Agreement, effective as of July 31, 2012, by and among WHM Revere LLC, WHGHM Revere LLC and HPT TRS IHG-2 Inc.

·                  First Amendment to Hotel Management Agreement, dated as of September 14, 2012, by and among WHM Revere LLC, WHGHM Revere LLC and HPT TRS WYN Inc. (successor to HPT TRS IHG-2 Inc.).

·                  Second Amendment to Hotel Management Agreement, dated as of May 2013, by and among WHM Revere LLC, WHGHM Revere LLC and HPT TRS WYN Inc.

·                  Third Amendment to Hotel Management Agreement, dated as of July 1, 2013, by and among WHM Revere LLC, WHGHM Revere LLC and HPT TRS WYN Inc.

·                  Lease, dated as of September 14, 2012, between HPT IHG-2 Properties Trust and Wyndham Vacation Resorts, Inc.

·                  First Amendment to Lease, dated as of May 1, 2013, between HPT IHG-2 Properties Trust and Wyndham Vacation Resorts, Inc.

ANCILLARY AGREEMENTS

·                  Second Amended and Restated Guaranty, dated as of July 2013, by Wyndham Worldwide Corporation for the benefit of HPT TRS WYN Inc.

·                  Guaranty, dated as of September 14, 2012, by Wyndham Worldwide Corporation for the benefit of HPT TRS WYN, Inc. (successor to HPT IHG-2 Properties Trust).

·                  Master Technical Services Agreement, dated as of May 2012, between HPT TRS IHG-2 Inc. and Wyndham Technical Services, LLC.

MORGANS (CLIFT HOTEL)

OPERATING AGREEMENTS

·                  Ground Lease, dated as of October 14, 2004, between Geary Hotel Holdings, LLC and Clift Holdings, LLC.

·                  Memorandum of Ground Lease, dated as of October 12, 2004, between Geary Hotel Holdings, LLC and Clift Holdings, LLC and recorded with the San Francisco Assessor-Recorder on October 15, 2004 as Document No. 2004-H832744-00; Reel I744, Image 248.

·                  Assignment and Assumption of Ground Lease, dated as of December 14, 2006, between Geary Hotel Holdings, LLC and Hasina, LLC (as to an undivided 42.1% interest), TRTZ, LLC (as to an undivided 35.8% interest) and Tarston Hotels, LLC (as to an undivided 22.1% interest), as tenants-in-common, and recorded with the San Francisco Assessor-Recorder on December 15, 2006 as Document No. 2006-I298191-00; Reel J288, Image 161.

37

·                  Assignment and Assumption of Ground Lease, dated as of April 23, 2009, between TRTZ, LLC and Rigg Hotel, LLC (as to an undivided 7.96% interest), as tenant-in-common, and recorded with the San Francisco Assessor-Recorder on April 23, 2009 as Document No. 2009-I7551610-00; Reel J876, Image 153.

·                  Assignment and Assumption of Ground Lease, dated as of April 23, 2009, between TRTZ, LLC and JRIA, LLC (as to an undivided 27.84% interest), as tenant-in-common, and recorded with the San Francisco Assessor-Recorder on April 23, 2009 as Document No. 2009-I7551612-00; Reel J876, Image 155.

·                  Amendment Number One to Ground Lease, dated as of September 17, 2010, among Hasina, LLC, Tarstone Hotels, LLC, Kalpana, LLC, Rigg Hotel, LLC and JRIA, LLC and Clift Holdings, LLC.

·                  Assignment and Assumption of Ground Lease, dated as of December 19, 2012, among Hasina, LLC, Tarstone Hotels, LLC, Kalpana, LLC, Rigg Hotel, LLC and JRIA, LLC, collectively as assignor, and HPT Geary Properties Trust, as assignee, and recorded with the San Francisco Assessor-Recorder on December 21, 2012, as Document No. 20012-J569213-00; Reel K798, Image 797.

·                  Assignment of Limited Guaranty of Lease, dated as of December 19, 2012, among Hasina, LLC, Tarstone Hotels, LLC, Kalpana, LLC, Rigg Hotel, LLC and JRIA, LLC, as assignor, and HPT Geary Properties Trust, as assignee.

ANCILLARY AGREEMENTS

·                  Limited Guaranty of Lease, dated as of September 17, 2010, by Morgans Group LLC for the benefit of Hasina, LLC, Tarstone Hotels, LLC, Kalpana, LLC, Rigg Hotel, LLC and JRIA, LLC.

TRAVELCENTERS OF AMERICA NO. 1

OPERATING AGREEMENTS

·                  Lease Agreement, dated as of January 31, 2007, by and among HPT TA Properties Trust, HPT TA Properties LLC and TA Leasing LLC.

·                  First Amendment to Lease Agreement, dated as of May 12, 2008, by and among HPT TA Properties Trust, HPT TA Properties LLC and TA Leasing LLC.

·                  Deferral Agreement, dated as of August 11, 2008, by and among Hospitality Properties Trust, HPT TA Properties Trust, HPT TA Properties LLC, HPT PSC Properties Trust, HPT PSC Properties LLC, TravelCenters of America LLC, TA Leasing LLC and TA Operating LLC (as successor to Petro Stopping Centers, L.P.).

·                  Amendment Agreement, dated as of January 31, 2011, by and among Hospitality Properties Trust, HPT TA Properties Trust, HPT TA Properties LLC, HPT

38

PSC Properties Trust, HPT PSC Properties LLC, TravelCenters of America LLC, TA Leasing LLC and TA Operating LLC (as successor to Petro Stopping Centers, L.P.).

·                  Amendment Agreement, dated April 15, 2013, by and among HPT TA Properties Trust, HPT TA Properties LLC, HPT PSC Properties Trust, HPT PSC Properties LLC, TA Leasing LLC and TA Operating LLC (as successor to TA Leasing LLC).

ANCILLARY AGREEMENTS

·                  Guaranty Agreement, dated as of January 31, 2007, by TravelCenters of America LLC, TravelCenters of America Holding Company LLC, TA Operating LLC and TA Franchise Systems LLC for the benefit of HPT TA Properties Trust and HPT TA Properties LLC.

TRAVELCENTERS OF AMERICA NO. 2 (PETRO PORTFOLIO)

OPERATING AGREEMENTS

·                  Lease Agreement, dated as of May 30, 2007, by and among HPT PSC Properties Trust, HPT PSC Properties LLC and Petro Stopping Centers, L.P.

·                  First Amendment to Lease Agreement, dated as of March 17, 2008, by and among HPT PSC Properties Trust, HPT PSC Properties LLC and Petro Stopping Centers, L.P.

·                  Deferral Agreement, dated as of August 11, 2008, by and among Hospitality Properties Trust, HPT TA Properties Trust, HPT TA Properties LLC, HPT PSC Properties Trust, HPT PSC Properties LLC, TravelCenters of America LLC, TA Leasing LLC and TA Operating LLC (as successor to Petro Stopping Centers, L.P.).

·                  Amendment Agreement, dated as of January 31, 2011, among Hospitality Properties Trust, HPT TA Properties Trust, HPT TA Properties LLC, HPT PSC Properties Trust, HPT PSC Properties LLC, TravelCenters of America LLC, TA Leasing LLC and TA Operating LLC (as successor to Petro Stopping Centers, L.P.).

·                  Amendment Agreement, dated April 15, 2013, by and among HPT TA Properties Trust, HPT TA Properties LLC, HPT PSC Properties Trust, HPT PSC Properties LLC, TA Leasing LLC and TA Operating LLC (as successor to TA Leasing LLC).

ANCILLARY AGREEMENTS

·                  Guaranty Agreement, dated as of May 30, 2007, by TravelCenters of America LLC for the benefit of HPT PSC Properties Trust and HPT PSC Properties LLC.

39

SCHEDULE 6.1(i)

Litigation

None.

40

SCHEDULE 6.1.(s)

Affiliate Transactions

None.

41

SCHEDULE 6.1.(z)

Unencumbered Assets

Part I (Unencumbered Assets)

Brand	Address	City	State

Marriott No. 1
Courtyard by Marriott	2101 E. Camelback Road	Phoenix	AZ
Courtyard by Marriott	13444 E. Shea Boulevard	Scottsdale	AZ
Courtyard by Marriott	4994 Verdugo Way	Camarillo	CA
Courtyard by Marriott	2000 E. Mariposa Avenue	El Segundo	CA
Courtyard by Marriott	9950 Slater Avenue	Fountain Valley	CA
Courtyard by Marriott	23175 Avenida de la Carlota	Laguna Hills	CA
Courtyard by Marriott	1727 Technology Drive	San Jose	CA
Courtyard by Marriott	1925 W. 190th Street	Torrance	CA
Courtyard by Marriott	48 Geoffrey Drive	Newark (Wilmington)	DE
Courtyard by Marriott	2000 NW Executive Center Court	Boca Raton	FL
Courtyard by Marriott	15700 NW 77th Court	Miami Lakes	FL
Courtyard by Marriott	4600 San Pablo Road	Jacksonville	FL
Courtyard by Marriott	3000 Cumberland Boulevard	Atlanta (Cumberland)	GA
Courtyard by Marriott	1132 Techwood Drive	Atlanta (Midtown)	GA
Courtyard by Marriott	3399 International Boulevard	Hapeville (Atlanta AP 2)	GA
Courtyard by Marriott	3990 Sheraton Drive	Macon	GA
Courtyard by Marriott	6235 McDonough Drive	Norcross (JC Blvd)	GA
Courtyard by Marriott	895 Golden Valley Drive	Bettendorf (Quad City)	IA
Courtyard by Marriott	3700 N. Wilke Road	Arlington Heights	IL
Courtyard by Marriott	10290 N. Meridian Street	Indianapolis	IN
Courtyard by Marriott	275 Independence Way	Danvers	MA
Courtyard by Marriott	35 Foxborough Boulevard	Foxborough	MA
Courtyard by Marriott	300 River Ridge Drive	Norwood	MA
Courtyard by Marriott	200 Technology Center Drive	Stoughton	MA
Courtyard by Marriott	240 Mishawum Road	Woburn	MA
Courtyard by Marriott	30 Industrial Avenue	Lowell	MA
Courtyard by Marriott	10 Fortune Boulevard	Milford	MA
Courtyard by Marriott	8910 Stanford Boulevard	Columbia	MD
Courtyard by Marriott	6301 Golden Triangle Drive	Greenbelt	MD
Courtyard by Marriott	1296 Opdyke Road	Auburn Hills	MI
Courtyard by Marriott	11391 Viking Drive	Eden Prairie	MN
Courtyard by Marriott	7901 N. Tiffany Springs Parkway	Kansas City AP	MO
Courtyard by Marriott	500 E. 105th Street	Kansas City Holmes	MO
Courtyard by Marriott	333 West W.T. Harris Boulevard	Charlotte University	NC
Courtyard by Marriott	4192 Sycamore Dairy Road	Fayetteville	NC
Courtyard by Marriott	2001 Hospitality Court	Morrisville (Raleigh Durham)	NC
Courtyard by Marriott	140 Route 17 South	Mahwah	NJ
Courtyard by Marriott	600 Hope Road	Tinton Falls	NJ
Courtyard by Marriott	157 Route 10 East	Whippany (Hanover)	NJ

42

Brand	Address	City	State
Courtyard by Marriott	17 Westage Drive/Rte 9 & I-84	Fishkill	NY
Courtyard by Marriott	6415 Yorktown Circle	Syracuse	NY
Courtyard by Marriott	450 Cherrington Parkway	Coraopolis (Pitt AP)	PA
Courtyard by Marriott	8900 Bartram Avenue	Philadelphia AP	PA
Courtyard by Marriott	2350 Easton Road Rte. 611	Willow Grove	PA
Courtyard by Marriott	9 Commerce Drive	Middletown	RI
Courtyard by Marriott	110 Mobile Drive	Spartanburg	SC
Courtyard by Marriott	2210 Bams Drive	Chattanooga	TN
Courtyard by Marriott	10325 N. Central Expressway	Dallas	TX
Courtyard by Marriott	1533 Claredon Boulevard	Arlington Rosslyn	VA
Courtyard by Marriott	3935 Centerview Drive	Fairfax (West Dulles)	VA
Courtyard by Marriott	470 McLaws Circle	Williamsburg	VA
Courtyard by Marriott	14615 NE 29th Place	Bellevue	WA
Courtyard by Marriott	16865 W. Bluemound Road	Brookfield (Milwaukee)	WI

Marriott No. 234
Courtyard by Marriott	4300 Colonade Parkway	Birmingham	AL
Residence Inn by Marriott	50 State Farm Parkway	Homewood	AL
Residence Inn by Marriott	6040 N. Scottsdale Road	Scottsdale	AZ
Residence Inn by Marriott	5075 S. Priest Drive	Tempe	AZ
Courtyard by Marriott	920 North 54th Street	Chandler	AZ
TownePlace Suites by Marriott	10740 North 90th Street	Scottsdale	AZ
Courtyard by Marriott	601 South Ash Ave.	Tempe	AZ
Residence Inn by Marriott	9930 Slater Avenue	Fountain Valley	CA
Residence Inn by Marriott	11002 Rancho Carmel Drive	San Diego (Rancho Bernado)	CA
Courtyard by Marriott	5555 Shellmound Street	Emeryville	CA
Residence Inn by Marriott	5322 North Diana Avenue	Fresno	CA
Residence Inn by Marriott	1350 Veterans Boulevard	South San Francisco	CA
Courtyard by Marriott	1300 Veterans Boulevard	South San Francisco	CA
Courtyard by Marriott	2250 Contra Costa Blvd.	Pleasant Hill	CA
Courtyard by Marriott	18090 San Ramon Valley Blvd.	San Ramon/Oakland	CA
Residence Inn by Marriott	5465 Windward Parkway, West	Alpharetta	GA
Residence Inn by Marriott	3443 George Busbee Drive	Kennesaw	GA
TownePlace Suites by Marriott	3300 Northlake Pkwy	Atlanta/Northlake	GA
TownePlace Suites by Marriott	6640 Bay Circle	Norcross	GA
Residence Inn by Marriott	1325 North Point Drive	Atlanta/Northpoint Mall	GA
Residence Inn by Marriott	201 East Walton Place	Chicago	IL

43

Brand	Address	City	State
Courtyard by Marriott	2175 Marriott Drive	Chicago/W. Dundee	IL
TownePlace Suites by Marriott	2185 Marriott Drive	Chicago/W. Dundee	IL
Residence Inn by Marriott	1440 South White Oak Drive	Chicago/Waukegan	IL
Residence Inn by Marriott	345 St. Joseph Street	New Orleans	LA
Residence Inn by Marriott	25 Connector Road	Westborough	MA
TownePlace Suites by Marriott	238 Andover Street	Danvers	MA
Residence Inn by Marriott	170 Admiral Cochrane Drive	Annapolis	MD
Residence Inn by Marriott	1160 Winterson Road	Baltimore	MD
Residence Inn by Marriott	30120 Civic Center Boulevard	Warren	MI
Courtyard by Marriott	42700 Eleven Mile Road	Detroit/Novi	MI
TownePlace Suites by Marriott	42600 Eleven Mile Road	Detroit/Novi	MI
Residence Inn by Marriott	201 Residence Inn Blvd	Durham	NC
Residence Inn by Marriott	2020 Hospitality Court	Raleigh Airport/Morrissville	NC
Residence Inn by Marriott	2900 Regency Parkway	Raleigh/Cary	NC
Courtyard by Marriott	301 Residence Inn Blvd	Durham	NC
Residence Inn by Marriott	3 Gatehall Drive	Parsippany	NJ
Residence Inn by Marriott	3300 Prospect Avenue, NE	Albuquerque	NM
Residence Inn by Marriott	9845 Gateway Drive	Reno	NV
Courtyard by Marriott	1901 North Rainbow Blvd	Las Vegas West/Summerlin	NV
Residence Inn by Marriott	6420 Yorktown Circle	East Syracuse	NY
Courtyard by Marriott	1515 NW Expressway	Oklahoma City	OK
Residence Inn by Marriott	3 Walnut Grove Drive	Horsham (Willow Grove)	PA
Residence Inn by Marriott	2180 Motel Drive	Allentown	PA
Courtyard by Marriott	2160 Motel Drive	Allentown	PA
Courtyard by Marriott	2415 Mall Dr I-26 and Montague	Charleston/North	SC
Residence Inn by Marriott	206 Ward Circle	Brentwood (Nash Farms)	TN
Marriott Hotels and Resorts	600 Marriott Drive	Nashville	TN
SpringHill Suites by Marriott	1100 Airport Center Drive	Nashville	TN
Residence Inn by Marriott	6950 N. Stemmons Freeway	Dallas Market Center	TX
Residence Inn by Marriott	10333 N. Central Expressway	Dallas North Park	TX

44

Brand	Address	City	State
Residence Inn by Marriott	1045 Waterwood Drive	Dallas-Richardson	TX
Courtyard by Marriott	3751 NE Loop 820	Fort Worth (Fossil Creek)	TX
Residence Inn by Marriott	5801 Sandshell Drive	Fort Worth (Fossil Creek)	TX
Courtyard by Marriott	9190 Gulf Freeway	Houston Hobby	TX
Residence Inn by Marriott	425 Bonham Street	San Antonio (Alamo)	TX
Courtyard by Marriott	2191 N. Greenville Avenue	Richardson	TX
Residence Inn by Marriott	1111 Millmont Street	Charlottesville	VA
Residence Inn by Marriott	12815 Fairlakes Parkway	Fairfax	VA
TownePlace Suites by Marriott	14036 Thunderbolt Pl	Fairfax/Chantilly	VA
TownePlace Suites by Marriott	205 Hillwood Avenue	Falls Church	VA
TownePlace Suites by Marriott	200 Cybernetics Way	Yorktown	VA
TownePlace Suites by Marriott	4231 Park Place Court	Glenn Allen	VA
TownePlace Suites by Marriott	5757 Cleveland Street	Virginia Beach	VA
Courtyard by Marriott	3950 Westerre Parkway	Richmond	VA
SpringHill Suites by Marriott	200 SW 19th Street	Renton	WA
TownePlace Suites by Marriott	300 SW 19th Street	Renton	WA
Residence Inn by Marriott	200 Hotel Circle, Northgate Business Pk	Charleston	WV

Marriott No. 5
Marriott Hotels and Resorts	Kalapaki Beach, 3610 Rice Street	Lihue Kauai	HI

InterContinental
Candlewood Suites	600 Corporate Ridge Drive	Birmingham	AL
Candlewood Suites	201 Exchange Place	Huntsville	AL
Candlewood Suites	11411 N. Black Canyon Hgwy	Phoenix	AZ
Candlewood Suites	1335 W. Baseline Road	Tempe	AZ
Staybridge Suites	21902 Lassen Street	Chatsworth	CA
Staybridge Suites	11855 Avenue of Industry	San Diego	CA
Staybridge Suites	6639 Mira Mesa Blvd	San Diego	CA
Staybridge Suites	1350 Huntington Ave.	San Francisco	CA
Staybridge Suites	1602 Crane Court	San Jose	CA
Staybridge Suites	900 Hamlin Ct.	Sunnyvale	CA
Staybridge Suites	19901 Prairie Ave.	Torrance	CA
Candlewood Suites	12901 Garden Grove Blvd.	Garden Grove	CA
Candlewood Suites	16150 Sand Canyon Avenue	Irvine	CA
Candlewood Suites	3 South Pointe Drive	Lake Forest	CA
Candlewood Suites	2600 S. Red Hill Avenue	Santa Ana	CA

45

Brand	Address	City	State
Candlewood Suites	481 El Camino Real	Santa Clara	CA
Holiday Inn	1915 South Manchester Avenue	Anaheim	CA
Staybridge Suites	1855 S. Manchester Avenue	Anaheim	CA
Crowne Plaza	5985 Century Blvd	Los Angeles	CA
Crowne Plaza	300 N. Harbor Drive	Redondo Beach	CA
Crowne Plaza	777 Bellew Drive	San Jose	CA
Staybridge Suites	7820 Park Meadows Drive	Lone Tree	CO
Candlewood Suites	895 Tabor Street	Lakewood	CO
Staybridge Suites	410 North Pine Island Road	Ft Lauderdale	FL
Staybridge Suites	8751 Suiteside Drive	Orlando	FL
Candlewood Suites	13231 49th St. N.	Clearwater	FL
Candlewood Suites	4990 Belfort Road	Jacksonville	FL
Candlewood Suites	8855 NW 27th Street	Miami	FL
Crowne Plaza	950 N.W. Lejeune Rd.	Miami	FL
Staybridge Suites	3980 North Point Parkway	Alpharetta	GA
Staybridge Suites	4601 Ridgeview Road	Atlanta	GA
Candlewood Suites	3665 Shackleford Road	Duluth	GA
Holiday Inn Select	4669 Airport Blvd.	College Park	GA
Crowne Plaza	1325 Virginia Avenue	Atlanta	GA
Candlewood Suites	7625 Office Plaza Drive N.	Des Moines	IA
Candlewood Suites	1100 N. US Highway 45	Libertyville	IL
Candlewood Suites	4021 N. Mannheim Road	Schiller Park	IL
Candlewood Suites	27 W. 300 Warrenville Road	Warrenville	IL
Candlewood Suites	1151 S. Waukegan Road	Waukegan	IL
Candlewood Suites	11001 Oakmont	Kansas City, Overland Park	KS
Candlewood Suites	3141 N. Webb Road	Wichita Northeast	KS
Candlewood Suites	570 South Julia	Wichita West (airport)	KS
Candlewood Suites	130 Middlesex Turnpike	Burlington	MA
Candlewood Suites	235 Wood Road	Braintree	MA
Candlewood Suites	1247 Winterson Road	Baltimore/AP (Linthicum)	MD
Candlewood Suites	701 Waymarket Way	Ann Arbor	MI
Candlewood Suites	1 Corporate Drive	Southfield	MI
Candlewood Suites	7010 Convention Blvd	Warren	MI
Candlewood Suites	2550 Troy Center Drive	Troy	MI
Candlewood Suites	351 West 77th Street	Richfield	MN
Candlewood Suites	3250 Rider Trail S.	Earth City	MO
Candlewood Suites	8812 University East Drive	Charlotte	NC
Candlewood Suites	21 Second Street	Jersey City	NJ
Candlewood Suites	4000 Crawford Place	Mt. Laurel	NJ
Candlewood Suites	100 Candlewood Drive	Morris Plains	NJ
Candlewood Suites	41 World’s Fair Drive	Somerset	NJ
Candlewood Suites	3025 Menaui Boulevard	Albuquerque	NM
Candlewood Suites	4034 Paradise Road	Las Vegas	NV
Candlewood Suites	20 Overlook Blvd.	Nanuet	NY
Crowne Plaza	66 Hale Avenue	White Plains	NY
Candlewood Suites	590 Taylor Road	Gahanna	OH
Candlewood Suites	24741 Country Club Blvd.	North Olmsted	OH

46

Brand	Address	City	State
Candlewood Suites	4400 River Park Drive	Oklahoma City	OK
Staybridge Suites	355 South Park Road	Thornhill/Markham	Ontario, Canada
InterContinental	220 Bloor Street West	Toronto	Ontario, Canada
Candlewood Suites	250 Business Center Drive	Horsham	PA
Candlewood Suites	100 Chauvet Drive	Pittsburgh	PA
InterContinental	5961 Isla Verde Avenue	San Juan	Puerto Rico
Candlewood Suites	5129 Virginia Way	Brentwood	TN
Candlewood Suites	10206 Parkside Drive	Knoxville	TN
Staybridge Suites	10201 Stonelake Blvd	Austin	TX
Staybridge Suites	4320 Spectrum One	San Antonio NW/Colonnade	TX
Candlewood Suites	2221 Brookhollow Plaza Drive	Arlington	TX
Candlewood Suites	4320 Interstate 35 Service S	Austin (South)	TX
Candlewood Suites	9701 Stonelake Boulevard	Austin	TX
Candlewood Suites	13939 Noel Road	Dallas	TX
Candlewood Suites	12525 Greenville Avenue	Dallas	TX
Candlewood Suites	5201 Endicott Avenue	Ft Worth	TX
Candlewood Suites	4900 Loop Central Drive	Houston	TX
Candlewood Suites	10503 Town & Country Way	Houston	TX
Candlewood Suites	2737 Bay Area Blvd	Clear Lake	TX
Candlewood Suites	4033 W. Sam Houston Parkway	Houston	TX
Candlewood Suites	5300 Green Park Drive	Irving	TX
Candlewood Suites	4701 Legacy Drive	Plano	TX
Candlewood Suites	9350 IH 10 West	San Antonio	TX
InterContinental	701 Congress Avenue	Austin	TX
Staybridge Suites	1201 Executive Circle	Las Colinas	TX
Candlewood Suites	2170 West North Temple	Salt Lake City	UT
Staybridge Suites	13700 Coppermine Rd.	Herndon	VA
Candlewood Suites	401 Butler Farm Road	Hampton	VA
Staybridge Suites	7301 NE 41st Street	Vancouver	WA

Hyatt Hotels Corporation
Hyatt Place	1413 West Rio Salado Pkwy	Tempe	AZ
Hyatt Place	6885 South Tucson Blvd.	Tucson	AZ
Hyatt Place	503 W Garden of the Gods Pkwy	Colorado Springs	CO
Hyatt Place	5435 Forbes Place	Orlando	FL
Hyatt Place	1899 Sullivan Road	College Park (Atlanta Airport)	GA
Hyatt Place	3530 Venture Parkway	Gwinnett	GA
Hyatt Place	2876 Spring Hill Parkway	Cumberland	GA
Hyatt Place	111 W. Washington Ctr. Road	Fort Wayne	IN
Hyatt Place	5500 Bradbury Ave.	Indianapolis	IN
Hyatt Place	5001 West 110th Street	Overland Park	KS
Hyatt Place	45400 Park Avenue	Utica	MI
Hyatt Place	7600 North West 97th Terrace	Kansas City	MO
Hyatt Place	4119 South Stream Boulevard	Charlotte	NC

47

Brand	Address	City	State
Hyatt Place	8000 Crawford Place	Mt. Laurel	NJ
Hyatt Place	6161 Park Center Circle	Columbus	OH
Hyatt Place	330 East Main St.	Hendersonville	TN
Hyatt Place	7522 North IH-35	Austin	TX
Hyatt Place	5229 Spring Valley Road	Dallas Galleria	TX
Hyatt Place	6030 Gateway Blvd. East	El Paso	TX
Hyatt Place	601 South St. Mary St.	San Antonio Riverwalk	TX
Hyatt Place	4994 Weststone Plaza	Chantilly	VA
Hyatt Place	21481 Ridgetop Circle	Loudoun Tech Center/Sterling	VA

Carlson Hotels Worldwide
Radisson Hotels and Resorts	7475 W. Chandler Blvd.	Chandler	AZ
Radisson Hotels and Resorts	427 N. 44th Street	Phoenix AP	AZ
Country Inn & Suites	5975 Lusk Boulevard	San Diego	CA
Country Inn & Suites	1300 Chesapeake Terrace	Sunnyvale	CA
Country Inn & Suites	1837 Cent Point Circle	Naperville	IL
Park Plaza Hotels and Resorts	4460 W.78th St. Circle	Bloomington	MN
Country Inn & Suites	2550 Freeway Blvd	Brooklyn Center	MN
Radisson Hotels and Resorts	1112 Airport Center Drive	Nashville	TN
Radisson Hotels and Resorts	215 West South Temple	Salt Lake City	UT
Country Inn & Suites	19333 North Creek Parkway	Bothell	WA
Radisson Hotels and Resorts	18118 Pacific Highway South	Seattle	WA

Sonesta
Sonesta ES Suites	3440 N. Country Club Drive	Flagstaff	AZ
Sonesta SE Suites	8480 International Drive	Orlando	FL
Sonesta ES Suites	760 Mt Vernon Highway, N.E.	Atlanta	GA
Sonesta	1775 Pleasant Hill Road	Duluth	GA
Royal Sonesta	300 Bourbon Street	New Orleans	LA
Sonesta ES Suites	11 Old Concord Road	Boston Burlington	MA
Sonesta ES Suites	4 Tech Drive	Andover	MA
Royal Sonesta	40 Edwin H. Land Boulevard	Cambridge	MA
Sonesta ES Suites	8844 Columbia 100 Pkwy	Columbia	MD
Royal Sonesta	550 Light Street	Baltimore	MD
Sonesta ES Suites	1855 Craigshire Rd.	St. Louis	MO
Sonesta ES Suites	7925 Forest Pine Drive	Charlotte	NC
Sonesta ES Suites	61 Interpace Pkwy	Parsippany	NJ
Sonesta ES Suites	4375 U.S. Route 1 South	Princeton	NJ
Sonesta ES Suites	260 Davidson Ave.	Somerset	NJ
Sonesta ES Suites	435 Metro Place South	Dublin	OH
Sonesta ES Suites	20 Morehall Road	Malvern	PA
Sonesta	1800 Market St	Philadelphia	PA

48

Brand	Address	City	State
Sonesta ES Suites	3163 Outlet Blvd.	Myrtle Beach	SC
Sonesta	130 Shipyard Dr	Hilton Head Island	SC
Sonesta ES Suites	5190 Hidalgo Street	Houston	TX
Royal Sonesta	2222 West Loop South	Houston	TX

Wyndham
Wyndham	17941 VonKarman Avenue	Irvine	CA
Hawthorn Suites	6780 S. Galena Street	Englewood -Denver (Tech Center)	CO
Hawthorn Suites	1151 East Main Street	Meriden	CT
Hawthorn Suites	644 Raymond Avenue	Altamonte Sprgs	FL
Wyndham	6345 Powers Ferry Road	Atlanta	GA
Wyndham	71 E. Wacker Drive	Chicago	IL
Hawthorn Suites	2875 Greenspoint Parkway	Hoffman Estates	IL
Hawthorn Suites	1200 E. Bank Drive	Schaumburg	IL
Hawthorn Suites	8000 Capitol Drive	Wheeling	IL
Hawthorn Suites	11762 Commonwealth Drive	Louisville (Jeffersontown)	KY
Hawthorn Suites	1650 Opdyke Road	Auburn Hills	MI
Hawthorn Suites	37555 Hills Tech Drive	Farmington Hills	MI
Hawthorn Suites	5840 Westpark Drive	Charlotte	NC
Hawthorn Suites	7623 Thorndike Road	Greensboro	NC
Hawthorn Suites	1020 Buck Jones Road	Raleigh	NC
Hawthorn Suites	360 South 108th Ave.	Omaha	NE
Wyndham	175 Park Avenue	Florham Park (Hamilton Park)	NJ
Hawthorn Suites	10665 Techwoods Circle	Blue Ash	OH
Wyndham	14703 Park Row	Houston	TX
Wyndham	7800 Alpha Road	Dallas	TX
Hawthorn Suites	7880 Alpha Road	Dallas	TX
Hawthorn Suites	6990 S. Park Center Drive	Salt Lake City (Fort Union)	UT

Morgans
Clift Hotel	495 Geary Street	San Francisco	CA

TravelCenters of America No. 1
TravelCenters of America	3501 Buttermilk Road	Cottondale	AL
TravelCenters of America	I-10 & Grand Bay Exit CR 11, Mile Marker #4	Grand Bay	AL
TravelCenters of America	980 West South Blvd.	Montgomery	AL
TravelCenters of America	2949 S. Toltec Road	Eloy	AZ
TravelCenters of America	946 West Beale Street	Kingman	AZ
TravelCenters of America	1010 North 339th Avenue	Tonopah	AZ
TravelCenters of America	1501 N. Fort Grant Road	Willcox	AZ
TravelCenters of America	408 Highway 149 North, Rural Route #1	Earle	AR

49

Brand	Address	City	State
TravelCenters of America	1806 Highway 371 W	Prescott	AR
TravelCenters of America	2930 Lenwood Road	Barstow	CA
TravelCenters of America	27769 Lagoon Drive	Buttonwillow	CA
TravelCenters of America	46155 Dillon Road	Coachella	CA
TravelCenters of America	3524 S. Highway 99 W.	Corning	CA
TravelCenters of America	4325 Guasti Road	Ontario	CA
TravelCenters of America	4265 East Guasti Road	Ontario	CA
TravelCenters of America	19483 Knighton Rd.	Redding	CA
TravelCenters of America	12310 S. Highway 33	Santa Nella	CA
TravelCenters of America	5101 Quebec Street	Commerce City	CO
TravelCenters of America	2200 Ninth Street	Limon	CO
TravelCenters of America	12151 W. 44th Avenue	Wheat Ridge	CO
TravelCenters of America	3 East Industrial Road	Branford	CT
TravelCenters of America	1875 Meriden/Waterbury Rd.	Milldale	CT
TravelCenters of America	327 Ruby Road	Willington	CT
TravelCenters of America	I-10 & US 301, Baldwin-Starke Exit 50, Mile Marker #345	Baldwin	FL
TravelCenters of America	1650 C.R. 210 West	Jacksonville	FL
TravelCenters of America	2112 Highway 71 South	Marianna	FL
TravelCenters of America	11706 Tampa Gateway Blvd.	Seffner	FL
TravelCenters of America	8909 20th Street	Vero Beach	FL
TravelCenters of America	556 St. Rt. 44	Wildwood	FL
TravelCenters of America	2995 US Highway 17 South	Brunswick	GA
TravelCenters of America	981 Cassville-White Road	Cartersville	GA
TravelCenters of America	30732 Highway 441 South	Commerce	GA
TravelCenters of America	I-75 & Rt. 36, exit 66, Mile Marker #201	Jackson	GA
TravelCenters of America	6901 Bellville Road	Lake Park	GA
TravelCenters of	I-20 & US 441, exit 51, Mile Marker #115	Madison	GA

50

Brand	Address	City	State
America
TravelCenters of America	4401 Highway 17	Richmond Hill	GA
TravelCenters of America	4115 Broadway	Boise	ID
TravelCenters of America	505 Truckers Lane, R.R. #7	Bloomington	IL
TravelCenters of America	1702 West Evergreen	Effingham	IL
TravelCenters of America	19 N. 430 Route 20	Hampshire	IL
TravelCenters of America	4510 Broadway	Mt. Vernon	IL
TravelCenters of America	16650 Russell Rd.	Russell	IL
TravelCenters of America	819 Edwardsville Road	Troy	IL
TravelCenters of America	10346 S. State Rd. 39	Clayton	IN
TravelCenters of America	2510 Burr Street	Gary	IN
TravelCenters of America	1201 Ripley Street	Lake Station	IN
TravelCenters of America	1600 West US Hwy 20	Porter	IN
TravelCenters of America	2636 E. Tipton Street	Seymour	IN
TravelCenters of America	5930 E. State Road 334	Whitestown	IN
TravelCenters of America	3210 South 7th Street	Council Bluffs	IA
TravelCenters of America	7777 Burlington Pike	Florence	KY
TravelCenters of America	145 Richwood Road	Walton	KY
TravelCenters of America	1701 N. University Avenue	Lafayette	LA
TravelCenters of America	1682 Gause Blvd.	Slidell	LA
TravelCenters of America	224 Highway 65 South	Tallulah	LA
TravelCenters of America	5501 O’Donnell St. Cutoff	Baltimore	MD
TravelCenters of America	1400 Elkton Road	Elkton	MD
TravelCenters of America	7401 Assateague Drive	Jessup	MD
TravelCenters of America	200 Baker Road	Dexter	MI
TravelCenters of America	1255 N. Dixie Hwy	Monroe	MI
TravelCenters of America	6364 Dixie Highway	Saginaw	MI

51

Brand	Address	City	State
TravelCenters of America	6100 Sawyer Road	Sawyer	MI
TravelCenters of America	13400 Rogers Drive	Rogers	MN
TravelCenters of America	2150 Russell Mt. Gilead Road	Meridian	MS
TravelCenters of America	102 NW 4th Street	Concordia	MO
TravelCenters of America	3265 N. Service Road East	Foristell	MO
TravelCenters of America	854 State Highway 80, R.R. #1	Matthews	MO
TravelCenters of America	100 North Broadway	Oak Grove	MO
TravelCenters of America	8033 W. Holling Rd.	Alda	NE
TravelCenters of America	103 Prospectors Drive	Ogallala	NE
TravelCenters of America	8050 Dean Martin Drive	Las Vegas	NV
TravelCenters of America	6000 E. Frontage Road	Mill City	NV
TravelCenters of America	200 North McCarran Blvd.	Sparks	NV
TravelCenters of America	108 Ocean Drive	Greenland	NH
TravelCenters of America	975 St. Rt. 173	Bloomsbury	NJ
TravelCenters of America	2 Simpson Road	Columbia	NJ
TravelCenters of America	I-295 Exit 18 Berkley Rd.	Paulsboro	NJ
TravelCenters of America	2501 University Blvd. NE	Albuquerque	NM
TravelCenters of America	3404 W. Highway 66	Gallup	NM
TravelCenters of America	202 N. Motel Blvd.	Las Cruces	NM
TravelCenters of America	1700 U.S. Route 66 West	Moriarty	NM
TravelCenters of America	I-40 & US 66, 54 & 84, exit 277	Santa Rosa	NM
TravelCenters of America	753 Upper Court St.	Binghamton	NY
TravelCenters of America	8420 Alleghany	Corfu	NY
TravelCenters of America	9616 Commerce Drive	Dansville	NY
TravelCenters of America	40 Riverside Drive	Fultonville	NY
TravelCenters of America	125 Neelytown Road	Montgomery	NY
TravelCenters of	153 Wiggins Road	Candler	NC

52

Brand	Address	City	State
America
TravelCenters of America	1101 NC Highway 61	Whitsett	NC
TravelCenters of America	715 US 250 East	Ashland	OH
TravelCenters of America	6762 St. Rt. 127	Eaton	OH
TravelCenters of America	10679 Lancaster Rd., S	Hebron	OH
TravelCenters of America	12403 US Rt. 35 NW	Jeffersonville	OH
TravelCenters of America	5551 St. Rt. 193	Kingsville	OH
TravelCenters of America	940 US Rt. 42, NE	London	OH
TravelCenters of America	4450 Portage St., NW	North Canton	OH
TravelCenters of America	3483 Libbey Road	Perrysburg	OH
TravelCenters of America	8834 Lake Road	Seville	OH
TravelCenters of America	5400 Seventy Six Drive	Youngstown	OH
TravelCenters of America	501 South Morgan Road	Oklahoma City	OK
TravelCenters of America	801 South Council Road	Oklahoma City	OK
TravelCenters of America	I-40 & Cemetary Road, exit 26	Sayre	OK
TravelCenters of America	21856 Bents Road, NE	Aurora	OR
TravelCenters of America	790 NW Frontage Road	Troutdale	OR
TravelCenters of America	6 Buckhorn Road	Bloomsburg	PA
TravelCenters of America	245 Allegheny Blvd.	Brookville	PA
TravelCenters of America	4050 Depot Road	Erie	PA
TravelCenters of America	10835 John Wayne Drive	Greencastle	PA
TravelCenters of America	7848 Linglestown Road	Harrisburg	PA
TravelCenters of America	5644 SR 8	Harrisville	PA
TravelCenters of America	5600 Nittany Valley Drive	Lamar	PA
TravelCenters of America	875 N. Eagle Valley Rd.	Milesburg	PA
TravelCenters of America	1402 E. Main Street	Duncan	SC
TravelCenters of America	3014 Paxville Highway	Manning	SC

53

Brand	Address	City	State
TravelCenters of America	13011 Old Hickory Blvd.	Antioch	TN
TravelCenters of America	155 Hwy. 138	Denmark	TN
TravelCenters of America	4400 Peytonsville Road	Franklin	TN
TravelCenters of America	608 Lovell Road	Knoxville	TN
TravelCenters of America	615 Watt Road	Knoxville	TN
TravelCenters of America	111 N. First Street	Nashville	TN
TravelCenters of America	7000 I-40 East Whitaker Road	Amarillo	TX
TravelCenters of America	6800 Thompson Road	Baytown	TX
TravelCenters of America	704 West Interstate 20	Big Spring	TX
TravelCenters of America	7751 Bonnie View Road	Dallas	TX
TravelCenters of America	6420 N. I-35	Denton	TX
TravelCenters of America	802 E. York, Highway 59	Ganado	TX
TravelCenters of America	4817 I-35 North	New Braunfels	TX
TravelCenters of America	2105 S. Goliad Street	Rockwall	TX
TravelCenters of America	6170 I-10 East	San Antonio	TX
TravelCenters of America	I-20 & Hopkins Road, exit 242	Sweetwater	TX
TravelCenters of America	1700 Wilson Road	Terrell	TX
TravelCenters of America	1100 North 130 West	Parowan	UT
TravelCenters of America	8836 N. Highway 40	Tooele	UT
TravelCenters of America	100 N. Carter Road	Ashland	VA
TravelCenters of America	10134 Lewiston Rd.	Ashland	VA
TravelCenters of America	1025 Peppers Ferry Rd.	Wytheville	VA
TravelCenters of America	46630 North Bend Way	North Bend	WA
TravelCenters of America	4195 State Rt. 34	Hurricane	WV
TravelCenters of America	RR1 P.O. Box 1521	Valley Grove	WV
TravelCenters of America	5901 Highway 51	DeForest	WI
TravelCenters of	713 Highway 12	Hudson	WI

54

Brand	Address	City	State
America
TravelCenters of America	4000 I-80 Service Rd.	Burns	WY
TravelCenters of America	I-80, exit 30, East of Evanston	Ft. Bridger	WY
TravelCenters of America	1400 Higley Blvd.	Rawlins	WY

TravelCenters of America No. 2
Petro Stopping Centers	1295 Horizon	El Paso	TX
Petro Stopping Centers	2001 Santa Fe	Weatherford	TX
Petro Stopping Centers	1855 Curtis	Laramie	WY
Petro Stopping Centers	5405 Walden Rd	Beaumont	TX
Petro Stopping Centers	1112 Ackerman Rd.	San Antonio	TX
Petro Stopping Centers	5235 N. Sunland Gin	Eloy	AZ
Petro Stopping Centers	P.O. Box 32245	Amarillo	TX
Petro Stopping Centers	6918 West Burt Kouns	Shreveport	LA
Petro Stopping Centers	2151 South Avenue	Corning	CA
Petro Stopping Centers	2100 S.W. Railroad Ave.	Hammond	LA
Petro Stopping Centers	3900 Petro Road	West Memphis	AR
Petro Stopping Centers	722 Watt Road	Knoxville	TN
Petro Stopping Centers	P.O. Box 2130	Milan	NM
Petro Stopping Centers	402 Rising Sun Road	Bordentown	NJ
Petro Stopping Centers	970 South Blake Ranch Rd.	Kingman	AZ
Petro Stopping Centers	20 Martin Luther King Blvd.	Oklahoma City	OK
Petro Stopping Centers	26416 West Service Road	Perrysburg	OH
Petro Stopping Centers	3304 Gold Road	Kingdom City	MO
Petro Stopping Centers	22526 Highway 216	McCalla	AL
Petro Stopping Centers	1 Petro Place	Girard	OH
Petro Stopping Centers	1805 W. Fayette Road	Effingham	IL
Petro Stopping Centers	3181 Donald Lee Hollowell Parkway	Atlanta	GA
Petro Stopping Centers	7401 West Highway 318	Reddick	FL
Petro Stopping Centers	3730 Fern Valley Road	Phoenix	OR
Petro Stopping Centers	12906 Deshler Road	North Baltimore	OH
Petro Stopping Centers	3205 Valentine Road	North Little Rock	AR
Petro Stopping Centers	501 Buckhorn Road	Mebane	NC
Petro Stopping Centers	554 W. Glendale Hodgenville Rd.	Glendale	KY
Petro Stopping Centers	6595 N. Hollywood Blvd.	Las Vegas	NV
Petro Stopping Centers	1201 Harrisburg Pike	Carlisle	PA
Petro Stopping Centers	1950 EAST GREG ST.	Sparks	NV
Petro Stopping Centers	10506 West Aero	Spokane	WA
Petro Stopping Centers	114 Jasmin Rd.	Egan	LA
Petro Stopping Centers	1105 E. King Avenue	Kingsland	GA
Petro Stopping Centers	7265 N. Baker Rd.	Fremont	IN
Petro Stopping Centers	162 Luyben Hills Road	Kingston Springs	TN
Petro Stopping Centers	601 E. Vinton Road	Canutillo	TX
Petro Stopping Centers	9787 US Route 40 West	New Paris	OH
Petro Stopping Centers	4700 S. Lincoln	York	NE

55

Brand	Address	City	State
Petro Stopping Centers	1255 Route 414	Waterloo	NY

Part II (Unencumbered Mortgage Notes)

None.

56

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1. Assignor[s]:

2. Assignee[s]:

(1)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)  Select as appropriate.

(4)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3. Borrower(s):	Hospitality Properties Trust

4. Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5. Credit Agreement:

The $1,150,000,000 Amended and Restated Credit Agreement dated as of January [  ], 2014, among Hospitality Properties Trust, the Lenders parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other parties thereto.

6.                                      Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Facility Assigned(7)	Aggregate Amount of Commitment/ Loans for all Lenders(8)	Amount of Commitment/ Loans Assigned(9)	Percentage Assigned of Commitment/ Loans(10)		CUSIP Number
			$	$		%
			$	$		%

[7. Trade Date:	](11)

[Signature Pages Follow]

(5)  List each Assignor, as appropriate.

(6)  List each Assignee, as appropriate.

(7)  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term Loan Commitment”, “Revolving Loan”, “Term Loan”, etc.)

(8)  Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)  In the case of an assignment of the entire remaining amount of an assigning Lender’s Commitment and the Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.  In any case not described in the immediately preceding sentence, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents; provided, however, that if, after giving effect to such assignment, the amount of the Commitment held by such assigning Lender or the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Commitment and the Loans at the time owing to it.

(10)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(11)  To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                                    , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S](12)

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S](13)

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Page Break]

(12)  Add additional signature blocks as needed.

(13)  Add additional signature blocks as needed.

[Consented to and](14) Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Consented to:](15)

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

(14)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(15)  Include signature of the Borrower only if required under Section 12.5.(b) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee as defined in the Credit Agreement (subject to such consents, if any, as may be required under such definition), (iii) from and after the Effective Date specified for this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the financial statements referenced in Section 6.1.(k) thereof or of the most recent financial statements delivered pursuant to Section 8.1 or 8.2. thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Assumption.  The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY (this “Guaranty”) dated as of [        ] executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended and Restated Credit Agreement dated as of January [  ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitality Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Lenders, and the Issuing Bank (the Administrative Agent, the Lenders, and the Issuing Bank, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Existing Credit Agreement, the Guarantors entered into that certain Guaranty dated as of September 8, 2011 (the “Existing Guaranty”), in favor of Administrative Agent for its benefit and the benefit of the “Guarantied Parties” (as defined in the Existing Guaranty);

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent, the Issuing Bank, the Swingline Lender, and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, each Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower and each Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Guarantied Parties through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Guarantied Parties making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Guarantied Parties on the terms and conditions contained herein; and

WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Administrative Agent and the other Guarantied Parties’ making such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1.  Guaranty.  Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower or any other Loan Party to any Lender or the Administrative Agent under or in connection with the Credit Agreement and any other Loan

Document to which the Borrower or such other Loan Party is a party, including without limitation, the repayment of all principal of the Revolving Loans, Term Loans, and Swingline Loans, and the Reimbursement Obligations, and the payment of all interest, fees, charges, reasonable attorneys’ fees and other amounts payable to any Lender, the Issuing Bank or the Administrative Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any other Guarantied Party in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder and (d) all other Obligations.

Section 2.  Guaranty of Payment and Not of Collection.  This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account.  Accordingly, the Guarantied Parties shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Guarantied Parties may have against the Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Loan Party or any other Person; or (c) to make demand of the Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Guarantied Parties which may secure any of the Guarantied Obligations.

Section 3.  Guaranty Absolute.  Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto.  The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)           (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b)           any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c)           any furnishing to the Guarantied Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

(d)           any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e)           any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)            any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower or any other Loan Party to recover payments made under this Guaranty;

(g)           any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Guarantied Obligations;

(h)           any application of sums paid by the Borrower, any Guarantor or any other Person with respect to the liabilities of the Borrower to the Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

(i)            any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(j)            any defense, set off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan party or any other Person against the Administrative Agent or any Lender;

(k)           any change in corporate existence, structure or ownership of the Borrower or any other Loan Party;

(l)            any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment in full).

Section 4.  Action with Respect to Guarantied Obligations.  The Guaranteed Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Guarantied Parties shall elect.

Section 5.  Representations and Warranties.  Each Guarantor hereby makes to the Administrative Agent and the other Guarantied Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6.  Covenants.  Each Guarantor will comply with all covenants with which the Borrower is to cause such Guarantor to comply under the terms of the Credit Agreement or any of the other Loan Documents.

Section 7.  Waiver.  Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8.  Inability to Accelerate Loan.  If the Guarantied Parties or any of them are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9.  Reinstatement of Guarantied Obligations.  If claim is ever made on the Administrative Agent or any other Guarantied Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Guarantied Party.

Section 10.  Subrogation.  Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full.  If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11. Payments Free and Clear.  All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding such Guarantor shall pay to the Administrative Agent and the Lenders such additional amount as will result in the receipt by the Administrative Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12.  Set-off.  In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes each Guarantied Party and each Participant, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, the Issuing Bank or a Participant subject to receipt of the prior written consent of the Administrative Agent in its sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank, such Lender or such Participant or any affiliate of the Administrative Agent, the Issuing Bank, such Lender or such Participant to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.  Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

Section 13.  Subordination.  Each Guarantor hereby expressly covenants and agrees for the benefit of the Guarantied Parties that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations.  If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14.  Avoidance Provisions.  It is the intent of each Guarantor, the Administrative Agent and the other Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise.  The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”.  Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions.  This Section is intended solely to preserve the rights of the Administrative Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither  the Administrative Agent nor any other Guarantied Party shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16.  Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 17.  WAIVER OF JURY TRIAL.

(a)           EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN SUCH GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY.

(b)           EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY.  EACH GUARANTOR AND EACH OF THE GUARANTIED PARTIES EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)           THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION, CANCELLATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.

Section 18.  Loan Accounts.  The Administrative Agent and each Guarantied Party may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations arising under or in connection with the Credit Agreement, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of such Guarantied Obligations or otherwise, the entries in such books and accounts shall constitute prima facie evidence of the amounts and other matters set forth therein.  The failure of the Administrative Agent, the Swingline Lender or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19.  Waiver of Remedies.  No delay or failure on the part of the Administrative Agent or any other Guarantied Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any other Guarantied Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20.  Termination.  This Guaranty shall remain in full force and effect with respect to each Guarantor until indefeasible payment in full of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Credit Agreement and all Specified Derivatives Contracts in accordance with their respective terms and the termination, cancellation or expiration of all Letters of Credit.

Section 21.  Successors and Assigns.  Each reference herein to the Administrative Agent or any other Guarantied Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding.  The Guarantied Parties may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder.  Each Guarantor hereby consents to the delivery by the Administrative Agent or any other Guarantied Party to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor.  No Guarantor may assign or transfer its rights or obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

Section 22.  JOINT AND SEVERAL OBLIGATIONS.  THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND, ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 23.  Amendments.  This Guaranty may not be amended except in writing signed by the Administrative Agent and each Guarantor, subject to Section 12.6. of the Credit Agreement.

Section 24.  Payments.  All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at its Principal Office, not later than 12:00 p.m. Eastern time, on the date one Business Day after demand therefor.

Section 25.  Notices.  All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any other Guarantied Party at its address for notices provided for in the Credit Agreement or Specified Derivatives Contract, as applicable, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties.  Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26.  Severability.  In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27.  Headings.  Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28.  Trustees, Etc. Not Liable.

IN THE CASE OF ANY GUARANTOR THAT IS A TRUST, NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH GUARANTOR SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH GUARANTOR.  ALL PERSONS DEALING WITH SUCH GUARANTOR, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH GUARANTOR FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION OWING BY SUCH GUARANTOR HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL NOT LIMIT ANY OBLIGATIONS OF ANY LOAN PARTY.

Section 29.  Limitation of Liability. Neither the Administrative Agent nor any other Guarantied Party, nor any affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any other Guarantied Party, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents.  Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any other Guarantied Party or any of the Administrative Agent’s or any other Guarantied Party’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by thereby.

Section 30.  Electronic Delivery of Certain Information.  Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 8.5. of the Credit Agreement.

Section 31.  Definitions. (a) For the purposes of this Guaranty:

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor;   (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

(b)           Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

Section 32.  Effect on Existing Guaranty.

(a)           Existing Guaranty.  Upon the execution of this Guaranty by the Guarantors party hereto, this Guaranty shall exclusively control and govern the mutual rights and obligations of the parties hereto with respect to the Existing Guaranty, and the Existing Guaranty shall be superseded by this Guaranty in all respects.

(b)           NO NOVATION.  THE PARTIES HERETO HAVE ENTERED INTO THIS GUARANTY SOLELY TO AMEND AND RESTATE THE TERMS OF, AND THE OBLIGATIONS OWING UNDER AND IN CONNECTION WITH, THE EXISTING GUARANTY. THE PARTIES DO NOT INTEND THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY ANY GUARANTOR UNDER OR IN CONNECTION WITH THE EXISTING GUARANTY.

[Signatures on Following Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Amended and Restated Guaranty as of the date and year first written above.

[GUARANTORS]

By:
Name:
Title:

Address for Notices for all Guarantors:

c/o Hospitality Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
Attention: Chief Financial Officer
Telecopy Number:	(617) 219-8349
Telephone Number:	(617) 796-8350

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of                         ,         , executed and delivered by                                             , a                            (the “New Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended and Restated Credit Agreement dated as of January [  ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitality Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto, for its benefit and the benefit of the Lenders, and the Issuing Bank (the Administrative Agent, the Lenders, and the Issuing Bank, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Guarantied Parties have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, New Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower, the New Guarantor and the existing Guarantors of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Guarantied Parties through their collective efforts;

WHEREAS, New Guarantor acknowledges that it will receive direct and indirect benefits from the Guarantied Parties making and maintaining such financial accommodations with the Borrower under the Credit Agreement and, accordingly, New Guarantor is willing to guarantee the Borrower’s obligations to the Guarantied Parties on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Administrative Agent and the other Guarantied Parties continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1.  Accession to Guaranty.  The New Guarantor hereby agrees that it is a “Guarantor” under the Guaranty dated as of [        ] (as amended, restated or otherwise modified from time to time, the “Guaranty”), made by the Guarantors party thereto in favor of the Administrative Agent, for its benefit and the benefit of the other Guarantied Parties, and assumes all obligations of a “Guarantor” thereunder, all as if the New Guarantor had been an original signatory to the Guaranty.  Without limiting the generality of the foregoing, the New Guarantor hereby:

(a)                                 irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

(b)                                 makes to the Administrative Agent and the other Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c)                                  consents and agrees to each provision set forth in the Guaranty.

SECTION 2.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Definitions.  Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

(CORPORATE SEAL)

Address for Notices:

c/o Hospitality Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
Attention: Chief Financial Officer
Telecopy Number: (617) 219-8349
Telephone Number: (617) 796-8350

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

EXHIBIT C

FORM OF NOTICE OF BORROWING

                     , 20

Wells Fargo Bank, National Association

Minneapolis Loan Center

608 Second Ave. South, 11th Floor

Minneapolis, Minnesota 55402

Attn:

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of January [  ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitality Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.                                      Pursuant to Section 2.1.(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate principal amount equal to $                                      (1).

2.                                      The Borrower requests that such Revolving Loans be made available to the Borrower on                         , 20    .(2)

3.                                      The proceeds of this borrowing of such Loans will be used for                                                         , which is consistent with the terms of Section 7.8. of the Credit Agreement.

4.                                      The Borrower hereby requests that such Revolving Loans be of the following Type:

[Check one box only]

☐                        Base Rate Loan

☐                        LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐                        seven days

☐                        one month

☐                        three months

(1)  Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.  Each borrowing of LIBOR Loans shall be in an aggregate minimum of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

(2)  Must be a Business Day

C-1

☐                        six months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Revolving Loans, and immediately after giving effect to the making of such Revolving Loans, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.15. of the Credit Agreement would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.  In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF NOTICE OF CONTINUATION

                     , 20

Wells Fargo Bank, National Association

Minneapolis Loan Center

608 Second Ave. South, 11th Floor

Minneapolis, Minnesota 55402

Attn:

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of January [  ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitality Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.9. of the Credit Agreement, the Borrower hereby requests a Continuation of LIBOR Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.                                      The requested date of such Continuation is                         , 20    (1).

2.                                      The Loans subject to such Continuation are [Revolving Loans] [Term Loans].

3.                                      The aggregate principal amount of the LIBOR Loans subject to the requested Continuation is $                                 and the portion of such principal amount subject to such Continuation is $                                    (2).

4.                                      The current Interest Period of the LIBOR Loans subject to such Continuation ends on                                 , 20    .

5.                                      The duration of the Interest Period for the LIBOR Loans or portion thereof subject to such Continuation is:

[Check one box only]

☐                   seven days

☐                   one month

☐                   three months

☐                   six months

(1)  Must be a Business Day

(2)  Continuation of a LIBOR Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

D-1

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and immediately after giving effect to such Continuation, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.15. of the Credit Agreement would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF NOTICE OF CONVERSION

                       , 20

Wells Fargo Bank, National Association

Minneapolis Loan Center

608 Second Ave. South, 11th Floor

Minneapolis, Minnesota 55402

Attn:

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of January [  ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitality Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.10. of the Credit Agreement, the Borrower hereby requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.                                      The requested date of such Conversion is                             , 20    (1).

2.                                      The Loans to be Converted are [Revolving Loans] [Term Loans].

2.                                      The Type of Loans to be Converted pursuant hereto is currently(2):

[Check one box only]

☐                  Base Rate Loan

☐                  LIBOR Loan

3.                                      The aggregate principal amount of the Loans subject to the requested Conversion is $                                      and the portion of such principal amount subject to such Conversion is $                                  (3).

(1)  Must be a Business Day

(2)  A Base Rate Loan may not be Converted into a LIBOR Loan if a Default or Event of Default exists.

(3)  Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

E-1

4.                                      The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

☐            Base Rate Loan

☐            LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐                                    seven days

☐                                    one month

☐                                    three months

☐                                    six months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and immediately after giving effect to such Conversion, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.15. of the Credit Agreement would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF NOTICE OF SWINGLINE BORROWING

                   , 20

Wells Fargo Bank, National Association

Minneapolis Loan Center

608 Second Ave. South, 11th Floor

Minneapolis, Minnesota 55402

Attn:

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of January [  ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitality Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.                                      Pursuant to Section 2.4.(b) of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $                                      (1).

2.                                      The Borrower requests that such Swingline Loan be made available to the Borrower on                         , 20      (2).

3.                                      The Borrower requests that the proceeds of such Swingline Loan be made available to the Borrower by                                                                                .

4.                                      The proceeds of this borrowing of such Loans will be used for                                                         , which is consistent with the terms of Section 7.8. of the Credit Agreement.

5.                                      Account information where Swingline Loan proceeds should be disbursed:

(1)  Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower.

(2)  Must be a Business Day

F-1

The Borrower hereby certifies to the Administrative Agent, the Swingline Lender and the Lenders that as of the date hereof, as of the date of the making of the requested Swingline Loan, and immediately after giving effect to the making of such Swingline Loan, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.15. of the Credit Agreement would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.  In addition, the Borrower certifies to the Administrative Agent, the Swingline Lender and the Lenders that all conditions to the making of the requested Swingline Loan contained in Article V. of the Credit Agreement will have been satisfied at the time such Swingline Loan is made.

If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.4.(b) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Swingline Borrowing as of the date first written above.

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF REVOLVING NOTE

$	, 2014

FOR VALUE RECEIVED, the undersigned, HOSPITALITY PROPERTIES TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”) hereby unconditionally promises to pay to the order of                                  (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, National Association, 608 Second Ave. South, 11th Floor, Minneapolis, Minnesota 55402, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of                                        AND       /100 DOLLARS ($                          ), or such lesser amount as may be the then outstanding and unpaid balance of all Revolving Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Revolving Note is one of the “Revolving Notes” referred to in the Amended and Restated Credit Agreement dated as of January [  ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof.  Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement.  The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Revolving Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Revolving Note.

THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

[This Note is given in replacement of the Revolving Note dated September 8, 2011, in the original principal amount of $               previously delivered to the Lender under the Existing Credit Agreement.  THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER NOTE.]

G-1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date written above.

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

G-2

EXHIBIT H

FORM OF SWINGLINE NOTE

$75,000,000	, 2014

FOR VALUE RECEIVED, the undersigned, HOSPITALITY PROPERTIES TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) at its address at 608 Second Ave. South, 11th Floor, Minneapolis, Minnesota 55402, or at such other address as may be specified by the Swingline Lender to the Borrower, the principal sum of SEVENTY FIVE MILLION AND NO/100 DOLLARS ($75,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Swingline Note, endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to made any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans.

This Swingline Note is the “Swingline Note” referred to in the Amended and Restated Credit Agreement dated as of January [  ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5. thereof, the Administrative Agent, and the other parties thereto, and evidences Swingline Loans made to the Borrower thereunder.  Terms used but not otherwise defined in this Swingline Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Swingline Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.  No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Swingline Note.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date first written above.

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

SCHEDULE OF SWINGLINE LOANS

This Note evidences Swingline Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT I

FORM OF TERM NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, HOSPITALITY PROPERTIES TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”) hereby unconditionally promises to pay to the order of                                   (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, National Association, 608 Second Ave. South, 11th Floor, Minneapolis, Minnesota 55402, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of                                   AND       /100 DOLLARS ($                          ), or such lesser amount as may be the then outstanding and unpaid balance of the Term Loan made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement (as defined below).

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Term Note is one of the “Term Notes” referred to in the Amended and Restated Credit Agreement dated as of January [  ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof.  Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement.  The Credit Agreement, among other things, (a) provides for the making of a Term Loan by the Lender to the Borrower in the principal amount first above mentioned, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

I-1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Term Note as of the date first written above.

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

I-1

EXHIBIT J

FORM OF COMPLIANCE CERTIFICATE AND UNENCUMBERED ASSET CERTIFICATE

Reference is made to the Amended and Restated Credit Agreement dated as of January [  ], 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitality Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section 8.3. of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1.                                      The undersigned is the                                           (25) of the Borrower.

2.                                      The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Borrower and its Subsidiaries.

3.                                      To the best of the undersigned’s knowledge, information and belief after due inquiry, no Default or Event of Default exists [If such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure].

4.                                      Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether the Borrower was in compliance with the covenants contained in Section 9.1. of the Credit Agreement as of the end of the relevant quarterly accounting period or fiscal year covered by the financial statements furnished along with this certificate.

5.                                      The representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, are true and correct in all material respects as of the date hereof (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is true and correct in all respects) with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted thereunder.

6.                                      Schedule 6.1.(z) attached hereto sets forth a list of Unencumbered Assets and Unencumbered Mortgage Notes of the Borrower and its Subsidiaries.(26)

7.                                      Unencumbered Assets and Unencumbered Mortgage Notes so listed fully qualify as such under the applicable criteria for inclusion as an Unencumbered Asset or Unencumbered Mortgage Note. (27)

(25)  Must be the chief financial officer, treasurer, or chief accounting officer of the Borrower.

(26)  Certification must come from the chief financial officer.

(27)  Certification must come from the chief financial officer.

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of                       , 20    .

By:
Name:
Title:

Schedule 1

[calculations to be attached]

EXHIBIT K

FORM OF DISBURSEMENT INSTRUCTION AGREEMENT

DISBURSEMENT INSTRUCTION AGREEMENT

Borrower:  Hospitality Properties Trust

Administrative Agent:  Wells Fargo Bank, National Association

Loan:  Loan number 1005467 and 1006744 made pursuant to that certain Amended and Restated Credit Agreement dated as of January [  ], 2014 between Borrower, Administrative Agent, and Lenders, as amended from time to time

Effective Date:

Check applicable box:

☐            New – This is the first Disbursement Instruction Agreement submitted in connection with the Loan.

☐            Replace Previous Agreement – This is a replacement Disbursement Instruction Agreement.  All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)         to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter;

(2)         to designate an individual or individuals with authority to request disbursements of funds from Restricted Accounts (as defined in the Terms and Conditions attached to this Agreement), if applicable; and

(3)         to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above are referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication, or telephonic request pursuant to 2.4(b) of the Credit Agreement (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Disbursement of Loan Proceeds at Origination/Closing

Closing Disbursement Authorizers:  Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Closing Disbursement Authorizer”) to disburse Loan proceeds on or about the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Closing Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Closing Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”

If there are no restrictions described here, any Closing Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

DELETE FOLLOWING SECTION IF NO WIRE TRANSFERS AT ORIGINATION/CLOSING

Permitted Wire Transfers:  Disbursement Requests for the Closing Disbursement(s) to be made by wire transfer must specify the amount and applicable Receiving Party.  Each Receiving Party included in any such Disbursement Request must be listed below.  Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Closing Exhibit.  All wire instructions must be in the format specified on the Closing Exhibit.

Names of Receiving Parties for the Closing Disbursement(s) (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Closing Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO DEPOSITS INTO WFB ACCOUNTS AT ORIGINATION/CLOSING

Direct Deposit:  Disbursement Requests for the Closing Disbursement(s) to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account.  Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:

Wells Fargo Bank, N.A. Deposit Account Number:

Further Credit Information/Instructions:

Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination

Subsequent Disbursement Authorizers:  Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”

If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

DELETE FOLLOWING SECTION IF NO SUBSEQUENT WIRE TRANSFERS ANTICIPATED

Permitted Wire Transfers:  Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party.  Each Receiving Party included in any such Disbursement Request must be listed below.  Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Subsequent Disbursement Exhibit. All wire instructions must be in the format specified on the Subsequent Disbursement Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit)
1.
2.
3.

DELETE FOLLOWING SECTION IF NO SUBSEQUENT DEPOSITS INTO WFB ACCOUNTS ANTICIPATED

Direct Deposit:  Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account.  Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:

Wells Fargo Bank, N.A. Deposit Account Number:

Further Credit Information/Instructions:

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

HOSPITALITY PROPERTIES TRUST

By:
Name:
Title:

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions.  The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Closing Disbursement Authorizers, Subsequent Disbursement Authorizers and Restricted Account Disbursement Authorizers, as applicable.

“Receiving Bank” means the financial institution where a Receiving Party maintains its account.

“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.

“Restricted Account” means an account at Wells Fargo Bank, N.A. associated with the Loan to which Borrower’s access is restricted.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Except as expressly provided in the Credit Agreement, Administrative Agent must receive Disbursement Requests in writing.    Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Administrative Agent’s customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests.  Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable.  Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made.  Administrative Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Administrative Agent or Lenders or prohibited by government authority; (iii) cause Administrative Agent or Lenders to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or Lenders to violate any applicable law or regulation.

Limitation of Liability. Administrative Agent, Issuing Bank, Swingline Lender and Lenders shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent, Issuing Bank, Swingline Lender or any Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s, Issuing Banks’s, Swingline Lender’s or any Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent, Issuing Bank, Swingline Lender any Lender or Borrower knew or should have known the likelihood of these damages in any situation.  Neither Administrative Agent, Issuing Bank, Swingline Lender nor any Lender makes any representations or warranties other than those expressly made in this Agreement.  IN NO EVENT WILL ADMINISTRATIVE AGENT, ISSUING BANK, SWINGLINE LENDER OR ANY LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY ADMINISTRATIVE AGENT IN GOOD FAITH AN IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Administrative Agent has received a new Agreement signed by Borrower.  Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower.  Administrative Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request.  Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative.  If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Administrative Agent and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Administrative Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Credit Agreement.

Errors. Borrower agrees to notify Administrative Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such Disbursement.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

CLOSING EXHIBIT

WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)

Receiving Party Deposit Account Number

Receiving Bank Name, City and State

Receiving Bank Routing (ABA) Number

Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

SUBSEQUENT DISBURSEMENT EXHIBIT

WIRE INSTRUCTIONS

ADMINISTRATIVE AGENT TO ATTACH WIRE INSTRUCTIONS FROM RECEIVING PARTIES

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)

Receiving Party Deposit Account Number

Receiving Bank Name, City and State

Receiving Bank Routing (ABA) Number

Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)

EXHIBIT L-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of January [  ], 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitalities Properties Trust (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20

EXHIBIT L-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of January [  ], 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitalities Properties Trust (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20

EXHIBIT L-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of January [  ], 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitalities Properties Trust (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                      , 20

EXHIBIT L-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of January [  ], 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Hospitalities Properties Trust (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.10. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                      , 20